                                                                   EXHIBIT 10(i)

                BRACKNELL CORPORATION, NATIONWIDE ELECTRIC, INC.
                                       AND
                             THE STATE GROUP LIMITED

                                  as Borrowers


                                     - and -


                        THE FINANCIAL INSTITUTIONS LISTED
                             ON THE SIGNATURE PAGES

                                   as Lenders


                                     - and -


                              ROYAL BANK OF CANADA

                             as Administrative Agent


                                     - and -


                     CANADIAN IMPERIAL BANK OF COMMERCE AND
                            THE TORONTO-DOMINION BANK

                            as Co-Syndication Agents
--------------------------------------------------------------------------------

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

--------------------------------------------------------------------------------




                            Dated as of July 21, 2000

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

         Second Amended and Restated Credit Agreement dated as of July 21, 2000, among BRACKNELL CORPORATION, NATIONWIDE ELECTRIC, INC. and THE STATE GROUP LIMITED, as Borrowers, the financial institutions that are listed on the signature pages, as Lenders, and ROYAL BANK OF CANADA, as Administrative Agent.

         WHEREAS pursuant to a credit agreement dated as of November 19, 1999, as amended pursuant to the first amending agreement dated as of February 11, 2000 (as amended, the "ORIGINAL CREDIT AGREEMENT") among the Borrowers, the Lenders and the Administrative Agent, the Lenders made certain credit facilities available to the Borrowers;

         AND WHEREAS the Original Credit Agreement has been amended and restated pursuant to an amended and restated credit agreement dated as of February 28, 2000 (the "AMENDED AND RESTATED CREDIT AGREEMENT");

         AND WHEREAS the Borrowers, the Lenders and the Administrative Agent have determined to further amend and restate the provisions of the Amended and Restated Credit Agreement as herein provided, with effect as of and from the date hereof;

         NOW THEREFORE the parties hereto, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby covenant and agree that the Amended and Restated Credit Agreement shall be and is hereby amended and restated as hereinafter set forth.

                                   ARTICLE 1

                                 INTERPRETATION

         SECTION 1.01.  DEFINED TERMS.

         As used in this Agreement, the following terms have the following meanings:

         "ACCOMMODATION" means (i) an Advance made by a Lender on the occasion of any Borrowing, (ii) the creation and purchase of Bankers' Acceptances or the purchase of completed Drafts by a Domestic Lender or by any other Person on the occasion of any Drawing, and (iii) the issue of a Documentary Credit by an Issuing Lender on the occasion of any Issue (each of which is a "TYPE" of Accommodation).

         "ACCOMMODATION NOTICE" means a Borrowing Notice, a Drawing Notice, an Issue Notice or an Election Notice, as the case may be.

         "ACCOMMODATIONS OUTSTANDING" means, in relation to a Borrower and any Lender at any time under a Credit Facility, an amount equal to the sum of (i) the aggregate principal amount of all outstanding Advances made by the Lender under such Credit Facility, (ii) if applicable, the aggregate Face Amount of all outstanding Bankers' Acceptances and completed Drafts which a Lender has purchased or arranged to have purchased and the aggregate Face Amount of all BA Equivalent Notes, (iii) the aggregate Face Amount of all Documentary Credits for which the Lender is contingently liable under such Credit Facility; and (iv) the aggregate principal amount of all Swingline Advances made by the Swingline Lender and U.S. Alternate Operating Lender, and in relation to a Borrower and all Lenders, means the sum of the Accommodations Outstanding to each Lender. In determining Accommodations Outstanding, the foregoing amounts shall be expressed in U.S. Dollars and each relevant Canadian Dollar amount shall be converted, for purposes of such calculation, into its Equivalent U.S. $ Amount, as of the relevant day.

         "ACQUIRING LENDER" has the meaning specified in Section 2.10(5).

         "ACQUISITION" means, with respect to any Person, any transaction or series of related transactions for the direct or indirect (i) acquisition of all or substantially all of the assets or business or division of any other Person, or (ii) acquisition of any shares, interests, participations or other equivalents (including partnership interests) of or in any other Person.

         "ACQUISITION OF CONTROL" means the occurrence of any of the following events: (i) any Person (or any successor to it continuing from any amalgamation, merger or other reorganization thereof) acquires, directly or indirectly, more than 25% of the votes attached to Bracknell's securities entitled to vote for the election of Bracknell's board of directors, (ii) any such Person's designees represent a majority of Bracknell's board of directors, or (iii) any sale, lease, exchange or other transfer (in one transaction or series of related transactions) of all or substantially all of Bracknell's property and assets to a Person.

         "ADMINISTRATIVE AGENT" means Royal Bank of Canada as Administrative Agent for the Lenders under this Agreement, and any successor appointed pursuant to Section 10.09.

         "ADVANCES" means advances made by a Lender under Article 3 and "ADVANCE" means any one of such advances. Advances are denominated in Canadian Dollars (a "CANADIAN DOLLAR ADVANCE") or in U.S. Dollars (a "U.S. DOLLAR ADVANCE"). A Canadian Dollar Advance from a Domestic Lender is designated a "CANADIAN PRIME RATE ADVANCE" and a U.S. Dollar Advance from a Domestic Lender may be designated a "LIBOR RATE ADVANCE" or a "U.S. BASE RATE ADVANCE". A U.S. Dollar Advance from a Foreign Lender may be designated as a "LIBOR RATE ADVANCE" or a "U.S. PRIME RATE ADVANCE". Canadian Prime Rate Advances, U.S. Base Rate Advances and U.S. Prime Rate Advances are referred to, collectively, as "FLOATING RATE ADVANCES". Each of a Libor Rate Advance, a Canadian Prime Rate Advance, a U.S. Base Rate Advance and U.S. Prime Rate Advance is a "TYPE" of Advance.

         "AFFILIATE" has the meaning specified in the Business Corporations Act (Ontario) on the date of this Agreement.

         "AGREEMENT" means this credit agreement and all schedules and instruments in amendment or confirmation of it; and the expressions "ARTICLE" and "SECTION" followed by a number mean and refer to the specified Article or Section of this Agreement.

         "ANNUAL BUSINESS PLAN" means, for any Financial Year, (i) detailed pro forma balance sheets, income statements and statements of changes in the Borrowers' and the Restricted Subsidiaries' financial position, prepared in accordance with GAAP (to the extent applicable), in respect of such Financial Year and each Financial Quarter therein for the Borrowers' and the Restricted Subsidiaries' consolidated operations and supported by appropriate explanations, notes and information, and (ii) detailed pro forma balance sheets, income statements and statements of changes in the Borrowers' and the Restricted Subsidiaries' financial position in respect of each of the Financial Years prior to and including the Financial Year in which the Relevant Repayment Date occurs, prepared in accordance with GAAP (to the extent applicable) for the Borrowers' and the Restricted Subsidiaries' consolidated operations and supported by appropriate explanations, notes and information.

         "ANNUALIZED TOTAL COST OF GOODS SOLD" means the "cost of services" determined on the same basis as set out in the consolidated statements of net income and retained earnings of Bracknell which form part of Bracknell's annual audited consolidated financial statements, calculated based on the most recently completed twelve months and, if a Borrower has made an Acquisition during such period, calculated on a pro forma basis as if such Acquisition had taken place on the first day of such period.

         "APPLICABLE FACILITY FEE" means, subject to the following sentences, the facility fee in basis points per annum set forth in Schedule 6 corresponding to the ratio of Total Net Debt to Consolidated EBITDA as calculated at the end of each Financial Quarter. The Applicable Facility Fee from the date of this Agreement until the date upon which the Administrative Agent has received a certificate, in accordance with Section 8.01(a), relating to the second Financial Quarter of the

Financial Year ended October 31, 2000 shall be calculated as if the ratio of Total Net Debt to Consolidated EBITDA is greater than 3.5:1 and less than 4.0:1. Subject to the next following sentences, if the Total Net Debt to Consolidated EBITDA reflected in the certificate relating to the second Financial Quarter of the Financial Year ended October 31, 2000 is greater than 4.0:1, the Applicable Facility Fee for the first and second Financial Quarters of the Financial Year ended October 31, 2000, shall be adjusted and shall be calculated as if such ratio were 4.0:1 but less than or equal to 4.25:1. Upon the occurrence and during the continuance of a Default or an Event of Default, the Applicable Facility Fee shall be the highest fee provided for in Schedule 6. The Applicable Facility Fee shall be adjusted on the date of calculation of the ratio of Total Net Debt to Consolidated EBITDA set forth in Section 6 with effect as of the end of the most recently completed Financial Quarter.

         "APPLICABLE MARGINS" means, subject to the following sentences, the margins in basis points per annum, set forth in Schedule 6 corresponding to the ratio of Total Net Debt to Consolidated EBITDA as calculated at the end of each Financial Quarter. The Applicable Margin from the date of this Agreement until the date upon which the Administrative Agent has received a certificate, in accordance with Section 8.01(a), relating to the second Financial Quarter of the Financial Year ended October 31, 2000 shall be calculated as if the ratio of Total Net Debt to Consolidated EBITDA is greater than 3.5:1 and less than 4.0:1. If the Total Net Debt to Consolidated EBITDA reflected in the certificate relating to the second Financial Quarter of the Financial Year ended October 31, 2000 is greater than 4.0:1, the Applicable Margin shall be adjusted and shall be calculated as if such ratio will be greater than 4.0:1 but less than or equal to 4.25:1 for the first and second Financial Quarters of the Financial Year ended October 31, 2000. In respect of (i) Canadian Prime Rate Advances, U.S. Prime Rate Advances or U.S. Base Rate Advances, the Applicable Margin shall be the margin referred to in the column "Floating Rate Advances" in Schedule 6; and
(ii) Libor Rate Advances, Drawings or Issues, the Applicable Margin shall be the margin referred to in the column "Libor Margin\Drawing Fee\Documentary Credit Fee" in Schedule 6, in each case, appropriately corresponding to the applicable ratio of Total Net Debt to Consolidated EBITDA.

         "ASSIGNEE" has the meaning specified in Section 11.08(3).

         "BANK ONE" means Bank One, Kentucky, N.A.

         "BANKERS' ACCEPTANCE" has the meaning specified in Section 4.01.

         "BA EQUIVALENT NOTE" has the meaning specified in Section 4.03(3).

         "BA INSTRUMENTS" means, collectively, Bankers' Acceptances, Drafts and BA Equivalent Notes, and, in the singular, any one of them.

         "BENEFICIARY" means, in respect of any Documentary Credit, the beneficiary named in the Documentary Credit.

         "BORROWERS" means, at any time, Bracknell, Nationwide and State and their respective successors and permitted assigns and, in the singular, any one of them.

         "BORROWERS' ACCOUNTS" means the Borrowers' Canadian Dollar and U.S. Dollar accounts maintained by the Administrative Agent in Toronto, the particulars of which shall have been notified by the Administrative Agent to Bracknell.

         "BORROWERS' MARK-TO-MARKET EXPOSURE" means, on any date, the net amount expressed in U.S. Dollars that would be payable by the Borrowers or the Restricted Subsidiaries under all Hedging Agreements on that date if it were an "Early Termination Date" and the "Transaction" were a "Terminated Transaction" in accordance with the payment measures provided for in Section 6(e)(i)(3) of the 1992 ISDA Master Agreement (Multicurrency-Cross Border) as published by the International Swaps and Derivatives Association, Inc. as amended or replaced from time to time.

         "BORROWING" means a borrowing consisting of one or more Advances.

         "BORROWING NOTICE" has the meaning specified in Section 3.02(1).

         "BRACKNELL" means Bracknell Corporation, a corporation incorporated under the laws of Ontario.

         "BRACKNELL LIMITED PARTNERSHIP FACILITY" means the U.S.$115,000,000 term facility made available to Bracknell LP by the Foreign Lenders pursuant to a credit agreement dated as of July 21, 2000 (as the same may be amended, supplemented, restated or replaced at any time or from time to time);

         "BRACKNELL LP" means Bracknell Limited Partnership, a limited partnership formed under the laws of Nevada;

         "BRACKNELL LP EVENT OF DEFAULT" means an event which, with the giving of notice or passage of time, or both, would constitute a default or event of default under the Bracknell Limited Partnership Facility;

         "BUILDINGS AND FIXTURES" means all plant, buildings, structures, erections, improvements, appurtenances and fixtures (including fixed machinery and fixed equipment) situate on any of the Subject Properties.

         "BUSINESS" means the business of providing electrical, mechanical, multi-trade and telecommunications contracting and facilities management services and services incidental thereto.

         "BUSINESS DAY" means any day of the year, other than a Saturday, Sunday or other day on which banks are required or authorized to close in Toronto, Ontario and, where used in the context of (i) a Libor Rate Advance, also a day on which banks are not required or authorized to close in New York City and dealings are carried on in the London interbank market, and (ii) a U.S. Base Rate Advance or a U.S. Prime Rate Advance, also a day on which banks are not required or authorized to close in New York City.

         "CANADIAN ACQUISITION COMMITMENT" has the meaning specified in the definition of Commitment.

         "CANADIAN ACQUISITION FACILITY" means the reducing term facility to be made available to Bracknell by the Domestic Lenders under this Agreement for purposes set out in Section 2.03.

         "CANADIAN DOLLARS" and "CDN. $" each means lawful money of Canada.

         "CANADIAN DOLLAR ADVANCE" has the meaning specified in the definition of Advance.

         "CANADIAN FACILITIES" means, collectively, the Canadian Term Facility, the Canadian Acquisition Facility, the Canadian Operating Facility and the Canadian Swingline Facility.

         "CANADIAN MANDATORY BORROWING" has the meaning specified in Section 3.01(9).

         "CANADIAN OPERATING COMMITMENT" has the meaning specified in the definition of Commitment.

         "CANADIAN OPERATING FACILITY" means the revolving operating credit facility to be made available to State and Bracknell by certain Domestic Lenders under this Agreement for the purposes set out in Section 2.03.

         "CANADIAN PRIME RATE" means, at any time, the greater of (i) the rate of interest per annum equal to the rate quoted, published and commonly known as the "prime rate" of the Administrative Agent established at its main office in Toronto, Ontario as the reference rate of interest in order to determine interest rates for commercial loans in Canadian Dollars to its Canadian borrowers, adjusted automatically with each quoted or published change in such rate, all without the necessity of any notice to a Borrower or any other Person, and (ii) the sum of (y) the average rate per annum for Canadian Dollar banker's acceptances having a term of 30 days that appears on the Reuters Screen CDOR Page as of 10:00 a.m. (Toronto time) on the date of determination, as reported by the Administrative Agent (and if such screen is not available, any successor or similar service as may be selected by the Administrative Agent), and (z) .50%.

         "CANADIAN PRIME RATE ADVANCE" has the meaning specified in the definition of Advance.

         "CANADIAN SWINGLINE COMMITMENT" has the meaning specified in the definition of Commitment.

         "CANADIAN SWINGLINE FACILITY" means the revolving operating credit facility to be made available, as a carve-out of the Canadian Operating Facility, to Bracknell and State by the Swingline Lender under this Agreement for the purposes set out in Section 2.03.

         "CANADIAN TERM COMMITMENT" has the meaning specified in the definition of Commitment.

         "CANADIAN TERM FACILITY" means the reducing term facility to be made available to Bracknell by the Domestic Lenders under this Agreement for the purposes set out in Section 2.03.

         "CAPITAL EXPENDITURES" means gross expenditures made for the purchase, lease or acquisition of assets which would be classified as capital assets on a balance sheet in accordance with GAAP.

         "CAPITALIZATION" means, at any time, the sum of (i) Total Debt, plus
(ii) Consolidated Net Worth.

         "CASH EQUIVALENTS" means any of the following, so long as the same are maintained in accounts in which the Administrative Agent has a perfected security interest: (i) securities issued, guaranteed or insured by the government of Canada or any province, or the United States of America or any state, and having terms to maturity of not more than one year, and (ii) certificates of deposit having maturities of not more than one year issued or guaranteed by a Canadian chartered bank and rated R-1 low (or the then equivalent grade) or better by Dominion Bond Rating Service.

         "CLOSING DATE" means the date on which this Agreement becomes effective pursuant to Section 6.01.

         "CODE" means the Internal Revenue Code of 1986 of the United States of America, as amended from time to time, and any successor statute.

         "COLLATERAL" means any and all property and assets in respect of which the Administrative Agent or any Lender has a Lien under the Security Documents.

         "COMMERCIAL DEBT" means Debt referred to in paragraph (i) of the definition of Debt which is provided by one or more commercial banking institutions to the Borrowers or any of the Restricted Subsidiaries.

         "COMMITMENT" means, at any time, in respect of (i) the Canadian Term Facility, U.S. $25,000,000 (as reduced pursuant to Article 2, the "CANADIAN TERM COMMITMENT"); (ii) the Canadian Acquisition Facility, U.S. $5,000,000 (as reduced pursuant to Article 2, the "CANADIAN ACQUISITION COMMITMENT"); (iii) the Canadian Operating Facility, U.S. $25,000,000 less the Canadian Swingline Commitment (which shall be a carve-out of the Canadian Operating Commitment and a rateable carve-out of each Lender's Canadian Operating Commitment) (as reduced or increased pursuant to Articles 2 and 3, the "CANADIAN OPERATING Commitment"),
(iv) the Canadian Swingline Facility, U.S. $5,000,000 (as reduced pursuant to Articles 2 and 3, the "CANADIAN SWINGLINE COMMITMENT"); (v) the U.S. Operating Facility, U.S. $42,500,000 less the U.S. Alternate Operating Commitment (which shall be a carve-out of the U.S. Operating Commitment and a rateable carve-out of each Lender's U.S. Operating Commitment) (as reduced pursuant to Article 2, the "U.S. OPERATING COMMITMENT"); and (viii) the U.S. Alternate Operating Facility, U.S. $5,000,000, (as reduced pursuant to Articles 2 and 3, the "U.S. ALTERNATE OPERATING COMMITMENT") and a "LENDER'S CANADIAN TERM COMMITMENT", "LENDER'S CANADIAN ACQUISITION COMMITMENT", "LENDER'S U.S. OPERATING COMMITMENT", "LENDER'S CANADIAN OPERATING COMMITMENT" and "LENDER'S CANADIAN SWINGLINE COMMITMENT" and "LENDER'S U.S. ALTERNATE OPERATING COMMITMENT") means, at any time, the relevant amount designated as such and set forth opposite the Lender's name on the signature pages and a "LENDER'S COMMITMENT" means, at any time, the total of the amounts set forth opposite a Lender's name on the signature pages (as reduced or increased pursuant to Articles 2 and 3).

         "COMPLIANCE CERTIFICATE" means a certificate of Bracknell, substantially in the form of Schedule 7, signed on its behalf by its chief financial officer or any other officer acceptable to the Administrative Agent.

         "CONSENTING LENDER" has the meaning specified in Section 2.10(3).

         "CONSOLIDATED DEBT SERVICE" means, for any period, the aggregate of (i) all Consolidated Interest Expense, and (ii) all regularly scheduled principal or capital lease payments on account of Total Debt, in each case for such period. Consolidated Debt Service shall be calculated based on Bracknell's reasonable projections for the four following Financial Quarters.

         "CONSOLIDATED DEPRECIATION AND AMORTIZATION EXPENSE" means, for any period, depreciation, amortization and other non-cash expenses of the Borrowers and the Restricted Subsidiaries which reduce Consolidated Net Income for such period, determined as of such time in accordance with GAAP.

         "CONSOLIDATED EBITDA" means, for any period and without duplication, Consolidated Net Income increased, to the extent deducted in calculating Consolidated Net Income, by the sum of (i) Consolidated Interest Expense, (ii) all income taxes of the Borrowers and the Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the normal course of business),
(iii) any non-cash items decreasing Consolidated Net Income for such period, other than extraordinary or nonrecurring losses, and (iv) Consolidated Depreciation and Amortization Expense, and decreased by (v) any non-cash items increasing Consolidated Net Income for such period, other than extraordinary or nonrecurring gains, (vi) all cash payments during such period relating to non-cash charges which were added back in determining Consolidated EBITDA in any prior period, all as determined at such time in accordance with GAAP. For purposes hereof, Consolidated EBITDA shall not include (i) any Consolidated EBITDA which has been generated from a Person resident in a country which is not a member of the Organization for Economic Cooperation and Development (other than the Bahamas or any other country approved by all the Lenders), except as specifically permitted in connection with a Permitted Acquisition, and (ii) the Restructuring Charge.

         "CONSOLIDATED INTEREST EXPENSE" means, for any period for the Borrowers and the Restricted Subsidiaries, the sum of, without duplication, (i) all items properly classified as interest expense (whether expensed or capitalized) in accordance with GAAP, (ii) the imputed interest component of any element of Total Debt (such as capital leases and deferred revenue) which would not be classified as interest expense pursuant to (i), (iii) the aggregate of all purchase discounts relating to the sale of accounts receivable in connection with any asset securitization program, but excluding, to the extent otherwise included, (iv) any amount which would also qualify as Consolidated Depreciation and Amortization Expense.

         "CONSOLIDATED NET INCOME" means, for any period, the net income (loss) of the Borrowers and the Restricted Subsidiaries determined in accordance with GAAP, provided, however, that there shall be excluded therefrom (i) after-tax gains or losses from assets sales or abandonments or reserves relating thereto,
(ii) after-tax items classified as extraordinary or nonrecurring losses not exceeding $15,000,000 in any Financial Year, (iii) after tax items classified as extraordinary or nonrecurring gains, (iv) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary or is merged or consolidated with a Borrower or any Restricted Subsidiary, (v) the net income (but not loss) of any Restricted Subsidiary to the extent that the declaration of dividends or Distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise, (vi) the net income of any Person, other than a Restricted Subsidiary, except to the extent of cash dividends or Distributions paid to a Borrower or any of the Restricted Subsidiaries by such Person, (vii) income or loss attributable to discontinued operations (including, without limitation, operations disposed of or closed during the period whether or not the operations were classified as discontinued), and (viii) in the case of a successor to a Borrower by consolidation or merger or as a transferee of a Borrower's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

         "CONSOLIDATED NET WORTH" means, at any time, with respect to the Borrowers and the Restricted Subsidiaries, the total shareholders' equity (including stated capital or equivalent account in respect of issued and outstanding shares, retained earnings and contributed surplus, but excluding treasury shares and any subscribed but unissued shares) determined at such time on a consolidated basis in accordance with GAAP.

         "CREDIT DOCUMENTS" means this Agreement, the BA Instruments, the Security Documents, the Hedging Agreements and all other documents to be executed and delivered to the Administrative Agent or the Lenders, or both, by the Borrowers and the Restricted Subsidiaries.

         "CREDIT FACILITIES" means, collectively, the Operating Facilities, the Canadian Swingline Facility, the Canadian Acquisition Facility and the Canadian Term Facility and, in the singular, any one of them.

         "DEBT" of any Person means, without duplication, (i) indebtedness for borrowed money including borrowings of commodities, bankers' acceptances, letters of credit or letters of guarantee, (ii) indebtedness for the deferred purchase price of property or services other than for goods and services purchased in the ordinary course of business and payable in accordance with customary practice, (iii) indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by the Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (iv) indebtedness of another Person secured by a security interest on any properties or assets of the Person in question, (v) all current liabilities of such Person represented by a note, bond, debenture or other evidence of debt,
(vi) all obligations under leases which have been or should be, in accordance with GAAP, recorded as capital leases, (vii) the aggregate amount at which any shares in the capital of the Person which are redeemable or retractable at the option of the holder may be retracted or redeemed, and (viii) all Debt Guaranteed by the Person; and for greater certainty, shall not include Hedging Agreements or ordinary trade payables.

         "DEBT GUARANTEED" by any Person means the maximum amount which may be outstanding at any time of all Debt of the kinds referred to in (i) through
(vii) of the definition of Debt which is directly or indirectly guaranteed by the Person or which the Person has agreed (contingently or otherwise) to purchase or otherwise acquire, or in respect of which the Person has otherwise assured a creditor or other Person against loss.

         "DEFAULT" means an event which, with the giving of notice or passage of time, or both, would constitute an Event of Default.

         "DISTRIBUTION" means, in respect of any Person, the amount of (i) any dividend or other distribution on issued shares of such Person, (ii) the purchase, redemption or retirement amount of any issued shares, warrants or any other options or rights to acquire shares of the Person redeemed or purchased by the Person, (iii) any payment made on, under, or in respect of, any Debt (other than Debt under this Agreement or payments required to be made pursuant to the provisions of any pension plan of the Person in effect from time to time), including interest, sinking fund or any like payment, (iv) any payment on account of any principal, interest or premium on any loans or advances owing at any time by the Person to any Related Party, or (v) any loan to or guarantee of the indebtedness of any Related Party.

         "DOCUMENTARY CREDIT" means a standby letter of credit or letter of guarantee (each of which is a "TYPE" of Documentary Credit) issued or to be issued by the Issuing Lender for the account of a Borrower pursuant to Article 5.

         "DOMESTIC ISSUING LENDER" means Royal Bank of Canada and its successors.

         "DOMESTIC LENDER" means a Lender which is not a non-resident of Canada within the meaning of the Income Tax Act (Canada).

         "DRAFT" means, at any time, (i) a bill of exchange, within the meaning of the Bills of Exchange Act (Canada), drawn by a Borrower on a Domestic Lender or any other Person and bearing such distinguishing letters and numbers as the Domestic Lender or the Person may determine, but which at such time has not been completed as to the payee or accepted by the Domestic Lender or the other Person; and (ii) a depository bill within the meaning of the Depository Bills and Notes Act (Canada).

         "DRAWING" means (i) the creation and purchase of Bankers' Acceptances by a Domestic Lender or by any other Person pursuant to Article 4, or (ii) the purchase of completed Drafts by a Domestic Lender or by any other Person pursuant to Article 4.

         "DRAWING DATE" means any Business Day fixed for a Drawing pursuant to
Section 4.03.

         "DRAWING FEE" means, with respect to each Draft drawn by a Borrower and purchased by any Person on any Drawing Date, an amount equal to the Applicable Margin multiplied by the product of (i) a fraction, the numerator of which is the numbers of days to maturity of such Bankers' Acceptance or Draft, and the denominator of which is 365; and (ii) the aggregate Face Amount of the Bankers' Acceptance.

         "DRAWING NOTICE" has the meaning specified in Section 4.03(1).

         "DRAWING PRICE" means, in respect of Bankers' Acceptances or Drafts to be purchased by a Lender or any other Person, the result obtained by multiplying
(i) the aggregate Face Amount of the Bankers' Acceptances or Drafts, by (ii) the amount (rounded up or down to the fifth decimal place with .000005 being rounded up) determined by dividing one by the sum of one plus the product of (x) the Reference Discount Rate, and (y) a fraction the numerator of which is the number of days to maturity of the Bankers' Acceptances and the denominator of which is 365.

         "DRAWING PROCEEDS" means, in respect of any Bankers' Acceptance or Draft to be purchased by a Lender or any other Person, an amount equal to (i) the Drawing Price, minus (ii) the applicable Drawing Fee.

         "ELECTION NOTICE" has the meaning specified in Section 3.03(3).

         "ENVIRONMENTAL LAWS" means all applicable laws, rules, regulations, by-laws, orders, judgments, decisions of and agreements with a Governmental Entity and all other statutory requirements relating to public health or the protection of the environment and all authorizations, permits, consents, registrations and approvals issued pursuant to such laws, agreements or statutory requirements.

         "ENVIRONMENTAL LIABILITIES" means all liabilities imposed by, under or pursuant to Environmental Laws or which relate to the existence of contaminants on, under or about the Subject Properties or the ownership or operation of the Business or any assets related to the Business.

         "EQUIVALENT CDN. $ AMOUNT" means, on any day with respect to any amount of U.S. Dollars, the amount of Canadian Dollars which would be required to buy such amount of U.S. Dollars using the spot rate of the Bank of Canada at approximately 12:00 noon (Toronto time) on the day.

         "EQUIVALENT U.S. $ AMOUNT" means, on any day with respect to any amount of Canadian Dollars, the amount of U.S. Dollars which would be required to buy such amount of Canadian Dollars using the spot rate of the Bank of Canada at approximately 12:00 noon (Toronto time) on the day.

         "ERISA" means the Employee Retirement Income Security Act of 1974 of the United States of America, as amended from time to time, and any successor statute.

         "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that is a member of a group of which any of the Borrowers or any of their respective Subsidiaries is a member which is treated as a single employer under Section 414(b) or (c) of the Code or Section 4001 of ERISA.

         "EVENT OF DEFAULT" has the meaning specified in Section 9.1.

         "FACE AMOUNT" means (i) in respect of a BA Instrument, the amount payable to the holder on its maturity, and (ii) in respect of a Documentary Credit, the maximum amount which the Issuing Lender is contingently liable to pay to the Beneficiary.

         "FEDERAL FUNDS RATE" means, for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight United States Federal funds transactions with members of the Federal Reserve System arranged by United States Federal funds brokers, as published for the day (or, if the day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day on such transactions received by the Administrative Agent from three United States Federal funds brokers of recognized standing selected by it.

         "FEES" mean the fees payable by the Borrowers under this Agreement.

         "FINANCIAL QUARTER" means a period of three consecutive months ending on January 31, April 30, July 31 and October 31, as the case may be, of each year or such other dates as Bracknell may specify from time to time in accordance with Section 8.01(c)(v).

         "FINANCIAL YEAR" means, in relation to Bracknell or any Restricted Subsidiary, the financial year commencing on November 1 of each calendar year and ending on October 31 of the immediately following calendar year or such other financial years as Bracknell may specify from time to time in accordance with Section 8.01(c)(v).

         "FLOATING RATE ADVANCES" has the meaning specified in the definition of Advance.

         "FOREIGN ISSUING LENDER" means Royal Bank of Canada and its successors.

         "FOREIGN LENDER" means a Lender which is either (i) incorporated under the laws of the United States, any state thereof or the District of Columbia,
(ii) a branch office in the United States of a corporation incorporated under the laws of a jurisdiction outside the United States, or (iii) a corporation incorporated under the laws of a jurisdiction outside the United States and, under the terms of an applicable income tax treaty as in effect on the date hereof, is exempt from United States federal withholding tax on payments to be made to it under the Credit Documents.

         "GAAP" means, at any time, accounting principles generally accepted in Canada as recommended in the Handbook of the Canadian Institute of Chartered Accountants at the relevant time applied on a consistent basis (except for changes made with the prior written consent of the Administrative Agent and approved by Bracknell's independent auditors in accordance with promulgations of the Canadian Institute of Chartered Accountants).

         "GOODS" means tangible personal property but excluding chattel paper, documents of title, instruments, money and securities (as these terms are defined in the Personal Property Security Act (Ontario) from time to time).

         "GOVERNMENTAL ENTITY" means any (i) multinational, federal, provincial, state, municipal, local or other government, governmental or public department, central bank, court, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) any subdivision or authority of any of the foregoing, or (iii) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the above.

         "HEDGING AGREEMENTS" means (i) currency exchange or interest rate swap agreements, currency exchange or interest rate cap agreements or currency exchange or interest rate collar agreements, in any such case between a Borrower or a Restricted Subsidiary and any other Person, or (ii) any other agreement or arrangement designed to protect a Borrower or a Restricted Subsidiary against fluctuations in currency exchange or interest rates and not for speculative investment, as it may be amended, supplemented, modified or restated from time to time.

         "INDEMNIFIED PERSON" has the meaning specified in Section 11.06(1).

         "INVESTMENTS" means any advances, loans, guarantees or other extensions of credit or capital contributions to (by means of transfers of property, money or assets), or any purchase of any shares, stocks, bonds, notes, debentures or other securities of, any Person as an investment in, and not as an acquisition of, any Person.

         "ISSUE" means an issue of a Documentary Credit by an Issuing Lender pursuant to Article 5.

         "ISSUE DATE" has the meaning specified in Section 5.02(1).

         "ISSUE NOTICE" has the meaning specified in Section 5.02(1).

         "ISSUING LENDER" means (i) in relation to Documentary Credits issued under the Canadian Operating Facility, Royal Bank of Canada, and (ii) in relation to Documentary Credits issued under the U.S. Operating Facility, Royal Bank of Canada, each in their respective capacities as issuers of Documentary Credits for the account of the Borrowers in accordance with Article 5, and any successor to them.

         "JOINT VENTURE" means a corporation incorporated under the laws of Canada, the United States of Canada or the Bahamas (i) in which a Borrower or a Restricted Subsidiary holds shares or other equity interests but which is not wholly-owned directly or indirectly by a Borrower or a Restricted Subsidiary,
(ii) which has no Debt which cross-defaults or cross-accelerates to any Debt of the Borrowers or the Restricted Subsidiaries or in respect of which a Borrower or a Restricted Subsidiary is contingently liable, and (iii) in respect of which no Borrower or Restricted Subsidiary has agreed to cause it to maintain or preserve its financial position or achieve any specified financial or operating results.

         "JUDICIAL ORDER" has the meaning specified in Section 5.09(1).

         "LEASED PROPERTIES" means, collectively, the real properties forming the subject matter of the Leases.

         "LEASES" means the material leases, subleases, rights to occupy, and licences of real property or Buildings and Fixtures, to which any of the Borrowers or the Restricted Subsidiaries are a party (i) at the date of this Agreement, as listed and described in Schedule 7.01(j), or (ii) after the date of this Agreement as notified to the Administrative Agent pursuant to Section 8.01(c), but shall exclude (iii) leases, rights and licences terminated in accordance with their terms (and not as the result of a default) after the date of this Agreement and as and from such termination.

         "LENDERS" mean, collectively, the lenders set forth on the signature pages hereof, any Person who may become a Lender pursuant to Section 11.08 and their respective successors and assigns, and, in the singular, any of them.

         "LENDER'S CANADIAN ACQUISITION COMMITMENT" has the meaning specified in the definition of Commitment.

         "LENDER'S CANADIAN OPERATING COMMITMENT" has the meaning specified in the definition of Commitment.

         "LENDER'S CANADIAN SWINGLINE COMMITMENT" has the meaning specified in the definition of Commitment.

         "LENDER'S CANADIAN TERM COMMITMENT" has the meaning specified in the definition of Commitment.

         "LENDER'S U.S. ALTERNATE OPERATING COMMITMENT" has the meaning specified in the definition of Commitment.

         "LENDER'S U.S. OPERATING COMMITMENT" has the meaning specified in the definition of Commitment.

         "LIBOR INTEREST PERIOD" means, for each Libor Rate Advance, a period which commences (i) in the case of the initial Libor Interest Period, on the date the Advance is made or converted from another Type of Accommodation, and
(ii) in the case of any subsequent Libor Interest Period, on the last day of the immediately preceding Libor Interest Period, and which ends, in either case, on the day selected by a Borrower in the applicable Borrowing Notice or Election Notice. The duration of each Libor Interest Period shall be 1, 2, 3 or 6 months (or such shorter or longer period as may be approved by the Lenders making Libor Rate Advances), unless the last day of a Libor Interest Period would otherwise occur on a day other than a Business Day, in which case the last day of such Libor Interest Period shall be extended to occur on the next Business Day, or if such extension would cause the last day of such Libor Interest Period to occur in the next calendar month, the last day of such Libor Interest Period shall occur on the preceding Business Day.

         "LIBOR RATE" means, for each Libor Interest Period for each Libor Rate Advance, the rate of interest per annum which appears on page 3750 of the Telerate screen at approximately 11:00 a.m. (London time) two Business Days before the first day of such Libor Interest Period; or if such Telerate screen is not available, then the rate of interest per annum which appears on the Reuters screen LIBOR01 page at approximately 11:00 a.m. (London time) two Business Days before the first day of such Libor Interest Period; or if such Reuters screen is not available, then the Libor Rate shall be the annual rate of interest determined by the Administrative Agent as being the rate of interest at which it would be prepared to offer to leading banks in the London interbank market for delivery on the first day of the relevant Libor Interest Period for a period equal to the Libor Interest Period, deposits in U.S. Dollars and amount comparable to the relevant Libor Rate Advance requested by a Borrower.

         "LIBOR RATE ADVANCE" has the meaning specified in the definition of Advance.

         "LIEN" means any mortgage, charge, pledge, hypothecation, security interest, assignment, encumbrance, lien (statutory or otherwise), mechanics' lien, construction lien, materialmen's lien, charge, title retention agreement or arrangement, restrictive covenant or other encumbrance of any nature or any other arrangement or condition that in substance secures payment or performance of an obligation.

         "MAJORITY LENDERS" means (i) at all times after the occurrence of an Event of Default and during its continuance, Lenders who, taken together, are beneficially entitled to at least 66-2/3% of the aggregate Accommodations Outstanding, and (ii) at all other times, Lenders whose Commitments, taken together, are at least 66-2/3% of the aggregate amount of the Commitments.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, operations, results of operations, prospects, assets, liabilities or financial condition of the Borrowers and the Restricted Subsidiaries taken as a whole or a material adverse effect on the ability of the Borrowers to perform their respective obligations under the Credit Agreement or on the ability of the Administrative Agent and the Lenders to enforce such obligations.

         "MATERIAL AGREEMENTS" means the agreements listed in Schedule 7.01(u) and any other agreement, contract or similar instrument to which a Borrower or any of the Restricted Subsidiaries is a party or to which any of its property or assets may be subject which account for greater than 5% of the annual consolidated revenues of any Borrower or for which breach, non-performance, cancellation, failure to renew, termination, revocation or lapse could reasonably be expected to have a Material Adverse Effect.

         "MILLENNIUM COMPLIANT" means that the computer systems are capable of the following functions immediately before, during and after January 1, 2000 (i) handling date information involving all and any dates before, during and after January 1, 2000, including, accepting date input (either from an internal or external source), providing date output and performing date calculations in whole or in part, (ii) operating accurately without interruption on and in respect of any and all dates before, during and after January 1, 2000 and without any change in performance, (iii) responding to and processing any digit year input (either from an internal or external source) without creating any ambiguity as to the century, and (iv) receiving, storing, providing and communicating date output information without creating ambiguity as to the century.

         "MULTIEMPLOYER PLAN" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which a Borrower or any of their respective Subsidiaries or any ERISA Affiliate is making or accruing an obligation to make contributions or has made or accrued an obligation to make contributions or otherwise has any liability.

         "NATIONWIDE" means Nationwide Electric, Inc., a corporation formed under the laws of Delaware.

         "NATIONWIDE ALTERNATE OPERATING ACCOUNTS" means Nationwide's U.S. Dollar accounts maintained by the U.S. Alternate Operating Lenders at their principal office in such city as may be notified to the Administrative Agent, the particulars of which shall be notified by the U.S. Alternative Operating Lender to Nationwide.

         "NET PROCEEDS" means, with respect to: (i) the issuance or creation of any Debt, whether private or public, of any Person, the amount equal to the aggregate amount received in cash in connection with such issuance or creation less all reasonable fees (including, without limitation, reasonable legal fees), commissions and other out-of-pocket expenses incurred or paid for by such Person in connection with such creation or issuance, (ii) with respect to the issuance by any Person of any shares, options, warrants or securities convertible into shares or other securities or of any capital contributions by any Person in such Person, an amount equal to the aggregate amount received in cash in connection with such issuance or contribution, and (iii) with respect to asset dispositions by any Person, an amount equal to the amount received in cash (including any cash received by way of deferred payment pursuant to a note receivable or other non-cash consideration but only as and when such cash is received) in connection with any such disposition less all reasonable fees incurred or paid for by the Person in connection with the disposition and all sales, goods and services, value-added or similar taxes incurred in connection with the disposition.

         "NON-CONSENTING LENDER" has the meaning specified in Section 2.10(3).

         "NON-CONSENTING LENDER'S COMMITMENT" has the meaning specified in
Section 2.10(3).

         "NON-RECOURSE SUBSIDIARY" means AOC Canada Ltd., AOC Brown & Root Canada Ltd., 1341996 Ontario Inc., 1357248 Ontario Inc. and their respective successors and assigns.

         "OPERATING COMMITMENTS" means, collectively, the Canadian Operating Commitment, the U.S. Operating Commitment, the U.S. Alternate Operating Commitment and, in the singular, any one of them.

         "OPERATING FACILITIES" means, collectively, the Canadian Operating Facility, the U.S. Operating Facility and the U.S. Alternate Operating Facility and, in the singular, any one of them.

         "ORIGINAL CURRENCY" has the meaning specified in Section 11.12(1).

         "OTHER CURRENCY" has the meaning specified in Section 11.12(1).

         "OWNED PROPERTIES" means, collectively, (i) the land and premises owned by a Borrower or any Restricted Subsidiary on the date of this Agreement which are listed on Schedule 7.01(i), and (ii) after the date of this Agreement those lands and premises notified to the Administrative Agent pursuant to Section 8.01(c), but shall exclude (ii) lands and premises sold or otherwise disposed of as permitted in this Agreement as and from the date of such sale or distribution.

         "PARSONS" means Parsons Electric Holdings, Inc., a Delaware corporation.

         "PARTICIPANT" has the meaning specified in Section 11.08(3).

         "PERMITTED ACQUISITION" shall mean an Acquisition in respect of which the consent of the Supermajority Lenders or all of the Lenders, as the case may be, has been obtained in accordance with Section 8.02(j).

         "PERMITTED LIENS" means, in respect of any Person, any one or more of the following:

(a) Liens for taxes, assessments or governmental charges or levies which are not delinquent or the validity of which is being contested at the time by the Person in good faith by proper legal proceedings if, in the Majority Lenders' opinion, adequate provision has been made for their payment;

(b) inchoate or statutory Liens of contractors, subcontractors, mechanics, workers, suppliers, materialmen, carriers and others in respect of construction, maintenance, repair or operation of assets of the Person, provided that such Liens are related to obligations and in respect of which adequate holdbacks are being maintained as required by applicable law or such Liens are being contested in good faith by appropriate proceedings and in respect of which there has been set aside a reserve (segregated to the extent required by GAAP) in an adequate amount and provided further that such Liens do not materially interfere with the use of such assets in the operation of the business of the Person;

(c) easements, rights-of-way, servitudes, restrictions and similar rights in real property comprised in the assets of the Person or interests therein granted or reserved to other Persons, provided that such rights do not materially interfere with the use of such real property in the operation of the business of the Person;

(d) title defects or irregularities which are of a minor nature and which do not materially interfere with the use of the assets subject thereto in the operation of the business of the Person;

(e) Liens securing appeal bonds and other similar Liens arising in connection with court proceedings (including, without limitation, surety bonds, security for costs of litigation where required by law and letters of credit) or any other instruments serving a similar purpose;

(f) attachments, judgments and other similar Liens arising in connection with court proceedings; provided, however, that the Liens are in existence for less than 10 days after their creation or the execution or other enforcement of the Liens is effectively stayed or the claims so secured are being actively contested in good faith and by proper legal proceedings;

(g) the reservations, limitations, provisos and conditions, if any, expressed in any original grant from the Crown of any real property or any interest therein or in any comparable grant in jurisdictions other than Canada, provided they do not materially interfere with the use of such real property in the operation of the business of the Person;

(h) Liens given to a public utility or any municipality or governmental or other public authority when required by such utility or other authority in connection with the operation of the business or the ownership of the assets of the Person, provided that such Liens do not materially interfere with the use of such assets in the operation of the business of the Person;

(i) servicing agreements, development agreements, site plan agreements, and other agreements with Governmental Entities pertaining to the use or development of any of the assets of the Person, provided same are complied with and do not materially interfere with the use of the assets subject thereto in the operation of the business of the Person including, without limitation, any obligations to deliver letters of credit and other security as required;

(j) the right reserved to or vested in any Governmental Entity by any statutory provision or by the terms of any lease, licence, franchise, grant or permit of the Person, to terminate any such lease, licence, franchise, grant or permit, or to require annual or other payments as a condition to the continuance thereof;

(k) Liens in favour of the Administrative Agent and the Lenders created by the Security Documents;

(l)      Purchase Money Mortgages permitted under Section 8.02(a); and

(m) Liens disclosed in Schedule 8.02(b) but only to the extent such Liens conform to their description in Schedule 8.02(b), and includes any extension or renewal thereof provided the amount so secured does not exceed the original amount secured immediately prior to the extension, renewal or refinancing and the scope of security creating the Lien is not extended.

         "PERSON" means a natural person, partnership, corporation, joint stock company, trust, unincorporated association, joint venture or other entity or Governmental Entity, and pronouns have a similarly extended meaning.

         "PLAN" means an employee benefit plan (other than a Multi-employer
Plan) maintained by a Borrower or any of its Subsidiaries or any ERISA Affiliate and covered by Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code.

         "PRIORITY ACCOUNTS PAYABLE" means, at any time, the aggregate amount of accounts payable due and owing by the Borrowers and the Restricted Subsidiaries to Subcontractors which rank or are capable of ranking in priority to the Security pursuant to applicable law including, without limitation, any statutory Lien or trust.

         "PURCHASE MONEY MORTGAGE" means any security interest charging personal property acquired by a Borrower or a Restricted Subsidiary, which is granted or assumed by a Borrower or a Restricted Subsidiary or which arises by operation of law in favour of the transferor concurrently with and for the purpose of the acquisition of such property, in each case where (i) the principal amount secured by the security interest is not in excess of the lesser of (y) the purchase price (after any post-closing adjustment), or (z) the fair market value, of the property acquired; and (ii) such security interest extends only to the property acquired and the proceeds thereof, including any extension, renewal or refinancing thereof provided the same conditions are satisfied.

         "REFERENCE DISCOUNT RATE" means, in respect of any Bankers' Acceptances or Drafts to be purchased by a Domestic Lender or any other Person pursuant to
Article 4 by (i) a Schedule I Canadian bank, the average rate for Canadian Dollar Bankers' Acceptances having a term comparable to such Bankers' Acceptances and Drafts that appears on the Reuters Screen CDOR Page (or such other page as is a replacement page for such Bankers' Acceptances) at 10:00 a.m. (Toronto time); or (ii) by any other Domestic Lender or other Person, the arithmetic average of the discount rates (calculated on an annual basis and rounded to the nearest fifth decimal place with .000005 being rounded up) quoted by each Reference Lender at 10:00 am. (Toronto time) as the discount rate at which the Reference Lender would purchase on the relevant Drawing Date, its own Bankers' Acceptances or Drafts having an aggregate Face Amount equal to and with a term to maturity the same as the Bankers' Acceptances or Drafts to be acquired by the Lenders or such other Person on the Drawing Date. If such rate is not available as of such time, then the discount rate in respect of such Bankers' Acceptances and Drafts shall mean the discount rate quoted by the Administrative Agent for the purchase, on the relevant Drawing Date, of its own Bankers' Acceptances or Drafts having an aggregate Face Amount equal to and with a term to maturity the same as the Bankers' Acceptances or Drafts to be acquired by such Lender or other Person on such Drawing Date.

         "REFERENCE LENDERS" means, at any time, the Schedule II Canadian bank(s) parties hereto or any one of them.

         "RELATED PARTY" means, in respect of any Borrower or Restricted Subsidiary (i) a Person which alone or in combination with others holds a sufficient number of securities or has contractual rights sufficient to affect materially the control of the Borrower or Restricted Subsidiary, (ii) a Person in respect of which a Person referred to in clause (i) alone or in combination with others holds a sufficient number of securities or has contractual rights sufficient to affect materially its control, (iii) a Person in respect of which the Borrower or Restricted Subsidiary alone or in combination with others holds a sufficient number of securities or has contractual rights sufficient to affect materially its control, (iv) a Person who beneficially owns, directly or indirectly, voting securities of the Borrower or Restricted Subsidiary who exercises control or direction over voting securities of the Borrower or Restricted Subsidiary or a combination of both carrying more than 10% of the voting rights attached to all voting securities of the Borrower or Restricted Subsidiary for the time being outstanding, (v) a director or senior officer of the Borrower, Restricted Subsidiary or related party of the Borrower or Restricted Subsidiary, or (vi) an Affiliate of any of the foregoing.

         "RELEVANT REPAYMENT DATE" means, in respect of the repayment of all Accommodations made under (i) the Canadian Operating Facility and the Canadian Swingline Facility the date which is 364 days after the date hereof (unless otherwise extended pursuant to Section 2.10 in which case it will be, with respect to any Consenting Lender or Acquiring Lender, the date to which they are extended), (ii) the U.S. Operating Facility and the U.S. Alternate Operating Facility, the date which is 364 days after the date hereof (unless otherwise extended pursuant to Section 2.10 in which case it will be, with respect to any Consenting Lender or Acquiring Lender, the date to which it is extended), and
(iii) the Canadian Term Facility and the Canadian Acquisition Facility, November 12, 2004.

         "RESTRICTED SUBSIDIARIES" means the subsidiaries listed in Schedule 7.01(p) under the heading "Restricted Subsidiaries" and any other Subsidiary acquired pursuant to, or incorporated for the purposes of, a Permitted Acquisition which shall from time to time become guarantors of all of the obligations of a Borrower under this Agreement and the other Credit Documents and which have delivered to the Administrative Agent a guarantee and security over all of their property and assets together with an opinion of counsel, all in form and substance satisfactory to the Administrative Agent.

         "RESTRUCTURING CHARGE" means the Cdn. $11,300,000 restructuring charge taken by Bracknell in the third Financial Quarter of 1999.

         "REVOLVING FACILITIES" means the Operating Facilities and the Canadian Swingline Facility.

         "SECURITY" means, at any time, the encumbrances in favour of the Administrative Agent or the Lenders, or both, in the assets and properties of the Borrowers and the Restricted Subsidiaries securing their obligations under this Agreement and the other Credit Documents.

         "SECURITY DOCUMENTS" means the agreements described in Schedule 8 and any other security granted to the Administrative Agent or the Lenders, or both, as security for the obligations of the Borrowers and the Restricted Subsidiaries under this Agreement and the other Credit Documents.

         "SENIOR SUBORDINATED BRIDGE COMMITMENT LETTER" means that certain commitment letter dated as of February 28, 2000, as amended by a letter agreement dated May 31, 2000, between Bracknell, as borrower, and TD Securities
(USA) Inc., as lender pursuant to which senior subordinated credit facilities are to be made available to Bracknell.

         "SENIOR SUBORDINATED BRIDGE LOAN" means the senior subordinated bridge facility in a maximum principal amount of U.S.$50,000,000 to be made available to Bracknell or a Restricted Subsidiary pursuant to the terms of the Senior Subordinated Bridge Commitment Letter.

         "SENIOR NET DEBT" means, at any time, the sum of (i) Debt to the Lenders incurred pursuant to this Agreement minus (ii) the cash or Cash Equivalents set forth on the consolidated balance sheet of the Borrowers and the Restricted Subsidiaries determined in accordance with GAAP plus (iii) any such cash or Cash Equivalents which are required to be added pursuant to Sections 8.01(c)(viii) and 8.01(t).

         "STATE" means The State Group Limited, a corporation incorporated under the laws of Ontario.

         "SUBCONTRACTORS" has the meaning specified in Section 8.01(t).

         "SUBJECT PROPERTIES" means collectively, the Owned Properties and the Leased Properties.

         "SUBORDINATED DEBT" means the principal amount outstanding at any time of Debt payable by a Borrower or Restricted Subsidiary which (i) is unsecured,
(ii) has covenants and events of default provisions which are not less favourable to the Borrower or Restricted Subsidiary than the covenants and events of default provisions in this Agreement, (iii) has no required redemption provisions and matures after the latest Relevant Repayment Date, and (iv) is otherwise subordinate and junior in right of payment to the payment of the Accommodations Outstanding and other amounts payable under this Agreement on terms and conditions satisfactory to the Majority Lenders.

         "SUBSIDIARY" has the meaning specified in the Business Corporations Act (Ontario) on the date of this Agreement.

         "SUBSIDIARIES" means the subsidiaries of Bracknell including, without limitation, those identified as such in Schedule 7.01(p).

         "SUNBELT NOTES" means the interest bearing promissory notes in the aggregate principal amount of U.S.$21,008,000 (subject to an increase in the principal amount thereof if paid in shares of Bracknell) made by Parsons and guaranteed by Bracknell to and in favour of certain selling shareholders in connection with the acquisition by Parsons of all of the issued and outstanding shares of Sunbelt Integrated Trade Services, Inc., Quality Mechanical Contractors, Inc., Inglett & Stubbs, Inc., Schmidt Electric Company, Inc., Crouch Industries LLC and Pneu Temp, Inc.

         "SUPERMAJORITY LENDERS" means (i) at all times after the occurrence of an Event of Default and during its continuance, Lenders who, taken together, are beneficially entitled to at least 75% of the aggregate Accommodations Outstanding, and (ii) at all other times, Lenders whose Commitments, taken together, are at least 75% of the aggregate amount of the Commitments.

         "SWINGLINE ADVANCES" means Advances made by the Swingline Lender or the U.S. Alternate Operating Lender under Article 3.

         "SWINGLINE LENDER" means Royal Bank of Canada and its successors.

         "TOTAL DEBT" means, at any time, the aggregate of all Debt of the Borrowers and the Restricted Subsidiaries and the Borrowers' Mark-to-Market Exposure.

         "TOTAL NET DEBT" means, at any time, the sum of (i) Total Debt, minus
(ii) the cash or Cash Equivalents set forth on the consolidated balance sheet of the Borrowers and the Restricted Subsidiaries determined in accordance with GAAP plus (iii) any such cash or Cash Equivalents which are required to be added pursuant to Sections 8.01(c)(viii) and 8.01(t).

         "U.S. ALTERNATE OPERATING FACILITY" means the revolving operating credit facility to be made available to Nationwide by the U.S. Alternate Operating Lender under this Agreement for the purposes set out in Section 2.03.

         "U.S. ALTERNATE OPERATING LENDER" means Bank One.

         "U.S. BASE RATE" means, at any time, the rate of interest per annum equal to the greater of (i) the rate which the principal office of the Administrative Agent in Toronto, Ontario announces from time to time as the reference rate of interest for loans in U.S. Dollars to its Canadian borrowers, and (ii) the Federal

Funds Rate (converted to a 365 day rate) plus 0.50 of 1%, adjusted automatically with each change in such rates all without the necessity of any notice to a Borrower or any other Person.

         "U.S. BASE RATE ADVANCE" has the meaning specified in the definition of Advance.

         "U.S. DOLLARS" and "U.S. $" each means lawful money of the United States of America.

         "U.S. DOLLAR ADVANCE" has the meaning specified in the definition of Advance.

         "U.S. FACILITIES" means, collectively, the U.S. Operating Facility and the U.S. Alternate Operating Facility.

         "U.S. MANDATORY BORROWING" has the meaning specified in Section
3.01(10).

         "U.S. OPERATING COMMITMENT" has the meaning specified in the definition of Commitment.

         "U.S. OPERATING FACILITY" means the U.S. Dollar revolving operating credit facility to be made available to Nationwide by certain Foreign Lenders under this Agreement for the purposes set out in Section 2.03.

         "U.S. PRIME RATE" means, at any time, the rate of interest per annum equal to the greater of (i) the rate which the principal office of the Administrative Agent in New York, New York announces from time to time as the reference rate of interest for commercial loans in U.S. Dollars to its U.S. borrowers, and (ii) the Federal Funds Rate plus 0.50 of 1%, adjusted automatically with each change in such rates all without the necessity of any notice to a Borrower or any other Person.

         "U.S. PRIME RATE ADVANCE" has the meaning specified in the definition of Advance.

         "WITHDRAWAL LIABILITY" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from the Multiemployer Plan, as such terms are defined in Part 1 of Subtitle E of Title IV of ERISA.

         SECTION 1.02.  GENDER AND NUMBER.

         Any reference in the Credit Documents to gender includes all genders, and words importing the singular number only include the plural and vice versa.

         SECTION 1.03.  INTERPRETATION NOT AFFECTED BY HEADINGS, ETC.

         The provision of a Table of Contents, the division of this Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the interpretation of this Agreement.

         SECTION 1.04.  CURRENCY.

         All references in the Credit Documents to dollars, unless otherwise specifically indicated, are expressed in U.S. currency.

         SECTION 1.05.  CERTAIN PHRASES, ETC.

         In any Credit Document (i) (y) the words "including" and "includes" mean "including (or includes) without limitation" and (z) the phrase "the aggregate of", "the total of", "the sum of", or a phrase of similar meaning means "the aggregate (or total or sum), without duplication, of", and (ii) in the computation of periods of time from a specified date to a later specified date, unless otherwise expressly stated, the words "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

         SECTION 1.06.  ACCOUNTING TERMS.

         All accounting terms not specifically defined in this Agreement shall be interpreted in accordance with GAAP.

         SECTION 1.07.  CALCULATIONS ON A PRO FORMA BASIS.

         If a Borrower or any Restricted Subsidiary has made an Acquisition during a period relevant to the determination of Consolidated EBITDA then: (i) Consolidated EBITDA shall be calculated on a pro forma basis as if such Acquisition had taken place on the first day of the period; (ii) any indebtedness of any description incurred or assumed by a Borrower or any Restricted Subsidiary in connection with the Acquisition, or any indebtedness of any Person acquired, shall be deemed to have been so incurred, assumed or acquired on the first day of the period; and (iii) interest shall be deemed to have accrued on the amount of indebtedness at the rate applicable to Canadian Prime Rate Advances or U.S. Prime Rate Advance, as the case may be.

         SECTION 1.08.  RATEABLE PORTION OF ACCOMMODATIONS.

         References in this Agreement to a Lender's rateable portion of Advances, Drawings, Drafts, Bankers' Acceptances and Documentary Credits or rateable share of payments of principal, interest, Fees or any other amount, shall mean and refer to a rateable portion or share as nearly as may be rateable in the circumstances, as determined in good faith by the Administrative Agent. Each such determination by the Administrative Agent shall be prima facie evidence of such rateable share.

         SECTION 1.09.  INCORPORATION OF SCHEDULES.

         The schedules attached to this Agreement shall, for all purpose of this Agreement, form an integral part of it.

         SECTION 1.10.  CONFLICT.

         The provisions of this Agreement prevail in the event of any conflict or inconsistency between its provisions and the provisions of any of the other Credit Documents.

         SECTION 1.11.  ACTIONS ON DAYS OTHER THAN BUSINESS DAYS

         Except as otherwise specifically provided herein, where any payment is required to be made or any other action is required to be taken on a particular day and such day is not a Business Day and, as a result, such payment cannot be made or action cannot be taken on such day, then this Agreement shall be deemed to provide that such payment shall be made or such action shall be taken on the first Business Day after such day; provided that if such deferral would cause such payment to be made or such action to be taken in the following calendar month, such payment shall be made or such action shall be taken on the next preceding Business Day and interest and fees shall be calculated accordingly. If the payment of any amount is deferred for any period under this section, then such period shall, unless otherwise provided herein, be included for purposes of the computation of any interest or fees payable hereunder.

         SECTION 1.12.  SEPARATE ACCOMMODATIONS.

         (1) With respect to the Canadian Operating Facility, the obligations of Bracknell and State hereunder shall be joint and several. The obligations of the Borrowers under all other Credit Facilities shall be several and not joint and several. Whenever this Agreement makes reference to payment, obligations, rights or duties of any one or more of the Borrowers or the Lenders without specific identification or tracing, such reference shall be interpreted, consistent with
Section 2.01 hereof, so as to give effect to the parties' agreements herein that the U.S. Operating Facility and the U.S. Alternate Operating Facility shall be treated as separate from the Canadian Term Facility, the Canadian Acquisition Facility, the Canadian Operating Facility and the Canadian Swingline Facility subject to cross-collateralization pursuant to the Security Documents. Without limiting the foregoing, any payments made by Nationwide hereunder shall be applied for the benefit of the Foreign Lenders, as their respective interests in the U.S. Facilities may appear, and any payments made by Bracknell or State hereunder shall be applied for the benefit of the Domestic Lenders, as their respective interests in the Canadian Facilities may appear.

         (2) The foregoing provisions of this Section 1.12 shall not apply at any time after a declaration pursuant to Section 9.01 that all Accommodations Outstanding are due and payable. At such time the Lenders may acquire Commitments and Accommodations Outstanding of other Lenders irrespective of their status as Domestic Lenders or Foreign Lenders.

                       ----------------------------------

                                   ARTICLE 2


                                CREDIT FACILITIES

         SECTION 2.01.  AVAILABILITY.

         (1) Subject to the provisions of this Agreement, each Lender severally agrees, on the terms and conditions of this Agreement, to make Accommodations to the Borrowers rateably in accordance with each such Lender's Commitment. Accommodations shall be made available as (i) Advances pursuant to Article 3,
(ii) Bankers' Acceptances pursuant to Article 4 under the Canadian Operating Facility, the Canadian Acquisition Facility and the Canadian Term Facility, and
(iii) in the case of the Issuing Lenders only and pursuant to the Operating Facilities only, Documentary Credits pursuant to Article 5.

         (2) The Swingline Lender agrees, on the terms and conditions of this Agreement, to make Accommodations available to Bracknell and State in accordance with its Canadian Swingline Commitment at any time after execution and delivery by Bracknell and State of the Swingline Lender's usual and customary documentation, if any, for the provision of cash management services. Accommodations will be made available as Advances pursuant to Article 3.

         (3) The U.S. Alternate Operating Lender agrees on the terms and conditions of this Agreement, to make Accommodations available to Nationwide in accordance with its U.S. Alternate Operating Commitment at any time after execution and delivery by Nationwide of the U.S. Alternate Operating Lender's usual and customary documentation, if any, for the provision of cash management services. Accommodations will be made available as Advances pursuant to Article 3.

         (4) No Accommodations are available under the Canadian Acquisition Facility as at the date hereof, except in connection with a conversion from one Type of Accommodation or Advance to another Type of Accommodation or Advance.

         (5) No Accommodations are available under the Canadian Term Facility as at the date hereof, except in connection with a conversion from one Type of Accommodation or Advance to another Type of Accommodation or Advance.

         (6) Accommodations under (i) the Canadian Term Facility and the Canadian Acquisition Facility shall be made available to Bracknell only by Domestic Lenders only, (ii) the Canadian Operating Facility shall be made available to Bracknell and State only by Domestic Lenders only, (iii) the U.S. Operating Facility shall be made available to Nationwide only by Foreign Lenders only; and

(iv) the U.S. Alternate Operating Facility shall be made available to Nationwide by the U.S. Alternate Operating Lenders only.

         (7) The Administrative Agent shall give each Lender prompt notice of any (i) Accommodation Notice received from a Borrower and of each Lender's rateable portion of any Accommodation, and (ii) other notice received by it from any Borrower under the Agreement.

         SECTION 2.02.  COMMITMENTS AND FACILITY LIMITS.

         (1) The Accommodations Outstanding to all Lenders under (i) the Canadian Operating Facility (including the Canadian Swingline Commitment) shall not at any time exceed the Canadian Operating Commitment, (ii) the U.S. Operating Facility (including the U.S. Alternate Operating Facility) shall not at any time exceed the U.S. Operating Commitment, (iii) the Canadian Acquisition Facility shall not at any time exceed the Canadian Acquisition Commitment, and
(iv) the Canadian Term Facility shall not at any time exceed the Canadian Term Commitment. The Accommodations Outstanding to each Lender under (v) the Canadian Operating Facility shall not at any time exceed the Lender's Canadian Operating Commitment, (vi) the Canadian Term Facility shall not at any time exceed the Lender's Canadian Term Commitment, (vii) the Canadian Acquisition Facility shall not at any time exceed the Lender's Canadian Acquisition Commitment, (viii) the U.S. Operating Facility shall not at any time exceed the Lender's U.S. Operating Commitment, and (ix) the U.S. Alternate Operating Facility shall not at any time exceed the Lender's U.S. Alternate Operating Commitment. The Accommodations Outstanding to the Swingline Lender under the Canadian Swingline Facility shall not at any time exceed the Canadian Swingline Commitment.

         (2) The Operating Facilities shall revolve and no payment under the Operating Facilities shall reduce the Operating Commitments or any Lender's Operating Commitment. The Canadian Swingline Facility shall revolve and no payment under the Canadian Swingline Facility shall reduce the Canadian Swingline Commitment or the Lender's Swingline Commitment. The Canadian Term Facility and the Canadian Acquisition Facility shall not revolve and any amount repaid or prepaid, as the case may be, under the Canadian Term Facility or the Canadian Acquisition Facility cannot be reborrowed and reduces the relevant Commitment (and each Lender's Commitment, rateably) by the amount repaid or prepaid, as the case may be.

         (3) A conversion from one Type of Accommodation or Advance to another Type of Accommodation or Advance shall not constitute a repayment or prepayment.

         SECTION 2.03. USE OF PROCEEDS AND LIMITATIONS ON ACCOMMODATIONS.

         (1) State and Bracknell shall use the proceeds of Accommodations under the Canadian Operating Facility and the Canadian Swingline Facility for their general corporate purposes only and not for Acquisitions or for the purpose of prepaying amounts under Section 11.07(6).

         (2) Nationwide shall use the proceeds of Accommodations under the U.S. Operating Facility, for its general corporate purposes and not for Acquisitions or for the purpose of prepaying amounts under Section 11.07(6).

         (3) Bracknell has used the proceeds of Accommodations under the Canadian Term Facility for the purpose specified in the Amended and Restated Credit Agreement.

         (4) Bracknell has used the proceeds of Accommodations under the Canadian Acquisition Facility for the purpose specified in the Amended and Restated Credit Agreement.

         (5) Nationwide shall use the proceeds of Accommodations under the U.S. Alternate Operating Facility for its general corporate purposes and not for Acquisitions or for the purpose of prepaying amounts under Section 11.07(6).

         SECTION 2.04. MANDATORY REPAYMENTS AND REDUCTIONS OF COMMITMENTS.

         (1) The Borrowers shall repay (subject to Section 9.01) and there shall become due and payable on the Relevant Repayment Date, the Accommodations Outstanding under each of the Canadian Operating Facility, the Canadian Swingline Facility and the U.S. Operating Facility, together with all accrued interest and Fees and all other amounts payable in connection with the Operating Facilities and the Canadian Swingline Facility.

         (2) Bracknell shall repay (subject to Section 9.01) and there shall become due and payable the Accommodations Outstanding under the Canadian Term Facility and the Canadian Acquisition Facility rateably in quarterly installments in the following amounts (expressed as a percentage of the Canadian Term Commitment and the Canadian Acquisition Commitment at the close of business on April 30, 2000) on the last day of each of the following Financial Quarters at the rate of 5% commencing January 31, 2001 and ending with the Financial Quarter ending October 31, 2003 and thereafter at the rate of 10% commencing with the Financial Quarter ending January 31, 2004 and ending with the Financial Quarter ending October 31, 2004 provided that all Accommodations Outstanding shall have been paid in full on October 31, 2004.

         (3) Nationwide shall repay (subject to Section 9.01) and there shall become due and payable on the Relevant Repayment Date, the Accommodations Outstanding under the U.S. Alternate Operating Facility, together with all accrued interest and Fees and all other amounts payable in connection with the U.S. Alternate Operating Facility.

         (4) Subject to the last sentence of this Section 2.04(4), if a Borrower or a Restricted Subsidiary issues any shares, options, warrants or securities convertible into shares or other securities, receives a capital contribution from any Person, or incurs any Subordinated Debt, an amount equal to 100% of the Net Proceeds shall be paid (i) firstly to repay amounts outstanding under, and permanently cancel, the Senior Subordinated Bridge Loan; (ii) secondly to repay amounts outstanding under the Sunbelt Notes; (iii) thirdly to repay amounts outstanding under, and permanently cancel, the Bracknell Limited Partnership Facility; (iv) fourthly to the Administrative Agent, for the account of the Lenders to be applied pro rata to the prepayment of Accommodations Outstanding under the Canadian Term Facility and the Canadian Acquisition Facility (and the relevant Canadian Term Commitment and Canadian Acquisition Commitment shall be reduced by such amount); and (v) fifthly to the Administrative Agent for the account of the Lenders to be applied to the prepayments of Accommodations Outstanding under the Operating Facilities, in each case in accordance with
Section 2.09 hereof. Such payment shall be made within 5 Business Days of receipt of the Net Proceeds. At any time that a Borrower or a Restricted Subsidiary incurs any Subordinated Debt, a leverage ratio acceptable to the Lenders and the Borrowers shall be established and this Agreement shall be amended accordingly. No payment of Net Proceeds shall be required to be paid pursuant to this subsection if such payment is specifically waived by the requisite Lenders as part of their approval of a Permitted Acquisition or if the Net Proceeds have been received by a Restricted Subsidiary or a Borrower (other than Bracknell) as a result of (i) the issuance of securities to another Restricted Subsidiary or to a Borrower, (ii) a capital contribution by a Restricted Subsidiary or a Borrower, or (iii) the incurrence of Subordinated Debt owing to a Borrower or a Restricted Subsidiary by another Borrower or Restricted Subsidiary.

         (5) Subject to the last sentence of this Section 2.04(5), if a Borrower or a Restricted Subsidiary makes a disposition of assets as permitted in Section 8.02(d)(v) and the Net Proceeds thereof are not used for Permitted Acquisitions within the time period set forth therein, an amount equal to (i) 50% of all Net Proceeds not so used which exceed $1,000,000 but which are less than or equal to $10,000,000 in the aggregate in any Financial Year, and (ii) 100% of Net Proceeds not so used which exceed $10,000,000 in the aggregate in any Financial Year, shall be paid to the Administrative Agent, for the account of the Lenders and shall be applied rateably to the prepayment of Accommodations Outstanding under the Canadian Term Facility and the Canadian Acquisition Facility (and the relevant Canadian Term Commitment and Canadian Acquisition Commitment shall be reduced by such amount), in each case in accordance with Section 2.09 hereof. Such payment shall be made on the first Business Day following the expiry of the three month period. No payment of Net Proceeds shall be required to be made pursuant to this subsection if such payment is specifically waived by the requisite Lenders as part of their approval of a Permitted Acquisition or if the assets have been sold or otherwise disposed of to a Borrower or a Restricted Subsidiary.

         (6) If, on any day, the Accommodations Outstanding under a Credit Facility exceed 105% of the Commitments thereunder due to exchange rate fluctuations, the Borrowers shall on the third Business Day following such day
(i) repay Floating Rate Advances outstanding under such Credit Facility; or (ii) pay an amount to the Administrative Agent and irrevocably authorize and direct the Administrative Agent to apply such payment to Libor Rate Advances or as payment in respect of the Borrower's reimbursement obligation in respect of Drawings, on the next maturity date for a Libor Rate Advance or Drawing, as the case may be, such that the Accommodations Outstanding under such Credit Facility, after giving effect thereto, do not exceed the Commitment thereunder.

         SECTION 2.05. OPTIONAL PREPAYMENTS AND REDUCTIONS OF COMMITMENTS.

         (1) Subject to the next following sentence and to the provisions of this Agreement, if a Borrower has, upon the number of Business Days' notice to the Administrative Agent specified in Schedule 5, delivered a notice to the Administrative Agent stating the proposed date and aggregate principal amount of any prepayment of Accommodations Outstanding or reduction of the Lenders' Commitment, it shall, on that date, pay to the Lenders the amount of the prepayment and the amount, if any, by which the Accommodations Outstanding under the Credit Facility exceed the proposed reduced Commitment. The Borrowers shall not be permitted to prepay all Accommodations outstanding under the Credit Facility so long as there is any amount owing under the Bracknell Limited Partnership Facility. No prepayment of an Operating Facility shall reduce the Operating Commitment related thereto unless the relevant Borrower has also requested a reduction of such Operating Commitment. Each partial prepayment and reduction shall be in an aggregate minimum principal amount of U.S. $1,000,000 and U.S. $500,000 integral multiples thereof and the Lenders' Commitment, to the extent so requested, shall be so reduced on such date. The Borrower shall prepay (i) a Libor Rate Advance only on the last day of the Libor Interest Period applicable to it, and (ii) the amount of any Drawing only on the maturity date for the relevant BA Instrument.

         (2) Subject to the next sentence, if the Credit Facilities are prepaid from the proceeds of Commercial Debt, the Borrowers shall pay to the Lenders a fee equal to (i) one (1%) percent of the amount so prepaid if such prepayment occurs on or prior to October 31, 2001, (ii) three quarters of one (.75%) percent of the amount so prepaid if such prepayment occurs after October 31, 2001 but on or prior to October 31, 2003, or (iii) one half of one (.50%) percent of the amount so prepaid if such prepayment occurs after October 31, 2003 but on or prior to October 31, 2004. The fee required to be paid pursuant to this Section 2.05(2) may be waived or decreased by the Majority Lenders.

         SECTION 2.06. CHANGES TO APPLICABLE MARGINS AND APPLICABLE FACILITY
FEE.

         (1) The changes in the margins and fees contemplated in the definitions of Applicable Margin and Applicable Facility Fee shall be effective as of the first day of the Financial Quarter in which the Compliance Certificate contemplated under Section 8.01 is required to be delivered. With respect to any payment of interest or fees which is required to be made between the first day of any Financial Quarter and the date on which the Compliance Certificate is delivered (the "STUB PERIOD"), the Applicable Margin or Applicable Facility Fee, as the case may be, used to calculate the amount of such payment shall be the Applicable Margin or Applicable Facility Fee, as the case may be, for the previous Financial Quarter. Upon receipt of each Compliance Certificate, the Administrative Agent shall immediately determine the amount of any overpayment or underpayment of interest or fees during the immediately preceding Stub Period and notify Bracknell and the Lenders of the amount. The determination by the Administrative Agent shall constitute, in the absence of manifest error, conclusive evidence of the amount of the overpayment or underpayment, as the case may be. In the event of an underpayment, the Borrowers shall, upon receipt of the notice, pay to the Lenders, in accordance with Section 2.08, the amount of the underpayment. In the event of an overpayment, the amount of the overpayment shall be credited and applied to succeeding payments of interest and fees as they become due until the amount has been fully applied.

         (2) If at the time of a change in the Applicable Margin applicable to a Drawing pursuant to the preceding subsection there exist any outstanding Drawings under the Credit Facilities, then (i) in the case of an increase in such Applicable Margin, the relevant Borrower shall pay to the Administrative Agent (for the rateable account of the relevant Lenders); or (ii) in the case of a decrease in such Applicable Margin, the relevant Lenders (rateably) shall credit the Borrowers, in each case, an amount in respect of each such Drawing equal to the product obtained by multiplying (A) the product obtained by multiplying (w) the difference between the Applicable Margin in effect prior to such change and the Applicable Margin in effect immediately after such change, by (x) the aggregate Face Amount of such Drawing, by (B) the quotient obtained by dividing (y) the number of days to maturity remaining in respect of such Drawing, by (z) 365 days. Any payment or credit as a result of a change in the Applicable Margin shall be made, in respect of Drawings, on the maturity date thereof in accordance with Article 4.

         (3) Upon the occurrence and during the continuance of a Default or Event of Default, each of the Applicable Margins and the Applicable Facility Fee shall revert to the highest rates provided for in Schedule 6.

         (4) If the Administrative Agent or any of the Lenders believes, in good faith, that the financial condition of a Borrower or any Restricted Subsidiary has deteriorated so as to result in the most recently delivered Compliance Certificate being inaccurate in any material respect, then at the request of the Administrative Agent, Bracknell shall, within 2 Business Days of a request therefor, provide to the Administrative Agent a pro forma calculation of the ratio of Total Net Debt to Consolidated EBITDA. The Administrative Agent may, on the basis of the pro forma calculations, adjust the Applicable Margins and the Applicable Commitment Fee upward in accordance with the pro forma calculation or as otherwise agreed between Bracknell and the Administrative Agent.

         SECTION 2.07. FEES.

         (1) The Borrowers shall pay to the Administrative Agent, on the first day of each year during the term of the Credit Agreement, the annual agency fee that is due and payable pursuant to the commitment letter dated September 21, 1999.

         (2) The Borrowers shall pay to the Administrative Agent for the account of the Lenders, a facility fee at a rate equal to the Applicable Facility Fee from time to time multiplied by the aggregate Commitments (irrespective of Accommodations Outstanding from time to time) to be calculated on an annual basis using a 365 day year, and payable quarterly in arrears on the last day of each Financial Quarter.

         SECTION 2.08. PAYMENTS UNDER THIS AGREEMENT.

         (1) Unless otherwise expressly provided in this Agreement, each Borrower shall (i) make any payment required to be made by it to the Administrative Agent or any Lender (A) in the case of payments made by Bracknell or State, by depositing the amount of the payment in the relevant currency to the relevant Borrower's Account not later than 10:00 a.m. (Toronto time) on the date the payment is due or by wire transfer of immediately available funds in the amount of the payment in the relevant currency to the Administrative Agent, as instructed by the Administrative Agent from time to time, not later than 10:00 a.m. (Toronto time) on the date the payment is due (B) in the case of payments made by Nationwide, by wire transfer of immediately available funds in the amount of the payment in the relevant currency to the Administrative Agent, as instructed by the Administrative Agent from time to time, not later than 10:00 a.m. (Toronto time) on the date the payment is due, and (ii) provide to the Administrative Agent, upon the number of Business Days' notice to the Administrative Agent specified in

Schedule 5, a notice of repayment which shall be irrevocable and binding on the Borrower and shall specify (x) the date of repayment and (y) the Credit Facility which is being repaid. The Borrower shall make each such payment (iii) in Canadian Dollars, if the Accommodation was originally made in or has been converted to Canadian Dollars, and (iv) in U.S. Dollars, if the Accommodation was originally made in or has been converted to U.S. Dollars. The Administrative Agent shall distribute to each Lender, promptly on the date of receipt by the Administrative Agent of any payment, an amount equal to the amount then due each Lender. If the distribution is not made on that date, the Administrative Agent shall pay interest on the amount for each day, from the date the amount is received by the Administrative Agent until the date of distribution, at the prevailing interbank rate for late payments. Any amount received by the Administrative Agent for the account of the Lenders shall be held in trust for their benefit until a distribution.

         (2) Unless otherwise expressly provided in this Agreement, the Administrative Agent shall make Accommodations and other payments to the Borrowers under this Agreement (A) in the case of Accommodations or other payments made to Bracknell or State, by crediting the relevant Borrower's Account (or causing the Borrower's Account to be credited) with the amount of the payment in the relevant currency not later than 1:00 p.m. (Toronto time) on the date the payment is to be made or by wire transfer of immediately available funds in the amount of the payment in the relevant currency to the relevant Borrower, as instructed by such Borrower from time to time, not later than 1:00 p.m. (Toronto time) on the date the payment is to be made and (B) in the case of Accommodations or other payments made to Nationwide, by wire transfer of immediately available funds in the amount of the payment in the relevant currency to Nationwide, as instructed by Nationwide from time to time, not later than 1:00 p.m. (Toronto time) on the date the payment is to be made.

         (3) Each Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender by the Borrower is not made to the Administrative Agent when due, to charge from time to time any due amount against any or all of the Borrowers' Accounts with the Lender.

         SECTION 2.09. APPLICATION OF PAYMENTS AND PREPAYMENTS.

         (1) All repayments or prepayments received by the Administrative Agent pursuant to Sections 2.04 and 2.05 in respect of the Canadian Term Commitment and the Canadian Acquisition Commitment shall be applied by the Administrative Agent to the amounts due pursuant to Sections 2.04(2) and 2.04(3), as the case may be, in the inverse order of their maturity.

         (2) All amounts received by the Administrative Agent from or on behalf of any of the Borrowers and not previously applied pursuant to this

Agreement or any other Credit Document shall be applied by the Administrative Agent as follows (i) first, in reduction of such Borrower's obligations to pay any unpaid interest and any Fees which are due and owing, (ii) second, in reduction of the Borrower's obligations to pay any claims or losses referred to in Section 11.06, (iii) third, in reduction of the Borrower's obligations to pay any amounts due and owing on account of any unpaid principal amount of Advances which is due and owing, (iv) fourth, in reduction of the Borrower's obligations to pay any other unpaid Accommodations Outstanding which are due and owing, (v) fifth, in reduction of any other obligation of the Borrower under this Agreement and the other Credit Documents, and (vi) sixth, to the Borrower or such other Persons as may lawfully be entitled to or directed to receive the remainder.

         SECTION 2.10. EXTENSION OF OPERATING FACILITIES AND CANADIAN SWINGLINE FACILITY.

         (1) By notice in writing to the Administrative Agent given not more than 90 days and not less than 60 days prior to the date which is 364 days after the date of this Agreement, Bracknell may request each Domestic Lender (other than a Domestic Lender which was a Non-Consenting Lender in respect of any previous request under this Section 2.10) to extend the Relevant Repayment Date of the Canadian Operating Facility (including the Canadian Swingline Facility) for an additional period of 364 days. By notice in writing to the Administrative Agent given not more than 90 days and not less than 60 days prior to the date which is 364 days after the date of this Agreement, Nationwide may request each Foreign Lender (other than a Foreign Lender which was a Non-Consenting Lender in respect of any previous request under this Section 2.10) to extend the Relevant Repayment Date of the U.S. Operating Facility including the U.S. Alternate Operating Facility for an additional period of 364 days. The Administrative Agent shall immediately advise each relevant Lender of the requested extension.

         (2) Each Lender shall advise the Administrative Agent in writing as to whether it consents to such requested extension within 21 days of receipt by the Administrative Agent from Bracknell or Nationwide, as the case may be, of the notice requesting such extension. If any relevant Lender does not provide such notice within such time, such Lender shall be deemed to have refused the extension. Not more than two Business Days following (i) the last day for receipt by the Administrative Agent of such notices; or (ii) if all such Lenders shall have provided such notice, the day on which the last of such notices shall have been received by the Administrative Agent, the Administrative Agent shall advise Bracknell or Nationwide, as the case may be, and each such Lender, with respect to each such Lender, whether such Lender has consented to the extension of the Relevant Repayment Date requested by Bracknell or Nationwide, as the case may be, pursuant to Section 2.10(1) or has refused, or is deemed to have refused, such extension, and the Accommodations Outstanding of each such Lender.

         (3) In accordance with this Section 2.10(3), each Lender consenting to an extension of the Relevant Repayment Date in respect of its Operating Commitment (a "CONSENTING LENDER") may offer, at the Consenting Lender's sole discretion, to acquire all or any portion of the Lender's Operating Commitment and the Accommodations Outstanding under the Operating Facility, of (i) each Domestic Lender in the case of a Consenting Lender which is a Domestic Lender, and (ii) each Foreign Lender in the case of a Consenting Lender which is a Foreign Lender, which has not consented to such extension (each a "NON-CONSENTING LENDER") by giving written notice to the Administrative Agent of the portion of the Lender's Operating Commitment of each Non-Consenting Lender (each a "NON-CONSENTING LENDER'S COMMITMENT") and Accommodations Outstanding under the Operating Facility which such Consenting Lender is prepared to acquire. Such notice shall be given not more than seven (7) Business Days following receipt by such Consenting Lender of the notice given by the Administrative Agent pursuant to Section 2.10(2). If more than one Consenting Lender gives notice to the Administrative Agent that it wishes to acquire all or a portion of the outstanding Non-Consenting Lender's Operating Commitment and Accommodations Outstanding under the Operating Facility, then, to the extent that the amount of such Non-Consenting Lender's Operating Commitment and Accommodations Outstanding under the Operating Facility which such Consenting Lenders wish to acquire exceeds the amount of the Non-Consenting Lender's Operating Commitment and Accommodations Outstanding under the Operating Facility, each of the Consenting Lenders shall be deemed to have offered to acquire its rateable portion (determined on a pro rata basis by the Administrative Agent according to the respective amounts of such Non-Consenting Lender's Operating Commitment and Accommodations Outstanding under the Operating Facility which such Consenting Lenders have indicated in such notices that they wish to acquire) of the Non-Consenting Lender's Operating Commitment and Accommodations Outstanding under the Operating Facility. The Administrative Agent shall give written notice to Bracknell or Nationwide, as the case may be, within two Business Days following the expiry of the time for the Consenting Lenders to give notice of their offer to acquire, pursuant to this Section 2.10(3), any portion of the Non-Consenting Lender's Operating Commitment and Accommodations Outstanding under the Operating Facility.

         (4) If the Consenting Lenders have not offered to acquire all of the Non-Consenting Lender's Commitment and the Accommodations Outstanding, then Nationwide or Bracknell, as the case may be, may arrange for one or more other financial institutions acceptable to the Administrative Agent which are (i) Domestic Lenders in the case of the Canadian Operating Facility, or (ii) Foreign Lenders in the case of the U.S. Operating Facility or the U.S. Alternate Operating Facility (each, a "SUBSTITUTE LENDER") to offer to acquire the balance of such Non-Consenting Lender's Operating Commitment and Accommodations Outstanding thereunder.

         (5) If one or more of the Lenders or Substitute Lenders (each, an "ACQUIRING LENDER") has given notice to the Administrative Agent that it offers to acquire all or a portion of a Non-Consenting Lender's Operating Commitment and Accommodations Outstanding under the Operating Facility pursuant to Section 2.10(3) or 2.10(4), the Administrative Agent shall be entitled to accept such offer by giving notice to each of the Acquiring Lenders setting out the amount of the Non-Consenting Lender's Operating Commitment and Accommodations Outstanding under the Operating Facility to be acquired by each of the Acquiring Lenders in accordance with Section 2.10(3) or 2.10(4) and of the date (the "ACQUISITION DATE") on which the acquisition shall be effective (which date shall be the Relevant Repayment Date in respect of such Non-Consenting Lender). At or before 10:00 a.m. (Toronto time) on the Acquisition Date each of the Acquiring Lenders shall deposit with, or transfer to, the Administrative Agent at its specified office for the account of the Non-Consenting Lender an amount equal to the amount of the Accommodations Outstanding under the Operating Facility to be acquired by it pursuant to this Section 2.10(5), together with accrued and unpaid interest and Fees thereon and all other amounts payable to such Non-Consenting Lender. Upon receipt of such amounts, the Administrative Agent shall disburse such amount to the Non-Consenting Lender against delivery of assignment and assumption agreements in the form of Schedule 9. Any Non-Consenting Lender whose Non-Consenting Lender's Operating Commitment and Accommodations Outstanding under the Operating Facility are to be assumed by an Acquiring Lender shall execute all such documents (including an assignment and assumption agreement in the form of Schedule 9) as may be reasonably required by the Administrative Agent, Bracknell and the Acquiring Lender to effect such assignment and assumption.

         (6) Subject as provided in Section 2.10(7), in the event that Bracknell or Nationwide, as the case may be, has requested an extension of the Relevant Repayment Date pursuant to Section 2.10(1), and (i) such extension has been agreed to by all relevant Lenders, then the Relevant Repayment Date in respect of each such Lender shall be extended for a period of 364 days, or (ii) such extension has been consented to by some, but not all, of the relevant Lenders, then (x) with respect to the Consenting Lenders and Acquiring Lenders, the Relevant Repayment Date in respect of each such Lender shall be extended for a period of 364 days; and (y) with respect to the Non-Consenting Lenders where there is no Acquiring Lender, the Relevant Repayment Date in respect of each such Lender shall not be extended and Bracknell or Nationwide, as the case may be, shall, on the original Relevant Repayment Date, prepay all such Accommodations Outstanding under the Operating Facility of such Non-Consenting Lender and thereupon reduce such Non-Consenting Lender's Operating Commitment to nil, all without affecting the Lender's Operating Commitment of any other Lender.

         (7) Where the aggregate of the Non-Consenting Lender's Operating Commitments which the Acquiring Lenders pursuant to Section 2.10(3), (4) or (5), as the case may be, have not agreed to acquire exceeds 51% of the aggregate amount of the Operating Commitments of those Lenders in respect of which the applicable request for an extension of the Relevant Repayment Date applies, then the agreements contemplated by Section 2.10(5) shall not be effective, the transactions for the acquisition and sale of the Non-Consenting Lender's Accommodations Outstanding shall not take place, and the Relevant Repayment Date for the Operating Commitments shall not be extended in respect of any Lender.

         (8) Any consent to an extension of the Canadian Operating Commitment of a Lender shall also include, for purposes of this Section 2.10, a consent to an extension of its Canadian Swingline Commitment, if any. If a Lender has declined to extend its Canadian Operating Commitment, it shall also be deemed to have declined to extend its Canadian Swingline Commitment, if any. In such case, a Consenting Lender or a Substitute Lender may offer to acquire the Canadian Swingline Commitment of the non-consenting Lender. The Administrative Agent, in consultation with Bracknell, shall decide which Consenting Lender or Substitute Lender shall acquire the Canadian Swingline Commitment and on the Acquisition Date that Lender shall acquire the Canadian Swingline Commitment of the non-consenting Lender in accordance with the provisions of Section 2.10(5) of this Agreement.

         SECTION 2.11. COMPUTATIONS OF INTEREST AND FEES.

         (1) All computations of interest shall be made by the Administrative Agent taking into account the actual number of days occurring in the period for which such interest is payable and (i) if based on the Canadian Prime Rate or the U.S. Base Rate, on the basis of a year of 365 or 366 days, as the case may be, or (ii) if based on the Libor Rate or the U.S. Prime Rate, on the basis of a year of 360 days.

         (2) All computations of Fees shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, taking into account the actual number of days (including the first day but excluding the last day) occurring in the period for which the fees are payable.

         (3) For purposes of the Interest Act (Canada), (i) whenever any interest or Fee under this Agreement is calculated using a rate based on a year of 360 days or 365 days, as the case may be, such rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate based on a year of 360, 365 or 366 days, as the case may be, (y) multiplied by the actual number of days in the calendar year in which the period for which such interest or fee is payable (or compounded) ends, and (z) divided by 360, 365 or 366, as the case may be, (ii) the principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement, and (ii) the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

                                   ARTICLE 3

                                    ADVANCES

         SECTION 3.01. THE ADVANCES.

         (1) Subject to the conditions precedent in Article 6, each Domestic Lender having a relevant Commitment severally agrees, on the terms and conditions of this Agreement, to make Advances (i) to Bracknell under the Canadian Term Facility and the Canadian Acquisition Facility, from time to time on any Business Day prior to the Relevant Repayment Date, and (ii) to Bracknell or State under the Canadian Operating Facility, from time to time on any Business Day prior to the Relevant Repayment Date.

         (2) Subject to the conditions precedent in Article 6, the Swingline Lender agrees, on the terms and conditions of the Agreement, to make Advances under the Canadian Swingline Facility from time to time on any Business Day prior to the Relevant Repayment Date.

         (3) Subject to the conditions precedent in Article 6, the U.S. Alternate Operating Lender agrees, on the terms and conditions of the Agreement, to make Advances under the U.S. Alternate Operating Facility from time to time on any Business Day prior to the Relevant Repayment Date.

         (4) Subject to the conditions precedent in Article 6, the Foreign Lender having a relevant Commitment severally agrees, on the terms and conditions of this Agreement, to make Advances to Nationwide under the U.S. Operating Facility, from time to time on any Business Day prior to the Relevant Repayment Date.

         (5) Advances under the Canadian Operating Facility, the Canadian Acquisition Facility and the Canadian Term Facility shall be made available as Canadian Prime Rate Advances, U.S. Base Rate Advances and Libor Rate Advances. Advances under the U.S. Operating Facility shall be made available as U.S. Prime Rate Advances and Libor Rate Advances. Advances under the U.S. Alternate Operating Facility shall be available as U.S. Prime Rate Advances.

         (6) Each Borrowing under the Canadian Term Facility, the Canadian Acquisition Facility and the Canadian Operating Facility shall consist of the same Types of Advances made to Bracknell or State, as the case may be, on the same day rateably by the relevant Domestic Lenders.

         (7) Each Borrowing under the U.S. Operating Facility shall consist of the same Types of Advances made to Nationwide on the same day rateably by the relevant Foreign Lenders.

         (8) Each Borrowing under the Canadian Term Facility, the Canadian Acquisition Facility and the Canadian Operating Facility shall be in minimum amounts of (i) Cdn. $2,000,000 and Cdn. $1,000,000 multiples thereof in the case of Canadian Dollar Advances, and (ii) U.S. $2,000,000 and U.S. $1,000,000 multiples thereof in the case of U.S. Dollar Advances. Each Borrowing under the U.S. Operating Facility shall be in minimum amounts of (i) U.S. $1,000,000 and U.S.$1,000,000 multiples thereof in the case of Floating Rate Advances, and (ii) U.S. $1,000,000 and integral multiples of U.S. $1,000,000 in the case of Libor Rate Advances.

         (9) The Swingline Lender shall not make an Accommodation under the Canadian Swingline Facility after it has received written notice from the Administrative Agent that an Event of Default has occurred and is continuing. Upon receipt of such notice, the Swingline Lender shall advise the Administrative Agent of the amount of Accommodations Outstanding under the Canadian Swingline Facility. In such event (i) the Operating Commitment of the Domestic Lenders under the Canadian Operating Facility shall be deemed to have been increased by the amount of the Accommodations Outstanding under the Canadian Swingline Facility; (ii) the Swingline Lender's Canadian Operating Commitment shall be deemed to have been increased by the amount of the Accommodations Outstanding under the Canadian Swingline Facility; (iii) the amount of the Canadian Swingline Commitment shall be reduced to zero, and (iv) a Borrowing of Advances under the Canadian Operating Facility (each such Borrowing, a "CANADIAN MANDATORY BORROWING") shall be made on the next Business Day by all Domestic Lenders with Canadian Operating Commitments so that immediately after such Canadian Mandatory Borrowing, each such Lender shall share rateably in the Accommodations Outstanding under the Canadian Operating Facility (based on their respective Lender's Canadian Operating Commitments after giving effect to the deemed increases referred to in (i) and (ii)) and the proceeds thereof shall be applied directly by the Administrative Agent to repay the Accommodations Outstanding under the Canadian Swingline Facility. Each relevant Domestic Lender shall make Advances pursuant to a Canadian Mandatory Borrowing in the amount and in the manner specified in writing by the Administrative Agent notwithstanding (iv) that the amount of the Canadian Mandatory Borrowing may not comply with the minimum amount of Borrowings otherwise required under this Agreement, (v) that the conditions precedent specified in Article 6 are not satisfied, (vi) the date of the Canadian Mandatory Borrowing, and (vii) any reduction in the Canadian Operating Commitment after any Advances under the Canadian Swingline Commitment were made. If any Canadian Mandatory Borrowing cannot for any reason be made on the date required above or the applicable Domestic Lenders for any reason would not at such time share rateably in the aggregate amount of the Accommodations Outstanding under the Canadian Swingline Facility and the Canadian Operating Facility, each Domestic Lender with Canadian Operating Commitments hereby agrees that it shall forthwith purchase from the Swingline Lender, and each other Domestic Lender with Canadian Operating

Commitments, such participations in the Advances outstanding under the Canadian Operating Facility as shall be necessary to cause such Lenders to share in such Advances rateably, based upon the proportion which each such Lender's Operating Commitment at the date of the Canadian Mandatory Borrowing bears to the aggregate amount of the Canadian Operating Commitment and the Canadian Swingline Commitment on the date of the Canadian Mandatory Borrowing.

         (10) The U.S. Alternate Operating Lender shall not make an Accommodation under the U.S. Alternate Operating Facility after it has received written notice from the Administrative Agent that an Event of Default has occurred and is continuing. Upon receipt of such notice, the U.S. Alternate Operating Lender shall advise the Administrative Agent of the amount of Accommodations Outstanding under the U.S. Alternate Operating Facility. In such event (i) the U.S. Operating Commitment of the Foreign Lenders under the U.S. Operating Facility shall be deemed to have been increased by the amount of the Accommodations Outstanding under the U.S. Alternate Operating Facility, (ii) the U.S. Alternate Operating Lender's U.S. Operating Commitment shall be deemed to have been increased by the amount of the Accommodation Outstanding under the U.S. Alternate Operating Facility; (iii) the amount of the U.S. Alternate Operating Commitment shall be reduced to zero, and (iv) a Borrowing of Advances under the U.S. Operating Facility (each such Borrowing, a "U.S. MANDATORY BORROWING") shall be made on the next Business Day by all Foreign Lenders with U.S. Operating Commitments so that immediately after such U.S. Mandatory Borrowing, each Foreign Lender shall share rateably in the Accommodations Outstanding under the U.S. Operating Facility (based on their respective Lender's U.S. Operating Commitments after giving effect to the deemed increases referred to in (i) and (ii)) and the proceeds thereof shall be applied directly by the Administrative Agent to repay the Accommodations Outstanding under the U.S. Alternate Operating Facility. Each relevant Foreign Lender shall make Advances pursuant to a U.S. Mandatory Borrowing in the amount and in the manner specified in writing by the Administrative Agent notwithstanding (v) that the amount of the U.S. Mandatory Borrowing may not comply with the minimum amount of Borrowings otherwise required under this Agreement, (vi) that the conditions precedent specified in Article 6 are not satisfied, (vii) the date of the U.S. Mandatory Borrowing, and (viii) any reduction in the U.S. Operating Commitment after any Advances under the U.S. Alternate Operating Commitment were made. If any U.S. Mandatory Borrowing cannot for any reason be made on the date required above or the applicable Foreign Lenders for any reason would not at such time share rateably in the aggregate amount of the Accommodations Outstanding under the U.S. Alternate Operating Facility and the U.S. Operating Facility, each Foreign Lender with a U.S. Operating Commitment hereby agrees that it shall forthwith purchase from the U.S. Alternate Operating Lender, and each other Foreign Lender with a U.S. Operating Commitment, such participations in the Advances outstanding under the U.S. Operating Facility as shall be necessary to cause such Foreign Lender to share in such Advances rateably, based upon the proportion which each such Lender's U.S. Operating Commitment at the date of the U.S. Mandatory Borrowing bears to the aggregate amount of the U.S. Operating Commitment and the U.S. Alternate Operating Commitment on the date of the U.S. Mandatory Borrowing.

         SECTION 3.02. PROCEDURE FOR BORROWING.

         (1) Subject to Subsection 3.02(2), each Borrowing shall be made on the number of days prior notice specified in Schedule 5, given not later than (i) 12:00 noon (Toronto time) in the case of the Canadian Term Facility, the Canadian Acquisition Facility, the Canadian Operating Facility and the U.S. Operating Facility by the relevant Borrower to the Administrative Agent. Each notice of a Borrowing (a "BORROWING NOTICE") shall be in substantially the form of Schedule 1, shall be irrevocable and binding on the Borrower and shall specify (i) the Borrower, (ii) the requested date of the Borrowing, (iii) the Type of Advances comprising the Borrowing, (iv) the Credit Facility under which the Borrowing is to be made, (v) the aggregate amount of the Borrowing and the currency thereof, and (vi) in the case of a Libor Rate Advance, the initial Libor Interest Period. Upon receipt by the Administrative Agent of funds from the Lenders and fulfilment of the applicable conditions set forth in Article 6, the Administrative Agent will make such funds available to the Borrower in accordance with Article 2.

         (2) Borrowings under the Canadian Swingline Facility up to a maximum amount of the Canadian Swingline Commitment may be made without notice from Bracknell or State by overdraft only in the Borrowers' Accounts of Bracknell or State and shall be made available by the Swingline Lender by crediting the Borrowers' Account with previous day funds in the aggregate amount of such overdraft.

         (3) Borrowings under the U.S. Alternate Operating Facility up to a maximum amount of the U.S. Alternate Operating Commitment may be made on same day notice by Nationwide not later than 3:00 p.m. Toronto time to the U.S. Alternate Operating Lender.

         SECTION 3.03. CONVERSIONS AND ELECTIONS REGARDING ADVANCES.

         (1) Each Advance shall initially be the Type of Advance specified in the applicable Borrowing Notice and shall bear interest at the rate applicable to that Type of Advance (determined as provided in Section 3.05) until (i) in the case of a Libor Rate Advance, the end of the initial Libor Interest Period specified in the applicable Borrowing Notice, (ii) in the case of a Floating Rate Advance, the date on which the Advance is repaid in full or is changed to another Type of Advance pursuant to Section 3.03(2), or (iii) in the case of any Advance, it is converted to another Type of Accommodation pursuant to Section 3.03(2).

         (2) A Borrower may elect to (i) change any Advance to another Type of Advance in accordance with Section 3.03(3) or convert an Advance of any currency to another Type of Accommodation of such same currency (other than a Documentary Credit) upon the number of days notice specified in Schedule 5 (y) in the case of a Floating Rate Advance, as of any Business Day, and (z) in the case of a Libor Advance, as of the last day of the Libor Interest Period applicable to the Libor Rate Advance, or (ii) continue any Libor Rate Advance for a further Libor Interest Period beginning on the last day of the then current Libor Interest Period in accordance with Section 3.03(3).

         (3) Each election to change from one Type of Advance to another Type of Advance or Type of Accommodation or to continue a Libor Rate Advance for a further Libor Interest Period shall be made on the number of days prior notice specified in Schedule 5 given, in each case, not later than 12:00 noon (Toronto time) in the case of the Term Facilities, the Acquisition Facilities and the Operating Facilities by the relevant Borrower to the Administrative Agent. Each such notice (an "ELECTION NOTICE") shall be given substantially in the form of
Schedule 2 and shall be irrevocable and binding upon the Borrower. If a Borrower fails to deliver an Election Notice to the Administrative Agent for any Libor Rate Advance as provided in this Section 3.03(3), the Libor Rate Advance shall be converted (as of the last day of the applicable Libor Interest Period) to and be outstanding as (i) a U.S. Base Rate Advance in the case of a Libor Rate Advance by a Domestic Lender, or (ii) U.S. Prime Rate Advance in the case of a Libor Rate Advance by a Foreign Lender. A Borrower shall not select a Libor Interest Period which conflicts with the definition of Libor Interest Period in
Section 1.01 or, in the opinion of the Administrative Agent, with the repayment schedule in Section 2.04.

         SECTION 3.04. CIRCUMSTANCES REQUIRING PRIME RATE PRICING.

         If (i) by reason of circumstances affecting financial markets generally, deposits of U.S. Dollars are unavailable to the relevant Lenders,
(ii) adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided in the definition of Libor Rate or U.S. Base Rate, as the case may be, (iii) the making or continuation of any U.S. Dollar Advances or obligations of the Lenders in connection therewith has been made impracticable or unlawful (y) by the occurrence of a contingency (other than a mere increase in rates payable by a Lender to fund the Advances) affecting financial markets or institutions generally and which materially adversely affects the funding of the Credit Facilities at any interest rate computed on the basis of the Libor Rate or the U.S. Base Rate, as the case may be, or (z) by reason of a change since the date of this Agreement in any applicable law, rule, regulation, order, treaty or official direction, or in the interpretation thereof by any Governmental Entity (whether or not having the force of law but, if not having the force of law, one with which a responsible bank would comply) affecting financial markets or institutions generally and which results in the Libor Rate or the U.S. Base Rate, as the case may be, no longer representing the effective cost to the Lenders of deposits in the market, then,

(a) the right of a Borrower to select any affected Type of Advance shall be suspended until the circumstances causing the suspension no longer exist and the Administrative Agent so notifies the Borrower;

(b) if any affected Type of Advance is not yet outstanding, any applicable Accommodation Notice shall be cancelled and the requested Advance shall not be made;

(c) if a Libor Rate Advance is already outstanding at any time when the right of a Borrower to select Libor Rate Advances is suspended, it and all other Libor Rate Advances in the same Borrowing shall become U.S. Base Rate Advances or U.S. Prime Rate Advances, as the case may be, on the last day of the then current Interest Period (or on such earlier date as may be required to comply with any applicable law, rule, regulation, judgment or order) or, if the Borrower does not have the right to select U.S. Base Rate Advances at such time, the Libor Rate Advance shall become a Canadian Prime Rate Advance on the last day of the then current Libor Interest Period applicable to it (or on such earlier date as may be required to comply with any applicable law, rule, regulation, judgment or order) in a principal amount equal to the Equivalent Cdn. $ Amount of the Libor Rate Advance determined on the date on which the Advance becomes denominated in Canadian Dollars; and

(d) if any U.S. Base Rate Advance is already outstanding at any time when the right of a Borrower to select U.S. Base Rate Advances is suspended, it and all other U.S. Base Rate Advances included in the same Borrowing shall become Canadian Prime Rate Advances immediately, in a principal amount equal to the Equivalent Cdn. $ Amount of the related U.S. Base Rate Advance determined on the date on which the Advance becomes denominated in Canadian Dollars.

         SECTION 3.05. INTEREST ON ADVANCES.

         (1) The Borrowers shall pay interest on the unpaid principal amount of each Advance from the date of the Advance until the principal amount of the Advance is repaid in full, at the following rates per annum:

(a) if and so long as the Advance is a Canadian Prime Rate Advance, at a rate per annum equal at all times to the sum of the Canadian Prime Rate in effect from time to time plus the Applicable Margin;

(b) if and so long as the Advance is a U.S. Base Rate Advance, at a rate per annum equal at all times to the U.S. Base Rate in effect from time to time plus the Applicable Margin;

(c) if and so long as the Advance is a U.S. Prime Rate Advance, at a rate per annum equal at all times, to the U.S. Prime Rate in effect from time to time, plus the Applicable Margin; and

(d) if and so long as the Advance is a Libor Rate Advance, at a rate per annum equal at all times during each Libor Interest Period for such Libor Rate Advance, to the sum of the Libor Rate for such Libor Interest Period plus the Applicable Margin.

         (2) Interest on Canadian Prime Rate Advances, U.S. Base Rate Advances and U.S. Prime Rate Advances shall be calculated and payable in arrears (i) on the first Business Day of each month, and (ii) when the Advance becomes due and payable in full, is repaid, or is converted to another Type of Advance or Accommodation. Interest on Libor Rate Advances shall be calculated and payable
(ii) on the last day of the third month of the Libor Interest Period, if the Libor Interest Period is six months, and (iv) on the last day of the Libor Interest Period.


                       ----------------------------------

                                   ARTICLE 4

                              BANKERS' ACCEPTANCES

         SECTION 4.01. ACCEPTANCES AND DRAFTS.

         (1) Each Domestic Lender, in respect of such Lender's Canadian Operating Commitment (if any), Canadian Acquisition Commitment and Canadian Term Commitment, severally agrees, on the terms and conditions of this Agreement and from time to time on any Business Day prior to the Relevant Repayment Date (i) in the case of a Domestic Lender which is willing and able to accept Drafts, to create acceptances ("Bankers' Acceptances") by accepting Drafts and to purchase such Bankers' Acceptances in accordance with Section 4.03(2), and (ii) in the case of a Domestic Lender which is unwilling or unable to accept Drafts, to purchase completed Drafts (which have not and will not be accepted by the Lender or any other Lender) in accordance with Section 4.03(2).

         (2) Each Drawing shall consist of the creation and purchase of Bankers' Acceptances or the purchase of Drafts on the same day, in each case for the Drawing Price, effected or arranged by the relevant Domestic Lenders in accordance with Section 4.03 and their respective Lender's Commitment.

         (3) If the Administrative Agent determines that the Bankers' Acceptances to be created and purchased or Drafts to be purchased on any Drawing (upon a conversion or otherwise) will not be created and purchased rateably by the relevant Domestic Lenders in accordance with Sections 4.01(2) and 4.03, then the requested Face Amount of Bankers' Acceptances and Drafts shall be reduced to such lesser amount as the Administrative Agent determines will permit rateable sharing and the amount by which the requested Face Amount shall have been so reduced shall be converted or continued, as the case may be, as a Canadian Prime Rate Advance under the Canadian Operating Facility, Canadian Acquisition Facility or Canadian Term Facility, as the case may be, to be made contemporaneously with the Drawing.

         SECTION 4.02. FORM OF DRAFTS.

         Each Drawing presented by State or Bracknell, as the case may be, shall
(i) be in a minimum amount of Cdn. $2,000,000 and in an integral multiple of Cdn. $1,000,000, (ii) be dated the date of the Drawing, and (iii) mature and be payable by such Borrower (in common with all other Drafts presented in connection with such Drawing) on a Business Day which occurs approximately 1, 2, 3 or 6 months at the election of the Borrower after the Drawing Date and on or prior to the Relevant Repayment Date and which would not, in the opinion of the Administrative Agent, conflict with the repayment schedule set out in Section 2.04.

         SECTION 4.03. PROCEDURE FOR DRAWING.

         (1) Each Drawing shall be made on notice (a "DRAWING NOTICE") given by Bracknell or State, as the case may be, to the Administrative Agent not later than 10:00 a.m. (Toronto time) on the number of days notice specified in
Schedule 5. Each Drawing Notice shall be in substantially the form of Schedule 3, shall be irrevocable and binding on such Borrower and shall specify (i) the Borrower, (ii) the Drawing Date, (iii) the Credit Facility under which the Drawing is to be made, (iv) the aggregate Face Amount of Drafts to be accepted and purchased (or purchased, as the case may be), and (v) the contract maturity date for the Drafts.

         (2) Not later than 2:00 p.m. (Toronto time) on an applicable Drawing Date, each Domestic Lender shall complete one or more Drafts in accordance with the Drawing Notice and either (i) accept the Drafts and purchase the Bankers' Acceptances thereby created for the Drawing Price, or (ii) purchase such Drafts for the Drawing Price, and, in each case, pay to the Administrative Agent the Drawing Proceeds in respect of such Bankers' Acceptance or Draft, as the case may be. Upon receipt of the Drawing Proceeds and upon fulfilment of the applicable conditions set forth in Article 6, the Administrative Agent shall make funds available to Bracknell or State, as the case may be, in accordance with Article 2.

         (3) Each of Bracknell and State shall, at the request of any Domestic Lender, issue one or more non-interest bearing promissory notes (each a "BA EQUIVALENT NOTE") payable on the date of maturity of the unaccepted Draft referred to below, in such form as the Lender may specify and in a principal amount equal to the Face Amount of, and in exchange for, any unaccepted Drafts which the Lender has purchased or has arranged to have purchased in accordance with Section 4.03(2).

         (4) Bankers' Acceptances purchased by a Domestic Lender may be held by it for its own account until the contract maturity date or sold by it at any time prior to that date in any relevant Canadian market in such Person's sole discretion.

         SECTION 4.04. PRESIGNED DRAFT FORMS.

         (1) To enable the Domestic Lenders to create Bankers' Acceptances or complete Drafts in the manner specified in this Article 4, Bracknell and State shall each supply each Domestic Lender with such number of Drafts as it may reasonably request, duly endorsed and executed on behalf of such Borrower. Each Lender will exercise such care in the custody and safekeeping of Drafts as it would exercise in the custody and safekeeping of similar property owned by it and will, upon request by a Borrower, promptly advise the Borrower of the number and designations, if any, of uncompleted Drafts held by it for the Borrower. The signature of any officer of a Borrower on a Draft may be mechanically reproduced and BA Instruments bearing facsimile signature shall be binding upon such Borrower as if they had been manually signed. Even if the individuals whose manual or facsimile signature appears on any BA Instrument no longer hold office at the date of signature, at the date of its acceptance by the Lender or at any time after such date, any BA Instrument so signed shall be valid and binding upon the Borrower.

         (2) Each of Bracknell and State hereby irrevocably appoints each Domestic Lender as its attorney to sign and endorse on its behalf, manually or by facsimile or mechanical signature, any Drafts necessary to enable such Lender to make Drawings in the manner specified in this Article 4. All Bankers' Acceptances signed or endorsed on a Borrower's behalf by a Lender shall be binding on such Borrower, all as if duly executed and issued by the Borrower.

         SECTION 4.05. PAYMENT, CONVERSION OR RENEWAL OF BA INSTRUMENTS.

         (1) Upon the maturity of a BA Instrument, a Borrower may (i) elect to issue a replacement BA Instrument by giving a Drawing Notice in accordance with
Section 4.03(1), (ii) elect to have all or a portion of the Face Amount of the BA Instrument converted to a Prime Rate Advance by giving a Borrowing Notice in accordance with Section 3.02, or (iii) pay, on or before 10:00 a.m. (Toronto time) on the maturity date for the BA Instrument, an amount in Canadian Dollars equal to the Face Amount of the BA Instrument (notwithstanding that a Lender may be the holder of it at maturity). Any such payment shall satisfy the Borrower's obligations under the BA Instrument to which it relates and the relevant Lender shall then be solely responsible for the payment of the BA Instrument.

         (2) If a Borrower fails to pay any BA Instrument when due or issue a replacement in the Face Amount of such BA Instrument pursuant to Section 4.05(1), the unpaid amount due and payable shall be converted to a Canadian Prime Rate Advance made by the Domestic Lenders rateably under the applicable Credit Facility and shall bear interest calculated and payable as provided in
Article 3. This conversion shall occur as of the due date and without any necessity for the Borrower to give a Borrowing Notice.

         SECTION 4.06. CIRCUMSTANCES MAKING BANKERS' ACCEPTANCES UNAVAILABLE.

         (1) If, by reason of circumstances affecting the money market generally, there is no market for Bankers' Acceptances, (i) the right of the Borrowers to request a Drawing shall be suspended until the circumstances causing a suspension no longer exist, and (ii) any Drawing Notice which is outstanding shall be deemed to be a Borrowing Notice requesting a Borrowing comprised of Canadian Prime Rate Advances.

         (2) The Administrative Agent shall promptly notify the relevant Borrower of the suspension of the Borrower's right to request a Drawing and of the termination of any suspension.


                       ----------------------------------

                                   ARTICLE 5

                               DOCUMENTARY CREDITS

         SECTION 5.01. DOCUMENTARY CREDITS.

         (1) The Domestic Issuing Lender agrees, on the terms and conditions of this Agreement and in reliance on the agreements of the other Lenders with Canadian Operating Commitments, to issue Documentary Credits under the Canadian Operating Facility only for the account of Bracknell or State from time to time on any Business Day prior to the Relevant Repayment Date.

         (2) The Foreign Issuing Lender agrees, on the terms and conditions of this Agreement and in reliance on the agreements of the other Lenders with U.S. Operating Commitments, to issue Documentary Credits under the U.S. Operating Facility only for the account of Nationwide from time to time on any Business Day prior to the Relevant Repayment Date.

         (3) The letters of credit and letters of guarantee issued by Royal Bank of Canada for the account of any of the Borrowers and outstanding on the date of this Agreement shall be deemed to be Documentary Credits issued pursuant to this Agreement upon the making of the Initial Accommodation hereunder.

         (4) The aggregate Face Amount of all Documentary Credits issued under the Operating Facilities shall not, at any time, exceed U.S. $10,000,000.

         SECTION 5.02. PROCEDURE FOR ISSUE.

         (1) Each Issue shall be made on notice (an "ISSUE NOTICE") given by a Borrower to the Administrative Agent (with a copy to the Issuing Lender) not later than 11:00 a.m. (Toronto time) on the number of days notice specified in
Schedule 5. The Issue Notice shall be in substantially the form of Schedule 4, shall be irrevocable and binding on the Borrower and shall specify (i) the Issuing Lender, (ii) the Borrower, (iii) the Credit Facility under which the Documentary Credit is to be issued, (iv) the requested date of Issue (the "ISSUE DATE"), (v) the Type of Documentary Credit, (vi) the Face Amount of the Documentary Credit, (vii) the expiration date, and (viii) the name and address of the Beneficiary. A Borrower shall not request an expiry date for a Documentary Credit which would be after the Relevant Repayment Date.

         (2) Not later than 10:00 a.m. (Toronto time) on the Issue Date, the relevant Issuing Lender shall issue a Documentary Credit completed in accordance with the Issue Notice in the appropriate form. Upon receipt of the Documentary Credit and upon fulfillment of the conditions set forth in Article 6, the Issuing

Lender shall deliver the Documentary Credits to or to the order of the applicable Borrower.

         (3) No Documentary Credit shall require that payment against a conforming draft be made on the same Business Day upon which the draft was presented, unless such presentation is made before 10:00 a.m. (Toronto time) on such Business Day.

         (4) Prior to the Issue Date, the relevant Borrower shall provide a precise description of the documents and the verbatim text of any certificates to be presented by the Beneficiary which, if presented by the Beneficiary, would require an Issuing Lender to make payment under the Documentary Credit. The Issuing Lender may require changes in any such document or certificate.

         SECTION 5.03. FORM OF DOCUMENTARY CREDITS.

         Each Documentary Credit (i) shall be dated the Issue Date, (ii) shall have an expiration date on a Business Day which occurs no more than 364 days after the Issue Date and not after the Relevant Repayment Date, and (iii) shall comply with the definition of Documentary Credit.

         SECTION 5.04. USE OF DOCUMENTARY CREDITS.

         The Borrowers shall use Documentary Credits for the sole purpose of supporting (i) performance, payment, deposit or surety obligations of a Borrower, in any case if required by law or contract or in accordance with custom and practice in its industry, or (ii) the replacement of Documentary Credits existing on the Closing Date.

         SECTION 5.05. REIMBURSEMENT OF AMOUNTS DRAWN.

         (1) At or before 10:00 a.m. (Toronto time) on the date specified by a Beneficiary as a drawing date under a Documentary Credit, the relevant Borrower shall pay to the Issuing Lender an amount in same day funds equal to the amount to be drawn by the Beneficiary in the currency in which the Documentary Credit is payable.

         (2) If a Borrower fails to pay to the Issuing Lender the amount drawn under any Documentary Credit, the Issuing Lender shall advise immediately the Administrative Agent and the unpaid amount due and payable shall be converted automatically as of such date, and without the necessity for the Borrower to give any Borrowing Notice pursuant to Section 3.02, to (i) a Canadian Prime Rate Advance, in the case of a Documentary Credit denominated in Canadian Dollars and issued by the Domestic Issuing Lender, (ii) a U.S. Base Rate Advance, in the case of a

Documentary Credit denominated in U.S. Dollars and issued by the Domestic Issuing Lender, and (iii) a U.S. Prime Rate Advance, in the case of a Documentary Credit denominated in U.S. Dollars and issued by the Foreign Issuing Lender, in each case made by the Domestic Lenders rateably under the Canadian Operating Facility and by the Foreign Lenders rateably under the U.S. Operating Facility.

         SECTION 5.06. DOCUMENTARY CREDIT PARTICIPATION.

         (1) In relation to each Documentary Credit issued or deemed to be issued under the Operating Facilities, each Lender under the applicable Operating Facility shall acquire from the Domestic Issuing Lender or the Foreign Issuing Lender, as the case may be, for such Lender's own account and risk, an undivided interest equal to such Lender's pro rata share of the relevant Issuing Lender's obligations and rights under such Documentary Credit together with any amount paid by an Issuing Lender under such Documentary Credit. If an amount is drawn under any Documentary Credit issued or deemed to be issued under either of the Operating Facilities and an Issuing Lender is not reimbursed in full by the relevant Borrower in accordance with the terms of this Agreement or if the amount is converted to an Advance pursuant to Section 5.05, each of the Lenders under the relevant Operating Facility shall pay to the applicable Issuing Lender, upon demand, an amount equal to such Lender's pro rata share of the amount which is not so reimbursed or shall acquire its pro rata share of the Advance into which the amount is converted, as the case may be.

         (2) If any amount required to be paid by a Lender under either of the Operating Facilities to an Issuing Lender pursuant to Section 5.06(1) is not paid to the Issuing Lender on the date the payment is due, the Lender shall pay to the Issuing Lender, on demand, such amount together with interest, from the date the payment was to be made until the date it is actually made, at the prevailing interbank rate. A certificate of the relevant Issuing Lender, submitted to the relevant Lender with respect to any amounts owing under this Section shall be conclusive, absent manifest error.

         (3) If, at any time after an Issuing Lender has made a payment under any Documentary Credit issued under an Operating Facility and has received from the other Lenders their pro rata share of such payment, the Issuing Lender receives a payment in respect of such Documentary Credit (whether directly from a Borrower or otherwise), the Issuing Lender will pay to the Administrative Agent for distribution to the other Lenders, their pro rata share of such payment; provided, however, that if any such payment so received by the Issuing Lender shall be required to be returned by the Issuing Lender, each other Lender shall return to the Issuing Lender the portion thereof previously distributed to it.

         SECTION 5.07. RISK OF DOCUMENTARY CREDITS.

         (1) In determining whether to pay under a Documentary Credit, each Issuing Lender shall be responsible only to determine that the documents and certificates required to be delivered under the Documentary Credit have been delivered and that they comply on their face with the requirements of the Documentary Credit.

         (2) The reimbursement obligation of the Borrowers under any Documentary Credit shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including
(i) any lack of validity or enforceability of a Documentary Credit, (ii) the existence of any claim, set-off, defence or other right which a Borrower may have at any time against a Beneficiary, a Lender or any other Person, whether in connection with the Credit Documents and the transactions contemplated therein or any other transaction (including any underlying transaction between a Borrower and the Beneficiary), (iii) any certificate or other document presented with a Documentary Credit proving to be forged, fraudulent or invalid or any statement in it being untrue or inaccurate, (iv) the existence of any act or omission or any misuse of a Documentary Credit or misapplication of proceeds by the Beneficiary, including any fraud in any certificate or other document presented with a Documentary Credit, (v) payment by an Issuing Lender under the Documentary Credit against presentation of a certificate or other document which does not comply with the terms of the Documentary Credit; in each case unless such payment constitutes gross negligence or willful misconduct of the Issuing Lender, or (vi) the existence of a Default or Event of Default.

         (3) No Issuing Lender shall be responsible for (i) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Documentary Credit or the rights or benefits under it or proceeds of it, in whole or in part, which may prove to be invalid or ineffective for any reason, (ii) errors, omissions, interruptions or delays in transmission or delivery of any messages by mail, telecopy or otherwise, (iii) errors in interpretation of technical terms, (iv) any loss or delay in the transmission of any document required in order to make a drawing, and (v) any consequences arising from causes beyond the control of the Issuing Lender, including the acts or omissions, whether rightful or wrongful, of any Governmental Entity. None of the above shall affect, impair, or prevent the vesting of any of the Issuing Lenders' rights or powers under this Agreement. Any action taken or omitted by any Issuing Lender under or in connection with any Documentary Credit or the related certificates, if taken or omitted in good faith, shall not put the Issuing Lender under any resulting liability to the Borrowers provided that the Issuing Lender acts in accordance with the standards of reasonable care specified in the Uniform Customs and Practice for Documentary Credits (1993 Revision), ICC Publication 500 (or any replacement publication).

         SECTION 5.08. FEES.

         (1) Each Borrower shall pay to the Administrative Agent, for the account of the relevant Lenders, a Fee at a rate equal to the Applicable Margin calculated on the basis of the Face Amount of the Documentary Credit for the period during which the Documentary Credit is outstanding. Such Fee shall be calculated daily and payable prior to issuance on the Issue Date of issue of a Documentary Credit in the currency in which the Documentary Credit is payable and shall be non-refundable.

         (2) Each Borrower shall pay to the relevant Issuing Lender (for its own account) a fronting Fee equal to the greater of (i) 0.125% per annum on the Face Amount of the Documentary Credit issued under the Operating Facility for which the Issuing Lender is contingently liable under this Agreement; and (ii) U.S. $150.00. The fronting fee will be calculated daily and shall be payable prior to issuance on the Issue Date of each Documentary Credit and shall be non-refundable.


         (3) Each Borrower shall pay to the relevant Issuing Lender, upon the issuance, amendment or transfer of any Documentary Credit issued by such Lender and each drawing made under it, the Lender's standard and prevailing documentary and administrative charges for issuing, amending, transferring or drawing under, as the case may be, Documentary Credits of similar amount, term and risk.

         SECTION 5.09. REPAYMENTS.

         (1) If a Borrower is required to repay the Accommodations pursuant to
Article 2 or Article 9, then the Borrower shall pay to the Administrative Agent for distribution to the Issuing Lender, to the extent required in those Articles, an amount equal to the relevant Issuing Lender's contingent liability in respect of (i) any outstanding Documentary Credit, and (ii) any Documentary Credit which is the subject matter of any order, judgment, injunction or other such determination (a "JUDICIAL ORDER") restricting payment under and in accordance with such Documentary Credit or extending the Issuing Lender's liability under such Documentary Credit beyond its stated expiration date. Payment in respect of each Documentary Credit shall be due in the currency in which the Documentary Credit is denominated.

         (2) Each Issuing Lender shall, with respect to any Documentary Credit, upon the later of:

(a) the date on which any final and non-appealable order, judgment or other such determination has been rendered or issued either terminating the applicable Judicial Order or permanently enjoining the Lender from paying under such Documentary Credit; and

(b) the earlier of (i) the date on which either (x) the original counterpart of the Documentary Credit is returned to the Lender for cancellation, or (y) the Lender is released by the Beneficiary from any further obligations, and (ii) the expiry (to the extent permitted by any applicable law) of the Documentary Credit, pay to the relevant Borrower an amount equal to the difference between the amount paid to the Issuing Lender pursuant to Section 5.09(1) and the amounts paid by the Issuing Lender under the Documentary Credit.


                       ----------------------------------

                                   ARTICLE 6

                                   CONDITIONS

         SECTION 6.01. CONDITIONS PRECEDENT TO EFFECTIVENESS.

         This Agreement shall be effective subject to and upon the fulfillment of the following conditions precedent:

(a)      no Default or Event of Default has occurred or is continuing;

(b)      the representations and warranties of the Borrowers contained in
Section 7.01 are true and correct on the date hereof;

(c) the Administrative Agent has received, in form, substance and dated as of a date satisfactory to the Lenders and their counsel and in sufficient quantities for each Lender:

         A. a certified copy of the resolutions of the board of directors of each Borrower approving the amendments to the Amended and Restated Credit Agreement and other matters contemplated by this Agreement,

         B. a certificate of a senior officer of each Borrower confirming there have been no changes to the articles and by-laws of each since the date of the Amended and Restated Credit Agreement,

         C. a certificate of the Secretary of each Borrower certifying the names and true signatures of its officers authorized to sign this Agreement and the other Credit Documents,

         D. a certificate of status, compliance or like certificate with respect to each Borrower issued by the appropriate Governmental Entity of the jurisdiction of its incorporation and of each jurisdiction in which it owns any material assets or carries on any material business,

         E. copies of all corporate and lien searches undertaken against each Borrower and each Restricted Subsidiary,

         F. favourable opinions of counsel to each Borrower with respect to such matters as may be requested by the Lenders,

         G. a certificate from the chief financial officer of Nationwide certifying that Nationwide (i) is not legally prohibited or restricted from entering into and performing its obligations under the Credit Documents to which it is a party, (ii) is not insolvent, (iii) will not be rendered insolvent by virtue of guaranteeing the obligations of the Borrowers under the Credit Documents, (iv) will not be left with an unreasonably small amount of capital, and (v) has not incurred Debt which cannot be satisfied on a timely basis,

         H. a confirmation in favour of the Administrative Agent executed by the Borrowers and the Restricted Subsidiaries, confirming the Security Documents are in full force and effect; and

         I. such other certificates and documentation as the Administrative Agent may reasonably request,

(d) all fees and other amounts then payable under the Credit Documents have been paid in full;

(e) all obligations under the Credit Documents are secured by first priority Liens on all property and assets of each Borrower and each Restricted Subsidiary with such exceptions as are permitted pursuant to this Agreement or any of the other Credit Documents;

(f) nothing has occurred (nor has any Lender become aware of any facts not previously known), including any change or condition, event or development, which the Lenders determine is reasonably likely to have a Material Adverse Effect;

(g) there has not occurred, developed or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence or any law, rule, regulation, judgment, order, inquiry or other occurrence of any nature whatsoever which materially adversely affects, or may materially adversely or seriously affect, the financial, banking (including syndication markets) or capital markets in Canada or the United States of America; and

(h) all conditions precedent listed in Section 4.01 of the Bracknell Limited Partnership Facility shall have been satisfied.

         SECTION 6.02. CONDITIONS PRECEDENT TO ACCOMMODATIONS AND CONVERSIONS.

         (1) The obligation of each Lender to make Accommodations or otherwise give effect to any Accommodation Notice is subject to fulfillment of the following conditions at the time of any Accommodation Notice or Accommodation, as the case may be:

(a)      the representations and warranties of the Borrowers contained in
Section 7.01 are true and correct on the date of the Accommodation or Accommodation Notice as if they were made on that date;

(b) no Default or Event of Default has occurred or is continuing or would arise immediately after giving effect to or as a result of the Accommodation or Accommodation Notice;

(c) the Accommodation will not violate any applicable law, rule, regulation, judgment or order; and

         (2) Each of the giving of any Accommodation Notice by a Borrower and the acceptance by a Borrower of any Accommodation shall be deemed to constitute a representation and warranty by the Borrowers that, on the date of such Accommodation Notice or Accommodation, as the case may be, and after giving effect thereto and to the application of any proceeds therefrom, the statements set forth in Section 6.02(1) are true and correct.

         SECTION 6.03. NO WAIVER.

         The making of an Accommodation or otherwise giving effect to any Accommodation Notice, without the fulfillment of one or more conditions set forth in Section 6.01 or 6.02 shall not constitute a waiver of any condition and the Administrative Agent and the Lenders reserve the right to require fulfillment of such condition in connection with any subsequent Accommodation Notice or Accommodation.

                       ----------------------------------

                                   ARTICLE 7

                         REPRESENTATIONS AND WARRANTIES

         SECTION 7.01.     REPRESENTATIONS AND WARRANTIES.

         Each Borrower represents and warrants to each Lender, acknowledging and confirming that each Lender is relying on such representations and warranties without independent inquiry in entering into this Agreement and providing Accommodations that:

(a) INCORPORATION AND QUALIFICATION. Each Borrower is a corporation duly incorporated, organized and validly existing under the laws of its jurisdiction of incorporation as set forth in Schedule 7.01(p). At the date of this Agreement, each of the Restricted Subsidiaries is a corporation duly incorporated, organized and validly existing under the laws of its jurisdiction of incorporation as set forth in Schedule 7.01(p). Each Borrower and each Restricted Subsidiary is duly qualified, licensed or registered to carry on business under the laws applicable to it in all jurisdictions in which failure to be so qualified, licenced or registered would have a Material Adverse Effect.

(b) CORPORATE POWER. Each of the Borrowers and the Restricted Subsidiaries has all requisite corporate power and authority to (i) own, lease and operate its properties and assets and to carry on its business as now being conducted by it, and (ii) enter into and perform its obligations under the Credit Documents to which it is a party.

(c) CONFLICT WITH OTHER INSTRUMENTS. The execution and delivery by each Borrower and each Restricted Subsidiary and the performance by each of them of its respective obligations under, and compliance with the terms, conditions and provisions of, the Credit Documents to which it is a party will not (i) conflict with or result in a breach of any of the terms, conditions or provisions of (t) its constating documents or by-laws, (u) any applicable law, rule or regulation,
(v) any contractual restriction binding on or affecting it or its properties, or
(w) any judgment, injunction, determination or award which is binding on it, or
(ii) result in, require or permit (x) the imposition of any Lien in, on or with respect to any of its assets or property, (y) the acceleration of the maturity of any debt binding on or affecting any Borrower or Restricted Subsidiary, or
(z) any third party to terminate or acquire rights under any Material Agreement.

(d) CORPORATE ACTION, GOVERNMENTAL APPROVALS, ETC. The execution and delivery of each of the Credit Documents by each Borrower and each Restricted Subsidiary and the performance by the Borrowers and the Restricted Subsidiaries of their respective obligations under the Credit Documents have been duly authorized by all necessary corporate action including, without limitation, the obtaining of all necessary shareholder consents. No authorization, consent, approval, registration, qualification, designation, declaration or filing with any Governmental Entity or other Person, is or was necessary in connection with the execution, delivery and performance of obligations under the Credit Documents except as are in full force and effect, unamended, at the date of this Agreement.

(e) EXECUTION AND BINDING OBLIGATION. This Agreement and the other Credit Documents have been duly executed and delivered by each Borrower and each Restricted Subsidiary which is a party thereto and constitute legal, valid and binding obligations of each such Borrower and Restricted Subsidiary enforceable against them in accordance with their respective terms, subject only to any limitation under applicable laws relating to (i) bankruptcy, insolvency, reorganization, moratorium or creditors' rights generally, and (ii) the discretion that a court may exercise in the granting of equitable remedies.

(f) LOCATION OF BUSINESS. At the date of this Agreement, the only jurisdictions (or registration districts within such jurisdictions) in which a Borrower or any Restricted Subsidiary has any place of business or stores any tangible personal property are listed in Schedule 7.01(f).

(g) AUTHORIZATIONS, ETC. Each of the Borrowers and each of the Restricted Subsidiaries possess all authorizations, permits, consents, registrations and approvals necessary to properly conduct their respective businesses at full operating capacity. All authorizations, permits, consents, registrations and approvals which are material to a Borrower or any Restricted Subsidiary at the date of this Agreement are set forth in Schedule 7.01(g).

(h) TRADEMARKS, PATENTS, ETC. Each of the Borrowers and each of the Restricted Subsidiaries possesses all the trademarks, trade names, copyrights, patents and licences reasonably necessary for the conduct of their respective businesses. To the best knowledge of the Borrowers, no Borrower nor any of the Restricted Subsidiaries is infringing or is alleged to be infringing on the rights of any Person with respect to any patent, trademark, trade name, copyright (or any application or registration in respect thereof) licence, discovery, improvement, process, formula, know-how, data, plan or specification.

(i) OWNERSHIP OF PROPERTY. Except for Permitted Liens, each of the Borrowers and the Restricted Subsidiaries has good and marketable title in fee simple to the Owned Properties and good, indefeasible and merchantable title to all of its or their other properties and assets including, without limitation, the tangible and intangible personal property reflected as assets in their books and records. None of the Borrowers or any of the Restricted Subsidiaries (i) owns any real property other than the Owned Properties, (ii) is bound by any agreement to own or lease any real property except for the Leases, or, (iii) has leased any of its Owned

Properties except pursuant to a Material Agreement. Each Borrower and each Restricted Subsidiary owns, leases or has the lawful right to use all of the assets necessary for the conduct of their respective businesses at full operating capacity.

(j) LEASED PROPERTIES. Each Lease is in good standing and all amounts owing under it have been paid by a Borrower or Restricted Subsidiary, as applicable.

(k) WORK ORDERS. There are no outstanding work orders relating to the Subject Properties from or required by any Governmental Entity, nor do the Borrowers have notice of any possible impending or future work order.

(l) EXPROPRIATION. No part of any of the Subject Properties or the Buildings and Fixtures located on the Subject Properties has been taken or expropriated by any Governmental Entity, no written notice or proceeding in respect of an expropriation been given or commenced nor are any of the Borrowers aware of any intent or proposal to give any such notice or commence any proceedings.

(m) ENCROACHMENTS. Except for Permitted Liens or as specified in Schedule 7.01(m), the Buildings and Fixtures located at each of the Subject Properties are located entirely within such Subject Property and are in conformity with set-back and coverage requirements of all applicable Governmental Entities except where failure to be so located or in conformity could not reasonably be expected to have a Material Adverse Effect. There are no encroachments upon any of the Subject Properties which could reasonably be expected to have a Material Adverse Effect.

(n) COMPLIANCE WITH LAWS. Except as set forth in Schedule 7.01(n), each of the Subject Properties has been used, and each of the Borrowers and each of the Restricted Subsidiaries is, in compliance in all material respects with all applicable laws, rules, regulations, by-laws, judgments, orders, decisions and awards including Environmental Laws.

(o) NO DEFAULT. None of the Borrowers nor any of the Restricted Subsidiaries is in violation of its constating documents, its by-laws or any shareholders' agreement applicable to it.

(p) SUBSIDIARIES, ETC. At the date of this Agreement (i) there are no subsidiaries of Bracknell other than the subsidiaries identified as such in
Schedule 7.01(p), (ii) the share ownership of each of the Subsidiaries is as described in Schedule 7.01(p), and (iii) the Borrowers and the Restricted Subsidiaries are not, directly or indirectly, a member of, or participant in, any partnership, joint venture or syndicate except as described in Schedule 7.01(p). None of the Borrowers or any of the Restricted Subsidiaries is an unlimited liability company. Each of 1341996 Ontario Inc. and 1357248 Ontario Inc. is a wholly-owned subsidiary of Bracknell, carries on no business and has no assets or liabilities other than, in the case of 1341996 Ontario Inc., assets held in trust for George L. Ploder and his estate pursuant to a trust agreement dated March 8, 1999 between Bracknell and 1341996 Ontario Inc.

(q) NO BURDENSOME AGREEMENTS. Except as set forth in Schedule 7.01(q), none of the Borrowers nor any of the Restricted Subsidiaries is a party to any agreement or instrument or subject to any restriction (including any restriction set forth in its constating documents, by-laws or any shareholders' agreement applicable to it) which could reasonably be expected to have a Material Adverse Effect.

(r) NO LITIGATION. Except as set forth in Schedule 7.01(r), there are no material actions, suits, arbitrations or proceedings pending, taken or, to the Borrowers' knowledge, threatened, before or by any Governmental Entity or other Person affecting a Borrower or any Restricted Subsidiary. No law, rule, regulation, by-law, decision, order or judgment which may affect a Borrower or any of the Restricted Subsidiaries has been enacted, promulgated or applied which challenges, or to the best knowledge of the Borrowers, has been proposed which, in the reasonable opinion of the Majority Lenders, may challenge, the validity or propriety of any Credit Document or the transactions contemplated thereunder.

(s) ENVIRONMENTAL COMPLIANCE. Except as set out in Schedule 7.01(s), none of the Subject Properties or other property or assets under the charge, management or control of a Borrower or any of the Restricted Subsidiaries (i) has ever been used by it, or to the best of the knowledge of the Borrowers, by any other Person, as a waste disposal site or a landfill, or (ii) to the best of the knowledge of the Borrowers, has any asbestos-containing materials, PCBs, radioactive substances or underground storage systems, active or abandoned located on, at or under it at the date of this Agreement. Except as set out in
Schedule 7.01(s), there are no contaminants located on, at or under any of the Subject Properties which are of a nature or in such quantities that the Borrower, a Restricted Subsidiary or any of the Subject Properties could be subject to a remedial order or clean-up order issued by a Governmental Entity at the date of this Agreement. To the knowledge of the Borrowers, no properties adjacent to any of the Subject Properties are contaminated where such contamination could, if it migrated to a Subject Property, have a Material Adverse Effect. Except as set out in Schedule 7.01(s), neither the Borrowers nor any of the Restricted Subsidiaries sends any hazardous substances for recycling, disposal, treatment or other processing outside of Canada or the United States at the date of this Agreement.

(t) PENSION PLANS. Except as notified to the Administrative Agent, Schedule 7.01(t) contains a list of all pension plans and Plans of the Borrowers and the Restricted Subsidiaries. All contributions required under applicable law have been made and each pension plan is fully funded on an ongoing and termination basis. The Borrowers, the Subsidiaries of any of the Borrowers and their ERISA Affiliates have fulfilled their respective obligations under the minimum funding standards of Section 302 of ERISA and Section 412 of the Code with respect to each Plan. None of the Borrowers nor any of the Subsidiaries of any of the Borrowers nor any ERISA Affiliate has incurred any Withdrawal Liability. No Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA. Each employee benefit plan of any Borrower or any of their respective Subsidiaries intending to qualify under Section 401(a) of the Code, has received a letter from the Internal Revenue Service stating that such plan qualifies and no event has occurred which could reasonably result in revocation of any such letter.

(u) MATERIAL AGREEMENTS, ETC. As of the date of this Agreement, none of the Borrowers nor any of the Restricted Subsidiaries is a party or otherwise subject to or bound or affected by any Material Agreement, except as set out in Schedule 7.01(u). Except as set forth in Schedule 7.01(u), all such Material Agreements are in full force and effect and none of the Borrowers or any of the Restricted Subsidiaries, or to the best of the Borrowers' knowledge, any other party to any Material Agreement has defaulted under any of the Material Agreements. To the best of the Borrowers' knowledge, no event has occurred which, with the giving of notice, lapse of time or both, would constitute a default under, or in respect of, any Material Agreement. There is no dispute regarding any Material Agreement which is not reasonably expected to be resolved in the ordinary course of business and in accordance with normal commercial practice.

(v) LABOUR MATTERS. Schedule 7.01(v) sets forth all labour contracts to which the Borrowers or any Restricted Subsidiary is a party as of the date of this Agreement. There are no existing or, to the best of the Borrowers' knowledge, threatened strikes, lock-outs or other disputes (other than non-material grievances) relating to any collective bargaining agreement to which a Borrower or any Restricted Subsidiary is a party.

(w) BOOKS AND RECORDS. All books and records of the Borrowers and the Restricted Subsidiaries have been fully, properly and accurately kept and completed in accordance with GAAP and there are no material inaccuracies or discrepancies of any kind contained or reflected therein. The Borrowers' and the Restricted Subsidiaries' records, systems, controls, data or information are not recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the direct control of the Borrowers. The Borrowers and each of the Restricted Subsidiaries have (i) maintained all their environmental and operating records in the manner and for the periods required by applicable Environmental Law, and (ii) filed all reports which are required by applicable Environmental Law to be filed on the happening of any reportable event.

(x) TAX LIABILITY. The Borrowers and each of the Restricted Subsidiaries have filed all tax and information returns which are required to be filed and the information contained in such returns is correct and complete and reflects accurately all liability for taxes for the period covered. The Borrowers and each of the Restricted Subsidiaries have paid all taxes, interest and penalties, if any, which have become due pursuant to such returns or pursuant to any assessment received by any of them other than those in respect of which liability based on such returns is being contested in good faith and by appropriate proceedings where adequate reserves have been established in accordance with GAAP. Adequate provision for payment has been made for taxes not yet due. There are no tax disputes existing or pending involving a Borrower, any of the Restricted Subsidiaries or the Business which could reasonably be expected to have a Material Adverse Effect.

(y) CORPORATE STRUCTURE. At the date of this Agreement, the only shareholders of Bracknell holding greater than 5% of the issued and outstanding shares of Bracknell are as set forth in Schedule 7.01(y). Schedule 7.01(y) sets forth the complete particulars at the date of this Agreement of (i) such shareholders, (ii) the interest of each such shareholder and their respective interests. Except as set forth in Schedule 7.01(y), at the date of this Agreement none of the shareholders is a party to any unanimous shareholders or other agreement relating to the shares owned by such shareholder.

(z) FINANCIAL STATEMENTS. The October 31, 1998 audited consolidated and the July 31, 1999 unaudited consolidated financial statements of Bracknell and the March 31, 1999 audited consolidated financial statements and the June 30, 1999 unaudited consolidated financial statements of Nationwide, copies of each of which have been furnished to the Administrative Agent and the Lenders, fairly present the consolidated financial position of the Borrowers and the Restricted Subsidiaries at such dates and the consolidated results of the operations and changes in financial position of the Borrowers and the Restricted Subsidiaries for such period, all in accordance with GAAP. Between July 31, 1999 and the Closing Date, there has been no adverse change in the financial position or results of operations of the Borrowers and the Restricted Subsidiaries.

(aa) MARGIN STOCK. None of the Borrowers nor any of the Restricted Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U (12 CFR Part 221), of the Board of Governors of the Federal Reserve System ("MARGIN STOCK") and no proceeds of any Accommodation will be used to purchase or carry any Margin Stock.

(bb) INVESTMENT COMPANY ACT. None of the Borrowers nor any of the Restricted Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

(cc) DISCLOSURE. All (i) forecasts and projections supplied to the Administrative Agent and the Lenders were prepared in good faith, adequately disclosed all relevant assumptions and are reasonable, and (ii) other written information supplied to the Administrative Agent and the Lenders is true and accurate in all material respects. There is no fact known to the Borrowers which could reasonably be expected to have a Material Adverse Effect and which has not been fully disclosed to the Administrative Agent and the Lenders. No event has occurred which could be reasonably anticipated to have a Material Adverse Effect since the date of this Agreement.

         SECTION 7.02.     SURVIVAL OF REPRESENTATIONS AND WARRANTIES.


         The representations and warranties in this Agreement and in any certificates or documents delivered to the Administrative Agent and the Lenders shall not merge in or be prejudiced by and shall survive any Accommodation and shall continue in full force and effect so long as any amounts are owing by the Borrowers to the Lenders under this Agreement.


                       ----------------------------------

                                   ARTICLE 8

                            COVENANTS OF THE BORROWER

         SECTION 8.01.     AFFIRMATIVE COVENANTS.

         So long as (i) any amount owing under this Agreement remains unpaid or any Lender has any obligation under this Agreement; and (ii) any amount owing under the Bracknell Limited Partnership Facility remains unpaid or any Lender (as defined in the Bracknell Limited Partnership Facility) has any obligation thereunder and unless consent is given in accordance with Section 11.01, each of the Borrowers shall:

(a) FINANCIAL REPORTING. Deliver to the Administrative Agent (with sufficient copies for each of the Lenders):

         (i) as soon as practicable and in any event within 60 days after the end of each of the first three Financial Quarters in each Financial Year (y) a consolidated balance sheet of each of the Borrowers as of the end of the Financial Quarter, and (z) the related consolidated statements of earnings and changes in financial position for the Financial Quarter and for the period commencing at the end of the previous Financial Year and ending with the end of the Financial Quarter; in each case prepared in accordance with GAAP and (except for the statement of changes in financial position) setting forth in comparative form the figures for the corresponding Financial Quarter and corresponding portion of the previous Financial Year;

         (ii) as soon as practicable and in any event within 120 days after the end of each Financial Year, a copy of the audited consolidated financial statements of each of the Borrowers for the Financial Year prepared in accordance with GAAP and reported on by Bracknell's independent auditors;

         (iii) together with each such delivery of financial statements, a Compliance Certificate;

         (iv) as soon as practicable and, in any event prior to the earlier of (A) the date which is 10 days after approval of the Annual Business Plan by the board of directors of Bracknell, and (B)
                  (y) 60 days after the end of the Financial Year ended October 31, 1999, or (z) 30 days after the end of each other Financial Year, the

                  Annual Business Plan together with a detailed budget for the following Financial Year providing supplementary detailed schedules and information supplementary to and consistent with such Annual Business Plan; and

         (v) as soon as practicable and in any event within 45 days after the end of each Financial Quarter or otherwise promptly at the request of the Administrative Agent, a certificate of the chief financial officer of Bracknell setting out, as of the end of such Financial Quarter or otherwise as of the date of the certificate, the Borrowers' Mark-to-Market Exposure under all Hedging Agreements and all material terms of all Hedging Agreements (including, without limitation, the parties, their effective dates, notional amounts, currency, applicable rates, amortization and maturity date) and such other information as may be reasonably requested by the Administrative Agent to verify the Borrowers' Mark-to-Market Exposure under the Hedging Agreements.

(b) ENVIRONMENTAL REPORTING. Promptly, and in any event within 10 days, deliver to the Administrative Agent (with sufficient copies for each of the Lenders) a detailed statement describing any of the following occurrences:

         (i) any order or judgment of any Governmental Entity requiring a Borrower or any of the Restricted Subsidiaries to incur Environmental Liabilities (w) in excess of $500,000 in any one instance, (x) together with all other expenditures incurred in respect of Environmental Liabilities in any Financial Year, in excess of $500,000 in the aggregate,

         (ii) any state of affairs on any of the Subject Properties or with respect to the Business which could reasonably be expected to result in the incurrence of Environmental Liabilities (y) in excess of $500,000 in any one instance, or (z) together with all other expenditures incurred in respect of Environmental Liabilities in any Financial Year, in excess of $500,000 in the aggregate, and

         (iii) the action taken or proposed to be taken in connection with such occurrences.

(c) ADDITIONAL REPORTING REQUIREMENTS. Deliver to the Administrative Agent (with sufficient copies for each of the Lenders):

         (i) as soon as practicable, and in any event within one Business Day after the occurrence of each Default or Event of Default, a statement of the chief financial officer of Bracknell or any other officer acceptable to the Administrative Agent setting forth the details of the Default or Event of Default and the action which the Borrowers propose to take or have taken,

         (ii) promptly in writing a notice of any previously undisclosed (u) material actions, suits, arbitrations or proceedings pending, taken or threatened before or by any Governmental Entity or other Person affecting a Borrower or any Restricted Subsidiary, (v) locations where contaminants generated by a Borrower or any Restricted Subsidiary are disposed of, treated or otherwise dealt with, (w) a material lease or an acquisition of real property by a Borrower or any Restricted Subsidiary, (x) material authorizations, permits or licences which become necessary, (y) Material Agreements, and (z) labour contracts or collective agreements of a Borrower or any Restricted Subsidiary,

         (iii) promptly in writing a notice of any default, or event, condition or occurrence which with notice or lapse of time, or both, would constitute a default under any agreement in respect of Debt to which a Borrower or any of its Restricted Subsidiaries is a party and under which a Borrower or any such Subsidiary owes (contingently or otherwise) at least $2,000,000 (or the equivalent amount in any other currency),

         (iv) promptly in writing a notice of any waiver of any material provision of, or, material amendment to, any Material Agreement or any revocation or termination of, any Material Agreement other than as a result of the completion of the Material Agreement in accordance with its terms,

         (v) promptly in writing a notice of any intended change of auditors or the Financial Year and the reasons therefor,

         (vi) promptly in writing a notice of any intended change of bonding companies and the reasons therefor,

         (vii) from time to time upon the reasonable request of the Administrative Agent, evidence of the maintenance of all insurance required to be maintained pursuant to this Agreement, including originals or copies as the Administrative Agent may reasonably request of policies, certificates of insurance, riders, endorsements and proof of premium payments,

         (viii) within 3 Business Days of a request therefor from the Administrative Agent if the Administrative Agent has a good faith concern that accounts payable to Subcontractors exceeds 5% of the Annualized Total Cost of Goods Sold, the certificate described in Section 8.01(t) and otherwise comply with the provisions thereof in respect of Priority Accounts Payable,

         (ix) promptly upon their issuance, copies of all notices, reports, press releases, circulars, offering documents and other documents filed with, or delivered to, any stock exchange or the Ontario Securities Commission or a similar Governmental Entity in any other jurisdiction, and

         (x) such other information respecting the condition or operations, financial or otherwise, of the Business or a Borrower or any Restricted Subsidiary as the Administrative Agent, on behalf of the Lenders, may from time to time reasonably request.

(d) CORPORATE EXISTENCE. Except as otherwise permitted in this Agreement, preserve and maintain, and cause each of the Restricted Subsidiaries to preserve and maintain, its corporate existence.

(e) COMPLIANCE WITH LAWS, ETC. Comply, and cause each of the Restricted Subsidiaries to comply with the requirements of all applicable laws, rules, regulation, by-laws, judgments, orders, decisions and awards, non-compliance with which could reasonably be expected to have a Material Adverse Effect.

(f)      STATUS OF ACCOUNTS AND COLLATERAL. With respect to the Collateral:

         (i) maintain all books and records pertaining to the Collateral in accordance with good business practice,

         (ii) immediately notify the Administrative Agent if any account in excess of $1,000,000 arises out of contracts with any Governmental Entity, and execute any instruments and take any steps required by the Majority Lenders in order that all moneys due or to become due under the contract are assigned to the Lenders and notice of such assignment to be given to the Governmental Entity,

         (iii) report immediately to the Administrative Agent any matters materially adversely affecting the value, enforceability or collectibility of any of the Collateral, and

         (iv) if any amount payable under or in connection with any account in excess of $500,000 is evidenced by a promissory note or other instrument, immediately pledge, endorse, assign and deliver to the Lenders the promissory note or instrument, as additional Collateral.

(g) CREDIT POLICY AND ACCOUNTS RECEIVABLE. Maintain, at all times, credit policies consistent with good business practices, adhere to such policies and collect, and cause each of the Restricted Subsidiaries to collect, accounts receivable in the ordinary course of business.

(h) CONDUCT OF BUSINESS AND HEDGING POLICY. Conduct, and cause each of the Restricted Subsidiaries to conduct, in each Financial Year, the Business in accordance with good business practice; and maintain, and cause each of the Restricted Subsidiaries to maintain, a hedging policy of not speculating in commodities.

(i) ENVIRONMENTAL INVESTIGATIONS. Promptly, if the Administrative Agent has a good faith concern that a discharge of a contaminant has occurred or a condition exists on any of the Subject Properties or with respect to the Business or any of the Assets that could have a Material Adverse Effect, cause to be conducted such environmental investigations (including without limitation, environmental site assessments and environmental compliance reviews as are reasonably required by the Administrative Agent) by an environmental consultant approved by the Administrative Agent, such approval not to be unreasonably withheld, and remedy any condition or non-compliance with Environmental Laws revealed by any such investigation.

(j) MAINTENANCE OF PROPERTIES, ETC. Maintain and preserve, and cause each of the Restricted Subsidiaries to maintain and preserve, all of its and their properties used or useful in its and their business in good repair, working order and condition (reasonable wear and tear excepted) where failure to maintain or preserve the properties in that state could reasonably be expected to have a Material Adverse Effect. From time to time, make all needful and proper repairs, renewals, replacements, additions and improvements to the Subject Properties, so that the Business or business, as the case may be, may be properly and advantageously conducted at all times in accordance with prudent business management.

(k) AUDITORS. Appoint and maintain as its auditors a firm of national standing.

(l) PAYMENT OF TAXES AND CLAIMS. Pay and discharge and cause each of the Restricted Subsidiaries to pay and discharge, when due, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its income, sales, capital or profit or any other property belonging to it or upon the Subsidiaries, and (ii) all claims which, if unpaid, might by law become a Lien upon its assets except any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings and in respect of which the

Borrowers or the Restricted Subsidiaries have established adequate reserves in accordance with GAAP or which are Permitted Liens.

(m) KEEPING OF BOOKS. Keep, and cause each of the Restricted Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business in accordance with GAAP.

(n) VISITATION AND INSPECTION. At any reasonable time or times, permit each Lender and the Administrative Agent to visit the properties of the Borrowers and the Restricted Subsidiaries, and to discuss their affairs, finances and accounts with the officer appointed as (or performing the functions of) the chief financial officer of the Borrower.

(o) MAINTENANCE OF INSURANCE. Maintain, in respect of itself and each of the Restricted Subsidiaries, insurance (including environmental liability insurance) at all times with responsible insurance carriers and in such amounts and covering such risks as are usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiaries, as the case may be, operate, such policies to show the Administrative Agent and the Lenders as a loss payee and additional insured under a mortgagee clause in a form approved by the Insurance Bureau of Canada and the equivalent governing body of the United States of America, as applicable.

(p) PROCEEDS. Use the proceeds of all Accommodations solely for the purposes specified in Section 2.03.

(q) YEAR 2000 COMPLIANCE. Ensure and cause each of the Restricted Subsidiaries to ensure that all computer equipment and embedded systems and all computer software used by the Borrowers and the Restricted Subsidiaries which are material to the Business are or will be Millennium Compliant by December 31, 1999.

(r) MAINTENANCE OF BONDING CAPACITY. Maintain, in respect of itself and each of the Restricted Subsidiaries, bonding capacity at all times with responsible companies and in such amounts and covering such risks as are usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiaries, as the case may be, operate.

(s)      INACTIVE SUBSIDIARIES. Within 180 days after the Closing Date either
(i) wind-up or dissolve the Subsidiaries listed on Schedule 8.01(s), or (ii) cause the Subsidiaries listed in Schedule 8.01(s) to take all steps necessary to become Restricted Subsidiaries.

(t) PRIORITY ACCOUNTS PAYABLE. If, as at the end of any Financial Quarter, the accounts payable due and owing to subcontractors ("SUBCONTRACTORS") for the supply of goods and services exceed 5% of Annualized Total Cost of Goods Sold, deliver a certificate of the Chief Financial Officer of Bracknell identifying (in such detail as the Administrative Agent shall reasonably request) the Priority Accounts Payable and setting out the amount thereof. In such event, the amount of Priority Accounts Payable shall be added to Total Net Debt for the purposes of calculating the Applicable Margin and the Applicable Commitment Fee and determining compliance with Section 8.03(b).

(u) CURE DEFECTS. Promptly cure or cause to be cured any defects in the execution and delivery of any of the Credit Documents or any defects in the validity or enforceability of any of the Security and at its expense, execute and deliver or cause to be executed and delivered, all such agreements, instruments and other documents as the Administrative Agent may consider necessary or desirable for the foregoing purposes.

(v) FURTHER ASSURANCES. At its cost and expense, upon request of the Administrative Agent, execute and deliver or cause to be executed and delivered to the Administrative Agent such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of the Administrative Agent to carry out more effectively the provisions and purposes of the Credit Documents.

         SECTION 8.02.     NEGATIVE COVENANTS.

         So long as (i) any amount owing under the Credit Agreement remains unpaid or any Lender or the Administrative Agent has any obligation under this Agreement; and (ii) any amount owing under the Bracknell Limited Partnership Facility remains unpaid or any Lender (as defined in the Bracknell Limited Partnership Facility) has any obligation thereunder and, unless consent is given in accordance with Section 11.01, none of the Borrowers shall:

(a) DEBT. Create, incur, assume or suffer to exist or permit any of the Restricted Subsidiaries to create, incur, assume or suffer to exist any Debt other than (i) Debt to the Lenders under this Agreement, (ii) Debt incurred in respect of Purchase Money Mortgages up to an aggregate outstanding amount, at any time, of U.S. $5,000,000 (or the equivalent amount in any other currency),
(iii) Debt described in Schedule 8.02(a) or any refinancing, replacement or renewals of such Debt not exceeding in principal amount, rate of amortization and interest rate, the amount outstanding, rate of amortization and the interest rate, respectively, on the date of the refinancing, renewal or replacement, and otherwise on terms and conditions not materially more restrictive than the terms and conditions of the Debt to be refinanced, renewed or replaced, (iv) Debt between and among the Borrowers and the Restricted Subsidiaries, (v) Subordinated Debt provided no Default has occurred or is continuing or would result from the incurrence thereof and the Borrowers are in pro forma compliance with the financial covenants in Section
8.03 after giving effect to the incurrence thereof, (vi) letters of credit issued by Persons which are not Lenders but which are guaranteed by Documentary Credits issued pursuant to this Agreement, (vii) Debt permitted in writing by the requisite Lenders as part of their approval of a Permitted Acquisition,
(viii) Debt and Debt Guaranteed under the Senior Bridge Loan; and (ix) Debt under the Bracknell Limited Partnership Facility.

(b) LIENS. Create, incur, assume or suffer to exist, or permit any of the Restricted Subsidiaries to create, incur, assume or suffer to exist, any Lien on any of their respective properties or assets other than (i) Permitted Liens, and
(ii) Liens granted to secure permitted Hedging Agreements.

(c) MERGERS, ETC. Except as specifically permitted by the requisite Lenders as part of their approval of a Permitted Acquisition and subject to the next following sentence, enter into, or permit any of the Restricted Subsidiaries to enter into, any transaction (whether by way of reorganization, consolidation, amalgamation, winding-up, merger, sale, lease or otherwise) whereby (i) all or any substantial part of its undertaking or assets would become the property of any other Person, or (ii) Bracknell ceases to hold, directly or indirectly, 100% of the shares of its Restricted Subsidiaries, or (iii) an Acquisition of Control would occur. The Borrowers and any Restricted Subsidiary or any Restricted Subsidiary and any other Restricted Subsidiary may enter into such transactions with each other if (v) immediately after giving effect to the transaction, no event shall have occurred and be continuing which constitutes a Default or Event of Default, (w) in the case of a transaction involving a Borrower or any Restricted Subsidiary incorporated under the laws of Canada or one of its provinces or territories, the continuing corporation is also a corporation existing under the laws of Canada or one of its provinces or territories, (x) in the case of any transaction involving only Restricted Subsidiaries incorporated outside of Canada or one of its provinces or territories, the continuing corporation shall be a corporation incorporated under the laws of one of the states of the United States of America, (y) where the predecessor corporation was either a Borrower or a Restricted Subsidiary, the continuing corporation assumes the Borrower's or the Restricted Subsidiary's obligations, if any, under the Credit Documents pursuant to an agreement in form and substance satisfactory to the Administrative Agent, and (z) the Lenders receive an opinion of counsel to the Borrower and the Restricted Subsidiary, acceptable to them, that the transaction complies with this Section 8.02(c).

(d) DISPOSAL OF ASSETS GENERALLY. Sell, exchange, lease, release or abandon or otherwise dispose of, or permit any of the Restricted Subsidiaries to sell, exchange, lease, release or abandon or otherwise dispose of, any assets or properties or interests therein (including, its interest in any Non-Recourse Subsidiary) to any Person other than (i) property or assets which have no material economic value in the Business or are obsolete, (ii) dispositions pursuant to a transaction permitted by Sections 8.02(c) and (e), (iii) dispositions of assets in the ordinary course of business provided the sale prices do not exceed $1,000,000 in aggregate in any Financial Year, (iv) dispositions which have been specifically approved by the requisite Lenders as part of their approval of a Permitted Acquisition, and (v) bona fide sales at fair market value provided that:

         A. the Net Proceeds of such dispositions are used for Permitted Acquisitions within a period of three months following the closing date of such disposition or if the Borrowers fail to use such Net Proceeds for Permitted Acquisitions, the Borrowers shall prepay the Credit Facilities in accordance with Section 2.04(5), and

         B. the Borrowers will remain in compliance with all financial covenants set out in Section 8.03 on a pro forma basis after taking into account such dispositions.


Nothing in this Section 8.02(d) shall apply to, or be deemed to permit, any of the transactions otherwise prohibited or restricted in Section 8.02(c).

(e) TRANSACTIONS WITH RELATED PARTIES. Except as otherwise permitted in Sections 8.02(a), (c), (h) and (i), directly or indirectly, itself or allow any Restricted Subsidiary, to enter into any contract with, make any financial accommodation for or otherwise enter into any transaction with a Related Party except (i) in the ordinary course of and pursuant to the reasonable requirements of business and at prices and on terms not less favourable to the Borrower or such Restricted Subsidiary, as the case may be, than could be obtained in a comparable arm's length transaction with a Person who is not a Related Party, or
(ii) the assignment of contracts by the Borrower or a Restricted Subsidiary to another Borrower or Restricted Subsidiary.

(f) CHANGE IN BUSINESS. Make any change in the nature of the Business or permit any of the Restricted Subsidiaries to make any change in the nature of its business.

(g) SHARE CAPITAL. Issue shares, or any options, warrants or securities convertible into shares, except (i) to (y) a Borrower, in the case of the Restricted Subsidiaries, or (z) the Restricted Subsidiaries in the case of other Restricted Subsidiaries, if, in each case, the shares, options, warrants or securities have been pledged to the Administrative Agent pursuant to the Security Documents, (ii) an issue of shares, options or warrants of Bracknell or securities of Bracknell convertible into shares provided such issuance does not result in an Acquisition of Control, or (iii) as specifically permitted by the requisite Lenders as part of their approval of a Permitted Acquisition.

(h) DISTRIBUTIONS. Declare, make or pay or permit any Restricted Subsidiary to declare, make or pay any Distributions, except (provided that no Default or Event of Default has occurred and is continuing or could result therefrom) that State, Nationwide or any Restricted Subsidiaries may (i) make payments on account of Debt owing to a Borrower or any Restricted Subsidiary, and (ii) declare and pay dividends to a Borrower or any Restricted Subsidiary.

(i) INVESTMENTS. Make or permit any of the Restricted Subsidiaries to make, any Investment in any Person, except for (i) foreign currency hedges, interest rate swaps or similar interest rate and currency hedging obligations or agreements permitted pursuant to Section 8.02(1), (ii) inter-company loans and Investments between a Borrower and a Borrower or a Restricted Subsidiary or between Restricted Subsidiaries provided that if the lender is a Borrower or a Restricted Subsidiary located in the United States of America, the inter-company loans are evidenced by a promissory note and security satisfactory to the Administrative Agent which have been assigned to the Administrative Agent as Security, (iii) investments in securities of a Borrower or a Restricted Subsidiary by another Borrower or Restricted Subsidiary in accordance with an issuance permitted pursuant to Section 8.02(g), (iv) Cash Equivalents, (v) Investments in Joint Ventures permitted pursuant to Section 8.02(w), (vi) Investments approved in writing by the Supermajority Lenders, or all the Lenders as the case may be, as part of their approval of a Permitted Acquisition, and
(vii) such other Investments as the Majority Lenders may approve in writing in the exercise of their sole discretion.

(j) ACQUISITIONS. Make or permit any of its Restricted Subsidiaries to make any Acquisition, other than the Sylvan Acquisition, the Highlight Acquisition and the Sunbelt Acquisition, unless (so long as no Default or Event of Default has occurred and is continuing or would result therefrom) (i) (x) the Acquisition has a Total Enterprise Value of less than $10,000,000 individually or in the aggregate with other Acquisitions in any Financial Year, (y) in the case of Acquisitions in respect of which the Total Enterprise Value is greater than or equal to $10,000,000 but less than $20,000,000 individually or in aggregate with other Acquisitions in any Financial Year, the prior written consent (which may be withheld in the sole discretion of the Lenders) of the Supermajority Lenders is obtained, or (z) in the case of Acquisitions in respect of which the Total Enterprise Value is equal to or greater than $20,000,000 individually or in aggregate with other Acquisitions in any Financial Year, the prior written consent (which may be withheld in the sole discretion of the Lenders) of all of the Lenders is obtained, (ii) the Acquisition is consistent with the most recently delivered Annual Business Plan, (iii) the Acquisition is or is in the Business, (iv) if the Acquisition is an acquisition of shares of a Person, Bracknell acquires all the issued and outstanding shares of the Person,
(v) the Acquisition is not a hostile take-over bid, (vi) the Acquisition is in respect of a business whose assets are located in Canada or the United States of America and the Administrative Agent on behalf of the Lenders will have first-ranking security interest over the assets to be acquired, subject to Permitted Liens, and (vii) the Borrowers shall have delivered to the Administrative Agent, financial statements for three consecutive Financial Quarters, following the first Financial Quarter in which the Sylvan Acquisition, the Highlight Acquisition and the Sunbelt Acquisition are fully accounted for in accordance with GAAP. Bracknell shall provide to the Administrative Agent as soon as possible in connection with any proposed Acquisition:

         A.       a copy of the proposed acquisition agreement, when available;

         B. financial statements (audited, if available) of the business being acquired for three prior fiscal years (or as many prior fiscal years as the business has been in existence if it has been in existence for less than three fiscal years);

         C. unconsolidated and consolidated financial forecasts for the business being acquired up to the end of the first Financial Quarter following the Relevant Repayment Date;

         D. a detailed business plan, analysis or similar report and pro forma financial statements and statement of sources and uses of Bracknell on a consolidated basis showing the impact of the Acquisition on the business and financial prospects of the Borrowers and the Restricted Subsidiaries for a period up to the Relevant Repayment Date;

         E. a pro forma Compliance Certificate setting out the aggregate purchase price of all Acquisitions in the relevant Financial Year and stating that after the Acquisition, the Borrowers will be in compliance with all covenants, including financial covenants, referred to herein and that such Acquisition will not result in the occurrence of a Default or Event of Default; and

         F. such other information as the Administrative Agent may reasonably request.

(k) LEASE-BACKS. Enter into or permit any of the Restricted Subsidiaries to enter into any arrangements, directly or indirectly, with any Person, whereby a Borrower or such Subsidiary, as the case may be, shall sell or transfer any property, whether now owned or hereafter acquired, used or useful in the Business, in connection with the rental or lease of the property so sold or transferred or of other property for substantially the same purpose or purposes as the property so sold or transferred.

(l) HEDGING. Enter into or allow any of its Restricted Subsidiaries to enter into any Hedging Agreements other than (i) pari passu Hedging Agreements with a Lender or an Affiliate thereof, provided that, at all times, the aggregate Borrowers' Mark-to-Market Exposure of all such Hedging Agreements does not exceed $15,000,000, and (ii) Hedging Agreements with a Lender or an Affiliate thereof which are subordinated to the pari passu Hedging Agreements referred to in paragraph (i). For purposes of paragraph (i) above, a Hedging Agreement with a Lender or an Affiliate thereof shall be a pari passu Hedging Agreement if, on the effective date of any such Hedging Agreement, the Borrower or the hedging provider shall have delivered to the Administrative Agent a report of the hedging provider setting out the Borrowers' Mark-to-Market Exposure and the material terms of the Hedging Agreement (including its effective date, notional amount, currency, applicable rates, amortization and maturity date), and such other information as may be reasonably requested by the Administrative Agent in order to enable it to verify the Borrowers' Mark-to-Market Exposure of such Hedging Agreement and allocate to it a share of the pari passu entitlement.

(m) SUBSIDIARIES. Except as specifically permitted by the requisite Lenders as part of their approval of a Permitted Acquisition or as otherwise permitted pursuant to Section 8.02(w), incorporate or acquire any subsidiaries or commence to carry on the Business, otherwise than through a Borrower or a Restricted Subsidiary existing as of the date of this Agreement except a subsidiary which
(i) is a wholly-owned subsidiary of Bracknell incorporated under the laws of Canada or one of its provinces or territories or any state of the United States of America, and (ii) has executed and delivered to the Administrative Agent an unconditional and unlimited guarantee of all obligations of the Borrowers under this Agreement and the other Credit Documents together with Security over all of its property and assets and accompanied by opinions satisfactory to the Administrative Agent. Permit any Non-Recourse Subsidiary to have any Debt which cross-defaults or cross-accelerates to any Debt of a Borrower or any of the Restricted Subsidiaries or in respect of which a Borrower or a Restricted Subsidiary is contingently liable. Permit a Borrower or a Restricted Subsidiary to enter into any agreement which requires it to maintain or preserve the Non-Recourse Subsidiary's financial position or to cause such Subsidiary to achieve any specified financial or operating results.

(n) COMPROMISE OF ACCOUNTS. Compromise or adjust or permit any of the Restricted Subsidiaries to compromise or adjust any of its accounts receivable (or extend the time for payment thereof) or grant any discounts, allowances or credits, in each case other than in the normal course of business.

(o) INVOICES. Redate any invoice or sale or provision of service or make sales or provide services on extended dating beyond that customary in the Business or the business of the Restricted Subsidiaries.

(p) BUSINESS OUTSIDE CERTAIN JURISDICTIONS. Have or permit any of the Restricted Subsidiaries to have any place of business or keep or store any tangible property outside of those jurisdictions (or registration districts within such jurisdictions) set forth in Schedule 7.01(f) except upon 15 days' written notice to the Administrative Agent, and (ii) unless the Borrowers have done or caused to be done all such acts and things and executed and delivered or caused to be executed and delivered all such deeds, transfers, assignments and instruments as the Administrative Agent may reasonably require for perfecting a security interest in such property in favour of the Administrative Agent and the Lenders.

(q) MATERIAL AGREEMENTS. Allow any amendments to any Material Agreement which could reasonably be expected to have a Material Adverse Effect.

(r) PAYMENTS IN ORDINARY COURSE OF BUSINESS, ETC. Make, or permit any Restricted Subsidiary to make, any payments outside the ordinary course of business, make any prepayments of professional fees or place any funds on trust with third parties other than in the ordinary course of business.

(s) HAZARDOUS SUBSTANCES, ETC. Except as disclosed in Schedule 7.01(s), permit any asbestos, asbestos-containing materials, PCBs, radioactive substances or other contaminants which could be the subject of a clean-up order to be located on, at or under any of the Subject Properties. Except as disclosed in
Schedule 7.01(s), permit any underground storage vessels to be located or installed at any of the Subject Properties.

(t) CAPITAL EXPENDITURES. Make or commit to make or permit any of the Restricted Subsidiaries to make or commit to make, Capital Expenditures exceeding $5,000,000 in the aggregate in any Financial Year.

(u) PUBLIC ANNOUNCEMENTS. Permit any public announcement or other disclosure to be made of a Permitted Acquisition without the prior written consent (which may be withheld in the sole discretion of any Lender) of (i) the Supermajority Lenders in the case of any Acquisition referred to in subsection 8.02(j)(i)(y), or (ii) all of the Lenders in the case of any Acquisition referred to in subsection 8.02(j)(i)(z).

(v) OUTSTANDING ACCOUNTS PAYABLE. Permit Nationwide or any Restricted Subsidiary formed under the laws of the United States of America or any state thereof to have (i) more than twenty-five percent (25%) of its past due accounts payable outstanding for more than 75 days, or (ii) any accounts payable outstanding for more than 120 days, other than, in each case, accounts payable which are being disputed in good faith by appropriate proceedings and for which a Borrower or a Restricted Subsidiary has provided adequate reserves in accordance with GAAP.

(w) NON-RECOURSE JOINT VENTURES. Make or allow any Restricted Subsidiary to make an Investment in a Joint Venture unless (so long as no Default or Event of Default has occurred or is continuing or would result therefrom): (i) the Joint Venture is in the Business and has been incorporated for a specific project;
(ii) the assets of the Joint Venture are located in Canada, the United States of America, the Bahamas or any other country acceptable to the Majority Lenders;
(iii) the Administrative Agent, on behalf of the Lenders, has a first-ranking security interest on the shares owned by the Borrower or Restricted Subsidiary in the Joint Venture and Bracknell has delivered to the Administrative Agent a satisfactory opinion of counsel with respect to the ownership and pledging of such shares; (iv) all advances or other loans to the Joint Venture by the Borrowers or the Restricted Subsidiaries are evidenced by a promissory note assigned and delivered to the Administrative Agent immediately after such advance or loan has been made; (v) the aggregate amount of all Investments (whether by way of cash, loans, shares or otherwise) in the Joint Ventures does not, at any time, exceed 10% of Consolidated Net Worth; and (vi) the aggregate amount of the Investment (whether by way of cash, loans, shares or otherwise) in any one Joint Venture, does not exceed, at any time, 5% of Consolidated Net Worth.

(x) SENIOR SUBORDINATED BRIDGE COMMITMENT LETTER. Make or allow any amendments to the Senior Subordinated Bridge Commitment Letter without the prior written consent of the Lenders.

         SECTION 8.03.     FINANCIAL COVENANTS.

         So long as (i) any amount owing under this Agreement remains unpaid or any Lender has any obligation under this Agreement, and (ii) any amount owing under the Bracknell Limited Partnership Facility remains unpaid or any Lender (as defined in the Bracknell Limited Partnership Facility) has any obligation thereunder and unless consent is given in accordance with Section 11.01, the Borrowers shall:

(a) TOTAL DEBT TO CAPITALIZATION. Ensure, at all times, that Total Debt does not exceed (i) 75% of Capitalization for the Financial Quarters ended April 30, 2000 and July 31, 2000; (ii) 65% of Capitalization for the Financial Quarters ended October 31, 2000 and January 31, 2001; and (iii) 50% of Capitalization for each Financial Quarter thereafter.

(b) MAINTENANCE OF TOTAL NET DEBT TO CONSOLIDATED EBITDA RATIO. Maintain, at all times, a maximum ratio, calculated at the end of each Financial Quarter for the four consecutive Financial Quarters then ended, of Total Net Debt to Consolidated EBITDA of (i) 4.25:1 for the Financial Quarter ended April 30, 2000; (ii) 3.75:1 for the Financial Quarter ended July 31, 2000; (iii) 3.50:1 for the Financial Quarters ended October 31, 2000 and January 31, 2001; and (iv) 3.0:1 thereafter.

(c) MAINTENANCE OF INTEREST COVERAGE RATIO. Maintain, at all times, a minimum ratio, calculated as at the end of each Financial Quarter for the four consecutive Financial Quarters then ended, of Consolidated EBITDA to Consolidated Interest Expense of 3.0:1.

(d) MAINTENANCE OF DEBT SERVICE RATIO. Maintain, at all times, a minimum ratio, calculated at the end of each Financial Quarter of Consolidated EBITDA to Consolidated Debt Service of (i) 1.25:1 for the Financial Quarters ended April 30, 2000 and July 31, 2000; (ii) 1.50:1 for the Financial Quarters ended October 31, 2000 and January 31, 2001; and (iii) 1.75:1 for each Financial Quarter thereafter based on the four Consecutive Financial Quarters then ended and Consolidated Debt Service shall be calculated on Bracknell's reasonable projections for the four following Financial Quarters.

(e) SENIOR NET DEBT TO CONSOLIDATED EBITDA RATIO. Maintain, at all times, a maximum ratio, calculated at the end of each Financial Quarter of Senior Net Debt to Consolidated EBITDA of (i) 3.5:1 for the Financial Quarters ended April 30, 2000 and July 31, 2000; (ii) 3.25:1 for the Financial Quarters ended October 31, 2000 and January 31, 2001; (iii) 3.0:1 for the Financial Quarters ended April 30, 2001, July 31, 2001 and October 31, 2001; and (iv) 2.5:1 for each Financial Quarter thereafter. The foregoing ratios shall be reduced by 0.25:1 for each U.S.$25,000,000 of Subordinated Debt incurred by Bracknell at any time following the date hereof, provided that (i) any such adjustment shall be made commencing and shall be effective in the Financial Quarter immediately following the receipt of the Net Proceeds of such Subordinated Debt by Bracknell; and (ii) at no time shall the ratio of Senior Net Debt to Consolidated EBITDA be less than 2.5:1.

                       ----------------------------------

                                   ARTICLE 9

                                EVENTS OF DEFAULT

         SECTION 9.01.     EVENTS OF DEFAULT.


         If any of the following events (each an "Event of Default") occurs and is continuing:

(a) a Borrower fails to pay any amount of the Accommodations Outstanding when such amount becomes due and payable;

(b) a Borrower fails to pay any interest or Fees when they become due and payable and such failure remains unremedied for a period of three Business Days;

(c) any representation or warranty or certification made or deemed to be made by a Borrower or a Restricted Subsidiary or any of their respective directors or officers in any Credit Document shall prove to have been incorrect in any material respect when made or deemed to be made;

(d) a Borrower fails to perform, observe or comply with any of the covenants contained in Sections 8.02 or 8.03;

(e) a Borrower fails to perform, observe or comply with any of the covenants contained in Sections 8.01 and such failure remains unremedied for 10 days after the earlier of the date on which it first had knowledge of such default and the date on which written notice of such default is given to Bracknell by the Administrative Agent;

(f) a Borrower fails to perform, observe or comply with any other term, covenant or agreement contained in any Credit Document to which it is a party and such failure remains unremedied for thirty days after the earlier of the date on which it first had knowledge of such default and the date on which written notice of such default is given to Bracknell by the Administrative Agent;

(g) a Restricted Subsidiary fails to perform or observe any term, covenant or agreement contained in any Credit Document to which it is a party and such failure remains unremedied for thirty days after the earlier of the date on which it first had knowledge of such default and the date on which written notice of such default is given to Bracknell by the Administrative Agent;

(h) a Borrower or any Subsidiary fails to pay any principal of, or premium or interest on, any of its Debt (excluding Debt under this Agreement) which is outstanding in an aggregate principal amount exceeding U.S. $10,000,000 or any amounts under any Hedging Agreement with a notional principal amount exceeding U.S$10,000,000, (or, in each case, the equivalent amount in any other currency) when such amount becomes due and payable (whether by scheduled maturity or payment, required prepayment, acceleration, demand or otherwise) and such failure continues after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt or in the Hedging Agreement; or any other event occurs or condition exists, and continues after the applicable grace period, if any, specified in any agreement or instrument relating to any such Debt or in the Hedging Agreement, if the effect of such event is to accelerate, or permit the acceleration of the Debt or to terminate or permit the termination of the Hedging Agreement; or any such Debt payable prior to its stated maturity or Hedging Agreement terminated by the counterparty prior to its stated maturity date by the holder thereof;

(i) a Borrower or any Restricted Subsidiary fails to perform or observe any term, covenant or agreement contained in any Material Agreement on its part to be performed or observed where such failure could reasonably be expected to have a Material Adverse Effect; or any Material Agreement is terminated or revoked or permitted to lapse (other than in accordance with its terms or as approved by the Administrative Agent); or any party to any Material Agreement delivers a notice of termination or revocation (other than in accordance with its terms or as approved by the Administrative Agent) in respect of the Material Agreement; provided in each case that the failure, termination or revocation is not being contested in good faith by appropriate proceedings;

(j) any judgments or orders for the payment of money in excess of U.S. $10,000,000 (or the equivalent amount in any other currency) in aggregate are rendered against a Borrower or any Subsidiary and either (i) enforcement proceedings have been commenced by a creditor upon any such judgment or order, or (ii) there is any period of thirty consecutive days during which a stay of enforcement of any such judgment or order, by reason of a pending appeal or otherwise, is not in effect;

(k) a Borrower or any Subsidiary incurs any Environmental Liabilities which will require expenditures, (i) for any one occurrence, in excess of U.S.$5,000,000, or (ii) aggregating in any Financial Year on a consolidated basis, U.S.$5,000,000;

(l) any Borrower, any Subsidiary of any Borrower or any ERISA Affiliate fails to pay when due an amount or amounts aggregating in excess of U.S. $1,000,000 which it shall have become liable to pay under Section 4062, 4063 or 4064 of ERISA; or a notice of intent to terminate a Plan is filed under Title IV of ERISA by any Borrower, any Subsidiary of any Borrower or any ERISA Affiliate, any plan administrator or any combination of the foregoing if such termination would result in a Material Adverse Effect; or the Pension Benefit Guaranty Corporation institutes proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer, any Plan, if such action by the Pension Benefit Guaranty Corporation would result in a Material Adverse Effect; or there occurs a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to one or more Multiemployer Plans which could reasonably cause any Borrower, any Subsidiary of any Borrower or any ERISA Affiliate to incur a current annual payment obligation in excess of U.S. $1,000,000;

(m) there is an Acquisition of Control except as may be specifically permitted by the requisite Lenders as part of their approval of a Permitted Acquisition;

(n) a Borrower or any Restricted Subsidiary (i) becomes insolvent or generally not able to pay its debts as they become due, (ii) admits in writing its inability to pay its debts generally or makes a general assignment for the benefit of creditors, (iii) institutes or has instituted against it any proceeding seeking (x) to adjudicate it a bankrupt or insolvent, (y) liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors including any plan of compromise or arrangement or other corporate proceeding involving or affecting its creditors, or (z) the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its properties and assets, and in the case of any such proceeding instituted against it (but not instituted by it), either the proceeding remains undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its properties and assets) occurs, or (iv) takes any corporate action to authorize any of the above actions;

(o) there has occurred or been threatened, in the sole opinion of the Majority Lenders, an event or development likely to have a Material Adverse Effect;

(p) the audited consolidated financial statements of the Borrowers are qualified in any material respect by the Borrowers' independent auditors; or

(q)      a Bracknell LP Event of Default has occurred and is continuing,

then the obligation of the Lenders to make further Accommodations shall immediately terminate and the Administrative Agent may, and shall at the request of the Majority Lenders, declare the Accommodations Outstanding, all accrued interest and Fees and all other amounts payable under this Agreement to be immediately due and payable, without presentment, demand, protest or further notice of any kind, except as may be required by law and which cannot be waived, all of which are expressly waived by the Borrowers.

         SECTION 9.02.     REMEDIES UPON DEFAULT.

         (1) Upon a declaration that the Accommodations Outstanding are immediately due and payable pursuant to Section 9.01, the Administrative Agent shall at the request of, or may with the consent of, the Majority Lenders, commence such legal action or proceedings as the Majority Lenders, in their sole discretion, deem expedient, including, the commencement of enforcement proceedings under the Credit Documents all without any additional notice, presentation, demand, protest, notice of dishonour, entering into of possession of any property or assets, or any other action or notice, except as may be required by law and which cannot be waived, all of which are expressly waived by the Borrowers.

         (2) The rights and remedies of the Administrative Agent and the Lenders under the Credit Documents are cumulative and are in addition to, and not in substitution for, any other rights or remedies. Nothing contained in the Credit Documents with respect to the indebtedness or liability of the Borrowers to the Administrative Agent and the Lenders, nor any act or omission of the Administrative Agent or the Lenders with respect to the Credit Documents or the Security shall in any way prejudice or affect the rights, remedies and powers of the Administrative Agent and the Lenders under the Credit Documents and the Security.

         SECTION 9.03.     HEDGING AGREEMENTS.

         Upon a declaration under Section 9.01, notwithstanding the terms of any Hedging Agreements, all Hedging Agreements with a Lender shall be terminated and the cost to the applicable Lender of that termination, if any, shall be determined as of the date of the declaration. In determining that cost, it shall be assumed that the Borrowers have defaulted under the Hedging Agreements, and the cost shall then be determined in accordance with the terms of the agreement governing the Hedging Agreements or, if there are no such terms, in accordance with the usual practices of the applicable Lender and by reference to the provisions regarding payments on early termination in the (Multicurrency-Cross Border) ISDA Master Agreement (1992 version) as may be amended and agreed by the parties.

                       ----------------------------------

                                   ARTICLE 10

                    THE ADMINISTRATIVE AGENT AND THE LENDERS

         SECTION 10.01.    AUTHORIZATION AND ACTION.

         (1) Each Lender irrevocably appoints and authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under this Agreement as are delegated to it by the terms of this Agreement, together with the powers reasonably incidental thereto. As to any matters not expressly provided for by this Agreement, the Administrative Agent shall act or refrain from acting (and shall be fully protected in so doing) upon the joint instructions of the Majority Lenders which instructions shall be binding upon all Lenders. The Administrative Agent shall not be required to take any action which (i) exposes it to personal liability,
(ii) is contrary to this Agreement or any applicable law, rule, regulation, judgment or order, (iii) would require it to become registered to do business in any jurisdiction, or (iv) would subject it to taxation.

         (2) The Lenders appoint the Administrative Agent as the holder of an irrevocable power of attorney (within the meaning of the Civil Code of Quebec) for the purposes of holding security on the property and assets of the Borrowers and the Restricted Subsidiaries pursuant to the laws of Quebec for the due payment and performance of their respective obligations under the Credit Documents. The Administrative Agent agrees to act in such capacity.

         (3) The Administrative Agent has no duties or obligations other than as set out in this Agreement and there shall not be construed against the Administrative Agent any implied duties (including fiduciary duties), obligations or covenants. The Administrative Agent may execute or perform, and may delegate the execution and performance of, any of its powers, rights, discretions and duties under the Credit Documents through or to any Persons designated by it. References in any Credit Document to the Administrative Agent shall include references to any such Persons.

         (4) The Administrative Agent is not obliged to (i) take or refrain from taking any action or exercise or refrain from exercising any right or discretion under the Credit Documents, or (ii) incur or subject itself to any cost in connection with the Credit Documents, unless it is first specifically indemnified or furnished with security by the Lenders, in form and substance satisfactory to it (which may include further agreements of indemnity or the deposit of funds).

         (5) The Administrative Agent shall promptly deliver to each Lender any notices, reports or other communications contemplated in this Agreement which are intended for the benefit of the Lenders.

         SECTION 10.02.    NO LIABILITY.

         Neither the Administrative Agent nor its directors, officers, agents or employees shall be liable to any Lender for any action taken or omitted to be taken by it or them in connection with the Credit Documents except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Administrative Agent (i) may treat any Lender as the payee of amounts attributable to its Commitment unless and until the Administrative Agent receives an agreement in the form contemplated in Section 11.08(5), (ii) may consult with legal counsel (including legal counsel for the Borrowers), independent accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in accordance with their advice, (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for the form, substance, accuracy or completeness of any Credit Document or any other documents or information made available to the Lenders, (iv) has no duty to inspect the property or assets (including books and records) of the Borrowers or any other Person, (v) has no duty to ascertain or inquire as to the existence of a Default or an Event of Default or the observance of any of the terms or conditions of the Credit Documents, (vi) is not responsible to any Lender for the execution, enforceability, genuineness, sufficiency or value of any of the Credit Documents, and (vii) shall incur no liability by acting upon any notice, certificate or other instrument believed by it to be genuine and signed or sent by the proper Person.

         SECTION 10.03.    ACCOMMODATIONS BY ADMINISTRATIVE AGENT.

         The Administrative Agent has the same rights and powers under this Agreement with respect to its Commitment as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent. The term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include the Administrative Agent in its individual capacity. The Administrative Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrowers and any of their subsidiaries or any Person who may do business with or own securities of such Persons, all as if it were not the Administrative Agent and without any duty to account to the Lenders.

         SECTION 10.04.    REFERENCE RATE DETERMINATIONS.

         (1) Each Reference Lender agrees to provide the Administrative Agent with timely information for purposes of determining interest or discount rates. If any one or more of them fails to provide the information to the Administrative Agent, the Administrative Agent shall determine the applicable interest or discount rate on the basis of timely information provided by the remaining Reference Lenders.

         (2) Upon request, the Administrative Agent shall promptly notify Bracknell and the Lenders of the interest or discount rate determined by the Administrative Agent for an Advance or Drawing and the applicable interest and discount rates, if any, furnished by each Reference Lender for determining the rate.

         SECTION 10.05.    HOLDING OF SECURITY; SHARING OF PAYMENTS, ETC.

         (1) The Security shall be held by the Administrative Agent for the benefit of itself and the rateable benefit of the Lenders in accordance with their respective terms and any proceeds from any realization of the Security shall be applied to the Accommodations Outstanding to each Lender rateably (whether such Security is held in the name of the Administrative Agent or in the name of any one or more of the Lenders and without regard to any priority to which any Lender may otherwise be entitled under applicable law).

         (2) The Security shall also secure obligations of the Borrowers and the Restricted Subsidiaries under all Hedging Agreements with the Lenders and their Affiliates (i) in respect of pari passu Hedging Agreements referred to in Section 8.02(l), rateably in accordance with the agreements entered into by the Lenders or Affiliates thereof with the Administrative Agent, in its capacity as administrator of the Hedging Agreements, at the time the Hedging Agreements are executed, and on a pari passu basis with the Credit Facilities, and (ii) in respect of all Hedging Agreements which are not pari passu Hedging Agreements as provided in Section 8.02(l), rateably in accordance with the agreements entered into by the Lenders or Affiliates thereof with the Administrative Agent, in its capacity as administrator of the Hedging Agreements, at the time the Hedging Agreements are executed, but subordinate in right of payment to the repayment in full of the Credit Facilities and the pari passu Hedging Agreements.

         (3) Each Lender agrees with the other Lenders that it will not, without the prior consent of the other Lenders, take or obtain any Lien on any properties or assets of a Borrower or any of the Subsidiaries to secure the obligations of a Borrower under this Agreement or any Restricted Subsidiary under any Credit Document, except for the benefit of all Lenders or as may otherwise be required by law.

         (4) If any Lender obtains any payment (whether voluntary, involuntary or through the exercise of any right of set-off or realization of Security) on account of any Accommodations made by it (other than amounts paid pursuant to Section 10.07) in excess of its rateable share of payments obtained by all the relevant Lenders on such Accommodations, the Lender shall account to and pay over to the other relevant Lenders their rateable share and shall, upon request, immediately purchase from the other Lenders such participations in such Accommodations made by the other Lenders as shall be necessary to cause the purchasing Lender to share the excess payment rateably with the other relevant

Lenders. If all or any portion of the excess payment is recovered from the purchasing Lender, the purchase price shall be rescinded and each relevant Lender shall repay to the purchasing Lender the purchase price to the extent of the recovery together with an amount equal to the Lender's rateable share (according to the proportion that the amount the Lender's required repayment bears to the total amount recovered from the purchasing Lender) of any interest or other amount paid by the purchasing Lender in respect of the total amount recovered. The Lender purchasing a participation from another Lender pursuant to this Section 10.05 may, to the fullest extent permitted by law, exercise all its rights of payment (including any right of set-off) with respect to such participation as fully as if the Lender were a direct creditor of the Borrowers in the amount of the participation and the Borrowers expressly acknowledge the creation of such right.

         (5) On request by, and at the expense of, the Borrowers and provided no Default or Event of Default has occurred and is continuing, the Administrative Agent and the Lenders shall discharge and release the Security to the extent required to permit a sale, transfer or other disposition permitted under this Agreement.

         SECTION 10.06.    LENDER CREDIT DECISIONS.

         Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

         SECTION 10.07.    INDEMNIFICATION.

         Each Lender shall indemnify and save the Administrative Agent harmless (to the extent not reimbursed by the Borrowers) rateably from any claim or loss suffered by, imposed upon or asserted against the Administrative Agent as a result of, or arising out of, the Credit Documents or any action taken or omitted by the Administrative Agent under the Credit Documents provided that no Lender shall be liable for any part of such loss resulting from the gross negligence or willful misconduct of the Administrative Agent in its capacity as Administrative Agent. Without limiting the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its rateable share of any out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, execution, administration or enforcement of, or legal advice in respect of rights or responsibilities under, the Credit Documents (to the extent not reimbursed by the Borrowers).

         SECTION 10.08.    LIABILITY OF THE LENDERS INTER SE.

         Each of the Lenders agrees with each of the other Lenders that, except as otherwise expressly provided in this Agreement, none of the Lenders has or shall have any duty or obligation, or shall in any way be liable to any of the other Lenders in respect of the Credit Documents or any action taken or omitted to be taken in connection with them.

         SECTION 10.09.    SUCCESSOR ADMINISTRATIVE AGENTS.

         The Administrative Agent may resign at any time by giving written notice to the Lenders and Bracknell, such resignation to be effective upon the appointment of a successor Administrative Agent. Upon notice of any resignation, the Majority Lenders have the right to appoint a successor Administrative Agent who (at any time that no Default or Event of Default has occurred and is continuing) shall be acceptable to Bracknell, acting reasonably. If no successor Administrative Agent is appointed or has accepted the appointment within thirty days after the retiring Administrative Agent's notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which is a Lender. Upon the acceptance of any such appointment by a successor Administrative Agent, the successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation, the provisions of this Article 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent.

                       ----------------------------------

                                   ARTICLE 11

                                  MISCELLANEOUS

         SECTION 11.01.    AMENDMENT.

         (1) Subject to subsections (2) and (3), no amendment or waiver of any provision of any of the Credit Documents, nor consent to any departure by a Borrower or any other Person from such provisions, is effective unless in writing and approved by the Majority Lenders. Any amendment, waiver or consent is effective only in the specific instance and for the specific purpose for which it was given.

         (2) Only written amendments, waivers or consents signed by all the Lenders shall (i) increase any Commitment or any Lender's Commitment, (ii) reduce the principal or amount of, or any payment of, or interest on, any Accommodation Outstanding or any Fees, (iii) postpone any date fixed for any payment of principal of, or interest on (including the Applicable Margins), any Accommodation Outstanding or any Fees, (iv) amend Section 2.03, Sections 8.02(j) or (u) or Schedule 5 or consent to any waiver of such sections, (v) change (y) the percentage of the Commitments, or (z) the number or percentage of Lenders, required for the Lenders, or any of them, or the Administrative Agent to take any action, (vi) permit any amendment to, or termination of, any of the Security Documents (except as otherwise permitted in Section 10.05(5)), (vii) change the definition of Majority Lenders or Supermajority Lenders, or (viii) amend this
Section 11.01(2).

         (3) Only written amendments, waivers or consents signed by the Administrative Agent in addition to the Majority Lenders, shall affect the rights or duties of the Administrative Agent under the Credit Documents.

         SECTION 11.02.    WAIVER.

         (1) No failure on the part of any Lender or the Administrative Agent to exercise, and no delay in exercising, any right under any of the Credit Documents shall operate as a waiver of such right; nor shall any single or partial exercise of any right under any of the Credit Documents preclude any other or further exercise of such right or the exercise of any other right.

         (2) Except as otherwise expressly provided in this Agreement, the covenants, representations and warranties shall not merge on and shall survive the initial Accommodation and, notwithstanding such initial Accommodation or any investigation made by or on behalf of any party, shall continue in full force and effect. The closing of this transaction shall not prejudice any right of one party against any other party in respect of anything done or omitted under this Agreement or in respect of any right to damages or other remedies.

         SECTION 11.03.    EVIDENCE OF DEBT AND ACCOMMODATION NOTICES.

         (1) The indebtedness of each of the Borrowers resulting from Accommodations under the Credit Facilities shall be evidenced by the records of the Lenders (or the Administrative Agent on behalf of the Lenders) which shall constitute prima facie evidence of such indebtedness. In the event of conflict between the records of a Lender and the records of the Administrative Agent, the records of the Lender shall prevail, absent manifest error.

         (2) Prior to the receipt of any Accommodation Notice, the Administrative Agent or any Lender may act upon the basis of a notice by telephone (containing the same information as required to be contained in the Accommodation Notice) believed by it in good faith to be from an authorized person representing the applicable Borrower. In the event of a conflict between the Administrative Agent's or the Lender's record, as applicable of any Accommodation and the Accommodation Notice, the Administrative Agent's or the Lender's record, as applicable shall prevail, absent manifest error.

         SECTION 11.04.    NOTICES, ETC.

         Any notice, direction or other communication to be given under this Agreement shall, except as otherwise permitted, be in writing and given by delivering it or sending it by telecopy or other similar form of recorded communication addressed:

(a)      if to any of the Borrowers, c/o Bracknell at:

         Suite 1506
         150 York Street
         Toronto, Ontario  M5H 3S5

         Attention:  Chief Financial Officer
         Telephone:  (416) 360-4105
         Telecopier:  (416) 362-3290

(b)      if to the Administrative Agent, to it at:

         Global Syndications
         Royal Bank Plaza, South Tower
         200 Bay Street, 12th Floor
         Toronto, Ontario  M5J 2J5

         Attention:  Manager, Agency
         Telephone:  (416) 974-3866
         Telecopier:  (416) 974-2407
and, if to the Lenders, at the addresses shown on the signature pages. Any communication shall be deemed to have been validly and effectively given (i) if personally delivered, on the date of such delivery if such date is a Business Day and such delivery was made prior to 4:00 p.m. (Toronto time), (ii) if transmitted by facsimile or similar means of recorded communication on the Business Day following the date of transmission. Any party may change its address for service from time to time by notice given in accordance with the foregoing and any subsequent notice shall be sent to the party at its changed address.

         SECTION 11.05.    CONFIDENTIALITY.

         Each Lender agrees to use reasonable efforts to ensure that financial statements or other information relating to the Borrowers which may be delivered to it pursuant to this Agreement and which is not publicly filed or otherwise made available to the public generally (and which is not independently known to the Lender) will be treated confidentially by the Lender and will not, except with the consent of Bracknell or as required by law, be distributed or otherwise made available by the Lender to any Person other than its directors, officers, employees, authorized agents, counsel or other representatives (provided the other representatives have agreed or are under a duty to keep all information confidential) required, in the reasonable opinion of the Lender, to have such information. Each Lender is authorized to deliver a copy of any financial statement or any other information which may be delivered to it pursuant to this Agreement, to (i) any actual or potential Participant or Assignee provided it has agreed to keep such information confidential on the terms hereof, (ii) any Governmental Entity having jurisdiction over the Lender in order to comply with any applicable laws, and (iii) any Affiliate of the Lender required, in the reasonable opinion of such Lender, to have such information provided it has agreed to keep such information confidential on the terms hereof.

         SECTION 11.06.    COSTS, EXPENSES AND INDEMNITY.

         (1) The Borrowers shall, whether or not the transactions contemplated in this Agreement are completed, indemnify and hold each of the Lenders and the Administrative Agent and each of their respective officers, directors, employees and agents (each an "Indemnified Person") harmless from, and shall pay to such Indemnified Person on demand any amounts required to compensate the Indemnified Person for, any claim or loss suffered by, imposed on, or asserted against, the Indemnified Person as a result of, connected with or arising out of (i) a default (whether or not constituting a Default or an Event of Default) by a Borrower, (ii) any proceedings brought against the Indemnified Person due to its entering into any of the Credit Documents and performing its obligations under the Credit Documents except to the extent caused by the gross negligence or willful misconduct of the Indemnified Person, and (iii) the presence of contaminants at, on or under, or the discharge or likely discharge of contaminants from, any of the properties now or previously used by the Borrowers or any of their Subsidiaries, or the breach by, or non-compliance with, any Environmental Law by any mortgagor, owner, or lessee of such properties.

         (2) If, with respect to any Lender, (i) any change in law, rule, regulation, judgment or order of general application, or any change in the interpretation or application of such law, rule, regulation, judgment or order, occurring or becoming effective after this date, or (ii) compliance by the Lender with any direction, request or requirement (whether or not having the force of law) of any Governmental Entity made or becoming effective after this date, has the effect of causing any loss to the Lender or reducing the Lender's rate of return by (w) increasing the cost to the Lender of performing its obligations under this Agreement or in respect of any Accommodations Outstanding (including the costs of maintaining any capital, reserve or special deposit requirements), (x) requiring the Lender to maintain or allocate any capital or additional capital or affecting its allocation of capital in respect of its obligations under this Agreement or in respect of any Accommodations Outstanding, (y) reducing any amount payable to the Lender under this Agreement or in respect of any Accommodations Outstanding by any material amount, (z) causing the Lender to make any payment or to forego any return on, or calculated by reference to, any amount received or receivable by the Lender under this Agreement or in respect of any Accommodations Outstanding (but other than a loss or reduction resulting from a higher rate or a change in the calculation of income or capital tax relating to the Lender's income or capital in general), then the Lender may give notice to a Borrower specifying the nature of the event giving rise to the loss and the Borrower may either, (iii) on demand, pay such amounts as the Lender specifies is necessary to compensate it for any such loss, or (iv) provided no loss has yet been suffered by the Lender or a Borrower has paid the compensating amount to the Lender, repay the applicable Accommodations Outstanding and terminate the Lender's Commitments. A certificate as to the amount of any such loss submitted in good faith by a Lender to a Borrower shall be conclusive and binding for all purposes, absent manifest error.

         (3) The Borrowers shall pay to the Lenders on demand any amounts required to compensate the Lenders for any loss suffered or incurred by them as a result of (i) any payment being made in respect of a BA Instrument, Documentary Credit or Advance other than on the maturity or expiration or on the last day of a Libor Interest Period applicable to it, (ii) the failure of a Borrower to give any notice in the manner and at the times required by this Agreement, (iii) the failure of a Borrower to effect an Accommodation in the manner and at the time specified in any Accommodation Notice, or (iv) the failure of a Borrower to make a payment or a mandatory repayment in the manner and at the time specified in this Agreement. A certificate as to the amount of any loss submitted in good faith by a Lender to a Borrower shall be conclusive and binding for all purposes, absent manifest error.

         (4) Whether or not any Accommodation is made under the Credit Facilities, the Borrowers shall pay to each of the Administrative Agent and each of the Lenders on demand all costs and expenses incurred by it, its agents, officers, directors and employees and any receiver or receiver-manager appointed by it or by a court in connection with the Credit Documents or the Credit Facilities, including, without limitation (i) the preparation, execution, filing and registration of any of the Credit Documents, any actual or proposed amendment or modification thereof or any waiver thereunder and all instruments supplemental or ancillary thereto, (ii) obtaining advice as to the rights and responsibilities of the Administrative Agent or any of the Lenders under the Credit Documents, and (iii) the defence, establishment, protection or enforcement of any of the rights or remedies of the Administrative Agent or any of the Lenders under any of the Credit Documents including, without limitation, all costs and expenses of establishing the validity and enforceability of, or of collection of amounts owing under, any of the Credit Documents or of any enforcement of the Security, including, without limitation, in each case, all of the fees, expenses and disbursements of its counsel, incurred in connection therewith, and including all sales, value-added or similar taxes payable by it (whether refundable or not) on all such costs and expenses.

         (5) The provisions of this Section 11.06 shall survive the termination of this Agreement and the repayment of all Accommodations Outstanding. Each Borrower acknowledges that neither its obligation to indemnify nor any actual indemnification by it of any Lender, the Administrative Agent or any other Indemnified Person in respect of such Person's losses for the legal fees and expenses shall in any way affect the confidentiality or privilege relating to any information communicated by such Person to its counsel.

         SECTION 11.07.    TAXES AND OTHER TAXES.

         (1) All payments to the relevant Lenders or the Administrative Agent by Bracknell or State under any of the Credit Documents shall be made free and clear of and without deduction or withholding for any and all taxes, levies, imposts, deductions, charges or withholdings and all related liabilities (all such taxes, levies, imposts, deductions, charges, withholdings and liabilities being referred to as "TAXES") imposed by Canada or the United States of America (or any political subdivision or taxing authority thereof or therein and other than Taxes which are required to be withheld or deducted by (y) Canada in respect of Taxes otherwise payable to Canada (or any political subdivision or taxing authority thereof or therein) by the relevant Lender in respect of its taxable income, or (z) the United States of America in respect of Taxes otherwise payable to the United States of America (or any political subdivision of or taxing authority thereof or therein) by the relevant Lender in respect of its taxable income), unless such Taxes are required by applicable law to be deducted or withheld. If Bracknell or State shall be required by applicable law to deduct or withhold any such Taxes from or in respect of any amount payable under any of the Credit Documents (i) the amount payable shall be increased (and for greater certainty, in the case of interest, the amount of interest shall be increased) as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to any additional amounts paid under this Section 11.07(1)), the relevant Lenders or the Administrative Agent receive an amount (free and clear of such Taxes) equal to the amount they would have received if no such deduction or withholding had been made, (ii) Bracknell or State shall make such deductions or withholdings, and (iii) Bracknell or State shall immediately pay the full amount deducted or withheld to the relevant Governmental Entity in accordance with applicable law.

         (2) Each Borrower agrees to immediately pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, financial institutions duties, debits taxes or similar levies (all such taxes, charges, duties and levies being referred to as "OTHER TAXES") which arise from any payment made by such Borrower under any of the Credit Documents or from the execution, delivery or registration of, or otherwise with respect to, any of the Credit Documents.

         (3) Each Borrower shall indemnify and hold harmless each of the relevant Lenders and the Administrative Agent from and against the full amount of Taxes or Other Taxes imposed on or paid by such Lenders or the Administrative Agent and any liability (including penalties, interest and expenses) arising from or with respect to such Taxes or Other Taxes, whether or not they were correctly or legally asserted, to the extent that Bracknell, State or Nationwide, as the case may be, was required to make any payment in respect of such Taxes or Other Taxes and failed to do so, provided that the obligation so to indemnify shall be limited (except as to Other Taxes) to Taxes with respect to which such Borrower would have been obligated to make an increased payment to such Lender or the Administrative Agent hereunder. In addition, each Borrower shall indemnify the relevant Lenders and the Administrative Agent for any Taxes or Other Taxes imposed by any jurisdiction on or with respect to any increased amount payable by such Borrower under Section 11.07(1) or (5) or any payment or indemnity payable by such Borrower under Section 11.07(2) or this Section 11.07(3), but only to the extent, if any, that such Taxes or Other Taxes imposed on any Lender or the Administrative Agent exceed (after taking into account available foreign tax credits, deductions, exemptions or other tax allowances in respect of such payment which may be used by the relevant Lender) the amount of such Taxes or Other Taxes that would have been imposed on it in the absence of any increased amount payable by such Borrower under Section 11.07(1) or (5) or any payment or indemnity payable by such Borrower under Section 11.07(2) or this Subsection 11.07(3). Payment under this indemnification shall be made, by way of an increase in interest (provided, and to the extent that, any such payment as interest would cause the amount or rate of interest to exceed the maximum allowable under and pursuant to applicable law, or the characterization of the same as interest shall otherwise be disadvantageous to the Administrative Agent and/or any Lender under and pursuant to the law of any applicable jurisdiction, including but not limited to the usury laws thereof, such payment or such amount thereof as shall exceed the maximum allowable amount or otherwise be disadvantageous shall be paid not as interest but as payment in respect of an indemnification as otherwise provided herein), within 30 days from the date the Administrative Agent or the relevant Lender, as the case may be, makes written demand for it. A certificate as to the amount of such Taxes or Other Taxes submitted to the relevant Borrower by the Administrative Agent or the relevant Lender shall be conclusive evidence, absent manifest error, of the amount due from such Borrower to the Administrative Agent or the Lenders, as the case may be.

         (4) Each Borrower shall furnish to the Administrative Agent and the Lenders the original or a certified copy of a receipt evidencing payment of Taxes or Other Taxes made by it within 30 days after the date of any payment of Taxes or Other Taxes.

         (5) All payments to the relevant Lenders or to the Administrative Agent by Nationwide under any of the Credit Documents shall be made free and clear of and without deduction or withholding for or on account of any Taxes imposed by the United States of America or Canada (or any political subdivision or taxing authority thereof or therein and other than Taxes which are required to be withheld or deducted by (y) Canada in respect of Taxes otherwise payable to Canada (or any political subdivision or taxing authority thereof or therein) by the relevant Lender in respect of its taxable income, or (z) the United States of America in respect of Taxes otherwise payable to the United States of America (or any political subdivision of or taxing authority thereof or therein) by the relevant Lender in respect of its taxable income), unless such deduction or withholding is required by law. If any deduction or withholding of such Taxes is so required, (i) the amount payable by Nationwide in respect of which such deduction or withholding is required to be made shall be increased (and for greater certainty in the case of interest, the amount of interest will be increased) as may be necessary to ensure that, after making all required deductions or withholdings (including deductions or withholdings applicable to any additional amounts paid under this Section 11.07(5)), the relevant Lenders or the Administrative Agent receive an amount (free and clear of such Taxes) equal to the amount they would have received if no such deduction or withholding had been made or required to be made, (ii) Nationwide shall make such required deductions or withholdings, and (iii) Nationwide shall immediately pay the full amount deducted or withheld to the relevant Governmental Entity in accordance with applicable law. The foregoing obligation to pay additional amounts will not apply: (i) to any tax required to be deducted or withheld solely by reason of the failure of the Administrative Agent or any relevant Lender to comply, at Nationwide's reasonable request, with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection to the taxing jurisdiction if compliance is required by statute, by regulation or by an applicable income tax treaty as a precondition for any exemption or reduction from such tax, and (ii) to any tax not imposed on or measured by income or receipts (gross or net).

         (6)      If a Lender shall demand payment from a Borrower under this
Section 11.07 (other than in respect of Other Taxes), such Borrower may, within 30 Business Days after receiving such notice, upon giving 10 Business Days' notice to the Administrative Agent and the Lender requiring such payment, elect to prepay to such Lender all or such part of the amount of the Accommodations owing to such Lender as may be specified by the Borrower in such notice. Any such notice so given shall be irrevocable and such Borrower shall, on the tenth Business Day after the giving of such notice, prepay to such Lender the amount of the Accommodations Outstanding required to be paid pursuant to the giving of such notice together with all interest accrued thereon, all amounts payable under this Section 11.07 and all other amounts payable to such Lender in connection with such prepayment pursuant to Section 11.06 or otherwise. Such Lender's Commitments so prepaid shall be correspondingly permanently reduced or terminated (as the case may be) on the tenth Business Day after the giving of such notice (and, for greater certainty, no other Lender shall be responsible therefor), and the aggregate Commitments shall be reduced by the amount and at the time of any prepayments so made.

         (7) The provisions of this Section 11.07 shall survive the termination of this Agreement and the repayment of all Accommodations Outstanding.

         SECTION 11.08.    SUCCESSORS AND ASSIGNS.

         (1) This Agreement shall become effective when executed by the Borrowers, the Administrative Agent and each Lender and after that time shall be binding upon and enure to the benefit of the Borrowers, the Lenders and the Administrative Agent and their respective successors and permitted assigns.

         (2) None of the Borrowers shall have the right to assign its rights or obligations under this Agreement or any interest in this Agreement without the prior consent of all the Lenders, which consent may be arbitrarily withheld.

         (3) Subject to the next following sentence, a Lender may (i) with the prior written consent of the Administrative Agent (which consent is not to be unreasonably withheld), grant participations in all or any part of its interest in the Credit Facilities to one or more Persons (each a "PARTICIPANT"), or (ii) (y) at any time prior to the occurrence of an Event of Default which has not been waived or cured, with the prior written consent of the Administrative Agent and Bracknell (which consent is not to be unreasonably withheld), or (z) at any time after the occurrence and during the continuance of an Event of Default, without any requirement for notice to or consent of any of the Borrowers, assign all or any part of its interest in the Credit Facilities to one or more Persons (each an "ASSIGNEE").

In the case of any assignment or participation, (iii) unless an Event of Default shall have occurred and be continuing, such participation or assignment shall be in respect of at least U.S. $10,000,000 (or the total Commitment of the assigning Lender if such total Commitment is less than U.S. $10,000,000) and U.S. $1,000,000 increments thereof, (iv) in the case of an assignment of a Lender's Canadian Commitment prior to a declaration pursuant to Section 9.01 of this Agreement, the Assignee shall not be a non-resident of Canada and, in the case of an assignment of a Lender's U.S. Commitment prior to a declaration pursuant to Section 9.01 of this Agreement, the Assignee shall be a Person described in the definition of "Foreign Lender", (v) unless an Event of Default shall have occurred and be continuing, no Lender shall have a Commitment of less than U.S. $10,000,000 as a result of such assignment, and (vi) the assigning Lender shall have paid an administration fee of U.S. $3,500 to the Administrative Agent. A Lender granting a participation shall, unless otherwise expressly provided in this Agreement, act on behalf of all of its Participants in all dealings with the Borrowers in respect of the Credit Facilities and no Participant shall have any voting or consent rights with respect to any matter requiring the Lenders' consent. In the case of an assignment, the Assignee shall have the same rights and benefits and be subject to the same limitations under the Credit Documents as it would have if it was a Lender, provided that no Assignee shall be entitled to receive any greater payment, on a cumulative basis, pursuant to Section 11.06 than the Lender which granted the assignment would have been entitled to receive.

         (4) The Borrowers shall provide such certificates, acknowledgements and further assurances in respect of this Agreement and the Credit Facilities as any Lender may reasonably require in connection with any participation or assignment pursuant to this Section 11.08.

         (5) In the case of an assignment, a Lender shall deliver to the Borrowers an assignment and assumption agreement substantially in the form of
Schedule 9 by which an Assignee of the Lender assumes the obligations and agrees to be bound by all the terms and conditions of this Agreement, all as if the Assignee had been an original party. Upon receipt by the Administrative Agent of the assignment and assumption agreement, the assigning Lender and the Borrowers shall be released from their respective obligations under this Agreement (to the extent of such assignment and assumption) and shall have no liability or obligations to each other to such extent, except in respect of matters arising prior to the assignment.

         (6)      Any assignment or grant of participation pursuant to this
Section 11.08 will not constitute a repayment by a Borrower to the assigning or granting Lender of any Accommodation, nor a new Accommodation to a Borrower by such Lender or by the Assignee or Participant, as the case may be, and the parties acknowledge that the Borrowers' obligations with respect to any such Accommodations will continue and will not constitute new obligations.

         SECTION 11.09.    RIGHT OF SET-OFF.

         Upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, to the fullest extent permitted by law (including general principles of common law), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by it to or for the credit or the account of a Borrower against any and all of the obligations of the Borrowers under any of the Credit Documents, irrespective of whether or not the Lender has made demand under any of the Credit Documents and although such obligations may be unmatured or contingent. If an obligation is unascertained, the Lender may, in good faith, estimate the obligation and exercise its right of set-off in respect of the estimate, subject to providing the Borrower with an accounting when the obligation is finally determined. Each Lender shall promptly notify Bracknell and the Administrative Agent after any set-off and application is made by it, provided that the failure to give notice shall not affect the validity of the set-off and application. The rights of the Lenders under this Section 11.09 are in addition to any other rights and remedies (including all other rights of set-off) which the Lenders may have.

         SECTION 11.10.    ACCOMMODATIONS BY LENDERS.

         The failure of any Lender to make an Accommodation shall not relieve any other Lender of its obligations in connection with such Accommodation, but no Lender is responsible for any other Lender's failure in respect of an Accommodation. Unless the Administrative Agent receives notice from a Lender prior to the date of any Accommodation that the Lender will not make its rateable portion of the Accommodation available to the Administrative Agent, the Administrative Agent may assume that the Lender has made its portion so available on the date of the Accommodation and may, in reliance upon such assumption, make a corresponding amount available to the relevant Borrower. If the Lender has not made its rateable portion available to the Administrative Agent, the Lender shall pay the corresponding amount to the Administrative Agent immediately upon demand. If the Lender pays the corresponding amount to the Administrative Agent, the amount so paid shall constitute the Lender's part of the Accommodation for purposes of this Agreement. If the Lender does not pay the amount to the Administrative Agent immediately upon demand and such amount has been made available to the relevant Borrower, the Borrower shall pay the corresponding amount to the Administrative Agent immediately upon demand and any amount received and so reimbursed would not and will not constitute an Accommodation. The Administrative Agent shall also be entitled to recover from the Lender or the relevant Borrower, as the case may be, interest on the corresponding amount, for each day from the date the amount was made available to the Borrower until the date it is repaid to the Administrative Agent, at a rate per annum equal to the Administrative Agent's cost of funds.

         SECTION 11.11.    RATEABLE PAYMENTS.

         Unless the Administrative Agent receives notice from Bracknell prior to the date on which any payment is due to the Lenders that a Borrower will not make the payment in full, the Administrative Agent may assume that the Borrower has made the payment in full on that date and may, in reliance upon that assumption, distribute to each Lender on the due date an amount equal to the amount then due to the Lender. If a Borrower has not made the payment in full, each Lender shall repay to the Administrative Agent immediately upon demand the amount distributed to it together with interest for each day from the date such amount was distributed to the Lender until the date the Lender repays it to the Administrative Agent, at a rate per annum equal to the Administrative Agent's cost of funds.

         SECTION 11.12.    JUDGMENT CURRENCY.

         (1) If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due to a Lender or the Administrative Agent in any currency (the "Original Currency") into another currency (the "Other
Currency"), the parties agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, such Lender or the Administrative Agent could purchase the Original Currency with the Other Currency on the Business Day preceding the day on which final judgment is given or, if permitted by applicable law, on the day on which the judgment is paid or satisfied.

         (2) The obligations of a Borrower in respect of any sum due in the Original Currency from it to any Lender or the Administrative Agent under any of the Credit Documents shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by the Lender or the Administrative Agent of any sum adjudged to be so due in the Other Currency, the Lender or the Administrative Agent may, in accordance with normal banking procedures, purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to the Lender or the Administrative Agent in the Original Currency, the Borrower agrees, as a separate obligation and notwithstanding the judgment, to indemnify the Lender or the Administrative Agent against any loss and, if the amount of the Original Currency so purchased exceeds the sum originally due to the Lender or the Administrative Agent in the Original Currency, the Lender or the Administrative Agent shall remit such excess to the Borrower.

         SECTION 11.13.    INTEREST ON ACCOUNTS.

         Except as may be expressly provided otherwise in this Agreement, all amounts owed by a Borrower to the Administrative Agent and to any of the

Lenders, which are not paid when due (whether at stated maturity, on demand, by acceleration or otherwise) shall bear interest (both before and after default and judgment), from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to (i) in the case of an amount payable in U.S. Dollars to Domestic Lenders, the sum of the U.S. Base Rate in effect from time to time, the Applicable Margin and 2%, (ii) in the case of an amount payable in U.S. Dollars to Foreign Lenders, the sum of the U.S. Prime Rate in effect from time to time, the Applicable Margin and 2%, and (iii) in the case of an amount payable in Canadian Dollars, the sum of the Canadian Prime Rate in effect from time to time, the Applicable Margin and 2%.

         SECTION 11.14.    SEVERABILITY.

         Any provision of this Agreement which is or becomes prohibited or unenforceable in any jurisdiction does not invalidate, affect or impair the remaining provisions thereof and any such prohibition or unenforceability in any jurisdiction does not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 11.15.    GOVERNING LAW.

         This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

         SECTION 11.16.    COUNTERPARTS.

         This Agreement may be executed in any number of counterparts (including by way of facsimile) and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

         SECTION 11.17.    REFERENCE TO AND EFFECT ON THE ORIGINAL CREDIT
AGREEMENT.

         On and after the date hereof, each reference in the Original Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words like import, and each reference to the Original Credit Agreement in the Credit Documents and all other agreements, documents, instruments delivered by all or any one or more of the Administrative Agent, the Lenders, the Borrowers and any other Person, shall mean and be a reference to the Original Credit Agreement as amended and restated hereby, and except as specifically amended and restated and as the Credit Agreement may be further amended, restated or supplemented, the

Original Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed.


         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective authorized officers as of the date first above written.


                                          BRACKNELL CORPORATION


                                          Per:
                                               ---------------------------------
                                                   Authorized Signing Officer

                                          Per:
                                               ---------------------------------
                                                   Authorized Signing Officer


                                          NATIONWIDE ELECTRIC, INC.


                                          Per:
                                               ---------------------------------
                                                   Authorized Signing Officer


                                          THE STATE GROUP LIMITED


                                          Per:
                                               ---------------------------------
                                                   Authorized Signing Officer

COMMITMENTS                                          THE LENDERS
Canadian Term                                        ROYAL BANK OF CANADA
Commitment:

                  U.S. $5,215,517                    Per:
                                                          -----------------------------------------------
                                                          Authorized Signing Officer
Canadian Acquisition
Commitment:
                                                     Per:
                                                          -----------------------------------------------
                                                          Authorized Signing Officer
                  U.S. $1,043,103                         Address:      200 Bay Street
                                                                        5th Floor, South Tower
Canadian Operating                                                      Toronto, Ontario
Commitment:                                                             M5J 2J5

                  U.S. $6,250,000

                                                          Telephone:    (416) 974-5322
Canadian Swingline                                        Telecopier:   (416) 974-4974
Commitment:
                                                          Attention:    Senior Account Manager
                  U.S. $5,000,000


Canadian Term                                        CANADIAN IMPERIAL BANK OF
Commitment:                                          COMMERCE


                  U.S. $4,353,448                    Per:
                                                          -----------------------------------------------
                                                          Authorized Signing Officer
Canadian Acquisition
Commitment:
                                                     Per:
                                                          -----------------------------------------------
                  U.S. $870,690                           Authorized Signing Officer
                                                          Address:      BCE Place
Canadian Operating                                                      161 Bay Street, 8th Floor
Commitment:                                                             Toronto, Ontario
                                                                        M5J 2S8
                  U.S. $6,250,000
                                                          Telephone:    (416) 956-3814
                                                          Telecopier:   (416) 956-3816

                                                          Attention:    Peter A. Mastromarini
                                                                        Director, Canadian
                                                                        Credit Capital Markets


Canadian Term                                        THE TORONTO-DOMINION BANK
Commitment:

                  U.S. $4,353,448                    Per:
                                                          ------------------------------------------------
                                                          Authorized Signing Officer
Canadian Acquisition
Commitment:
                                                     Per:
                  U.S. $870,690                           -----------------------------------------------
                                                          Authorized Signing Officer
                                                          Address:      55 King Street West
Canadian Operating                                                      Toronto-Dominion Tower
Commitment:                                                             9th Floor
                                                                        Toronto, Ontario
                  U.S. $6,250,000                                       M5K 1A2

                                                          Telephone:    (416) 982-7512
                                                          Telecopier:   (416) 944-5630

                                                          Attention:    Joanne Lynch
                                                                        Vice President, Corporate
                                                                        Credit


Canadian Term                                        BANK OF AMERICA CANADA
Commitment:

                  U.S. $3,732,759                    Per:
                                                          -----------------------------------------------
                                                          Authorized Signing Officer
Canadian Acquisition                                      Address:      200 Front Street West
Commitment:                                                             Suite 2700
                                                                        Toronto, Ontario
                  U.S. $746,552                                         M5V 3L2

Canadian Operating                                        Telephone:    (416) 349-5352
Commitment:                                               Telecopier:   (416) 349-4282

                  U.S. $6,250,000                         Attention:    Jeffrey A. Armitage
                                                                        Vice President, Global
                                                                        Corporate & Investment
                                                                        Banking



Canadian Term                                        BANK OF MONTREAL
Commitment:

                  U.S. $2,698,276                    Per:
                                                          -----------------------------------------------
                                                          Authorized Signing Officer
Canadian Acquisition
Commitment:
                                                     Per:
                                                          -----------------------------------------------
                  U.S. $539,655                           Authorized Signing Officer
                                                          Address:      24th Floor
                                                                        First Canadian Place
                                                                        Toronto, Ontario
                                                                        M5X 1A1

                                                          Telephone:    (416) 867-7147
                                                          Telecopier:   (416) 867-4741

                                                          Attention:    Director, Asset Portfolio
                                                                        Management

Canadian Term                                        BANK ONE CANADA
Commitment:

                  U.S. $2,353,448                    Per:
                                                          -----------------------------------------------
                                                          Authorized Signing Officer
Canadian Acquisition
Commitment:
                                                     Per:
                  U.S. $470,690                           -----------------------------------------------
                                                          Authorized Signing Officer
                                                          Address:      161 Bay Street
                                                                        Suite 4240
                                                                        Toronto, Ontario
                                                                        M5J 2S1

                                                          Telephone:    (416) 365-5260
                                                          Telecopier:   (416) 363-7574

                                                          Attention:    Janet A. Beadle
                                                                        Vice President


Canadian Term                                        COMERICA BANK - CANADA
Commitment:

                  U.S. $2,293,103                    Per:
                                                          -----------------------------------------------
                                                          Authorized Signing Officer
Canadian Acquisition
Commitment:
                                                     Per:
                  U.S. $458,621                           -----------------------------------------------
                                                          Authorized Signing Officer
                                                          Address:      Royal Bank Plaza
                                                                        South Tower, Suite 2210
                                                                        Toronto, Ontario
                                                                        M5J 2J2

                                                          Telephone:    (416) 367-3113
                                                          Telecopier:   (416) 367-2460

                                                          Attention:    Philip Buxton
                                                                        Managing Director


U.S. Operating                                       ROYAL BANK OF CANADA
Commitment:

                  U.S. $7,500,000                    Per:
                                                          -----------------------------------------------
                                                          Authorized Signing Officer
                                                          Address:      Royal Bank of Canada
                                                                        Grand Cayman
                                                                        (North America No. 1)
                                                                        Branch
                                                                        c/o New York Branch
                                                                        One Liberty Plaza
                                                                        3rd Floor
                                                                        New York, New York
                                                                        10006-1404

                                                          Telephone:    (212) 428-6212
                                                          Telecopier:   (212) 428-2372

                                                          Attention:    Linda Joannou

                                                          with a copy to:

                                                          Telephone:    (212) 428-6363
                                                          Telecopier:   (212) 809-7148

                                                          Attention:    N.G. Millar

U.S. Operating                                            CIBC INC.
Commitment:

                  U.S. $5,500,000                    Per:
                                                          -----------------------------------------------
                                                          Authorized Signing Officer


                                                     Per:
                                                          -----------------------------------------------
                                                          Authorized Signing Officer
                                                          Address:      CIBC World Markets
                                                                        425 Lexington Avenue
                                                                        New York, New York
                                                                        10017

                                                          Telephone:    (212) 856-3504
                                                          Telecopier:   (212) 856-3761

                                                          Attention:    Howard Palmer


U.S. Operating                                       TORONTO DOMINION (TEXAS) INC.
Commitment:

                  U.S. $5,500,000                    Per:
                                                          -----------------------------------------------
                                                          Authorized Signing Officer
                                                          Address:      909 Fannin Street
                                                                        17th Floor
                                                                        Houston, Texas
                                                                        77010

                                                          Telephone:    (713) 653-8289
                                                          Telecopier:   (713) 951-9921

                                                          Attention:    Mark A. Baird


U.S. Operating                                       BANK OF AMERICA, N.A.
Commitment:

                  U.S. $4,600,000                    Per:
                                                          -----------------------------------------------
                                                          Authorized Signing Officer
                                                          Address:      1850 Gateway Blvd.
                                                                        5th Floor
                                                                        Concord, California
                                                                        94520

                                                          Telephone:    (925) 675-8025
                                                          Telecopier:   (925) 675-8051

                                                          Attention:    Jacqueline Ho
                                                                        Vice President


U.S. Operating                                       BANK OF MONTREAL
Commitment:

                  U.S. $6,850,000                    Per:
                                                          -----------------------------------------------
                                                          Authorized Signing Officer


                                                     Per:
                                                          -----------------------------------------------
                                                          Authorized Signing Officer
                                                          Address:      115 South LaSalle Street
                                                                        12th Floor
                                                                        Chicago, Illinois
                                                                        60603

                                                          Telephone:    (312) 750-6958
                                                          Telecopier:   (312) 750-6057

                                                          Attention:    Bruce A. Pietka


U.S. Operating                                       BANK ONE, KENTUCKY, N.A.
Commitment:

                  U.S. $6,350,000                    Per:
                                                          -----------------------------------------------
                                                          Authorized Signing Officer
U.S. Alternate Operating
Commitment:
                                                     Per:
                                                          -----------------------------------------------
                  U.S. $5,000,000                         Authorized Signing Officer
                                                          Address:      416 West Jefferson St.
                                                                        Louisville, Kentucky:
                                                                        40202

                                                          Telephone:    (502) 566-2895
                                                          Telecopier:   (502) 566-8324

                                                          Attention:    Mary Lou Pollett


U.S. Operating                                       COMERICA BANK
Commitment:

                  U.S. $6,200,000                    Per:
                                                          -----------------------------------------------
                                                          Authorized Signing Officer


                                                     Per:
                                                          -----------------------------------------------
                                                          Authorized Signing Officer
                                                          Address:      500 Woodward Avenue
                                                                        Detroit, Michigan
                                                                        48226

                                                          Telephone:    (313) 222-9125
                                                          Telecopier:   (313) 964-4765

                                                          Attention:    Jim Lentner


                                                     THE ADMINISTRATIVE AGENT

                                                     ROYAL BANK OF CANADA


                                                     Per:
                                                          -----------------------------------------------
                                                          Authorized Signing Officer
                                                          Address:      Global Banking -
                                                                        Canada
                                                                        Royal Bank Plaza
                                                                        South Tower
                                                                        200 Bay Street, 12th Floor
                                                                        Toronto, Ontario
                                                                        M5J 2J5

                                                          Telephone:    (416) 974-3866
                                                          Telecopier:   (416) 974-2407

                                                          Attention:    Manager, Agency

                                   SCHEDULE 1

                            FORM OF BORROWING NOTICE

                                                                         [DATE]

Royal Bank of Canada, as
  Administrative Agent
Global Banking
Royal Bank Plaza
200 Bay Street, 12th Floor
South Tower
Toronto, Ontario
M5J 2J5

Attention:  Manager, Agency

Dear Sirs:

         The undersigned, [BORROWER] (the "BORROWER"), refers to the second amended and restated credit agreement dated as of July 21, 2000 (as amended, supplemented or restated from time to time, the "CREDIT AGREEMENT", the terms defined therein being used herein as therein defined) among Bracknell Corporation, The State Group Limited and Nationwide Electric, Inc. as Borrowers, the Administrative Agent and the Lenders, and hereby gives you notice pursuant to Section 3.02 of the Credit Agreement that the Borrower hereby requests a Borrowing under the Credit Agreement, and, in that connection sets forth below the information relating to such Borrowing (the "PROPOSED BORROWING") as required by Section 3.02 of the Credit Agreement:

         (i)      The date of the Proposed Borrowing, being a Business Day, is
                  --.

         (ii) The Type of Advance is a [CANADIAN PRIME RATE ADVANCE, U.S. BASE RATE ADVANCE, LIBOR RATE ADVANCE OR U.S. PRIME RATE ADVANCE].

         (iii)    The aggregate amount of the Proposed Borrowing is --.

         (iv) The Credit Facility under which the Proposed Borrowing is requested is --.

         (V)      [THE LIBOR INTEREST PERIOD IS -- DAYS.]


         The undersigned certifies that the conditions precedent under the Credit Agreement to the giving of this Borrowing Notice and the making of the Accommodation contemplated hereby have been fully satisfied.

         The undersigned confirms and certifies to the Administrative Agent and each Lender that as of the date of this Borrowing Notice, no Default or Event of Default has occurred and is continuing under the Credit Agreement.


         The undersigned further confirms and certifies to the Administrative Agent and each Lender that the proceeds of the Borrowing will be used solely for the purposes specified and permitted by Section 2.03 of the Credit Agreement.


                                                Yours truly,

                                                [BORROWER]


                                                Per:
                                                    -----------------------
                                                    Authorized Signatory

                                   SCHEDULE 2

                            FORM OF ELECTION NOTICE

                                                                         [DATE]

Royal Bank of Canada, as
  Administrative Agent
Global Banking
 Royal Bank Plaza
200 Bay Street, 12th Floor
South Tower
Toronto, Ontario
M5J 2J5

Attention:  Manager, Agency

Dear Sirs:

         The undersigned, [BORROWER] (the "BORROWER"), refers to the second amended and restated credit agreement dated as of July 21, 2000 (as amended, supplemented or restated from time to time the "CREDIT AGREEMENT"; the terms defined therein being used herein as therein defined) among Bracknell Corporation, The State Group Limited and Nationwide Electric, Inc. as Borrowers, the Administrative Agent and the Lenders and hereby gives you notice pursuant to Section 3.03 of the Credit Agreement that the Borrower hereby [ELECTS TO CONVERT ONE TYPE OF ADVANCE TO ANOTHER TYPE OF ADVANCE] or [ELECTS TO CONVERT ONE TYPE OF ADVANCE TO ANOTHER TYPE OF ACCOMMODATION] or [ELECTS AN ADDITIONAL LIBOR INTEREST PERIOD FOR CERTAIN LIBOR RATE ADVANCES], and in that connection sets forth below the information relating to such election as required by Section 3.03 of the Credit Agreement:

         (i) The Business Day on which the conversion from one Type of Advance to another is to be made --.*

         (ii) The Type of Advance to be converted is [INSERT AMOUNT, CURRENCY AND TYPE OF ADVANCE] under the [CANADA] [U.S.] [TERM FACILITY], [ACQUISITION FACILITY] or [OPERATING FACILITY].*

         (iii) The new [TYPE OF ADVANCE] or [TYPE OF ACCOMMODATION] selected is --.*.

         (iv)     The initial Libor Interest Period for Libor Rate Advance is
                  --.**

         (v) The Libor Rate Advance which is to be continued as a Libor Rate Advance is [SPECIFY AMOUNT].***

         (vi) The current Libor Interest Period for such Libor Rate Advance expires on [SPECIFY DATE].***

         (vii) The additional Libor Interest Period selected for such Libor Rate Advance is --.***


         The undersigned certifies that the conditions precedent under the Credit Agreement to the giving of this Election Notice and the making of the Accommodation contemplated hereby have been fully satisfied.

         The undersigned confirms and certifies to the Administrative Agent and each Lender that as of the date of this Election Notice no Default or Event of Default has occurred and is continuing under the Credit Agreement.


         The undersigned further confirms and certifies to the Administrative Agent and each Lender that the proceeds of the Borrowing will be used solely for the purposes specified and permitted by Section 2.03 of the Credit Agreement.

                                                     Yours truly,

                                                     [BORROWER]


                                                     Per:
                                                         -----------------------
                                                         Authorized Signatory


------------------

* Omit Clauses (i), (ii), (iii) and (v) if the election does not involve a conversion of a Type of Advance.

**       Omit Clause (v) if the conversion of Type of Advance does not involve a conversion to a Libor Rate Advance.

***      Omit Clauses (v), (vi) and (vii) if the election does not involve the selection of an additional Libor Interest Period for a Libor Rate Advance.

                                   SCHEDULE 3

                             FORM OF DRAWING NOTICE

                                                                         [DATE]


Royal Bank of Canada, as
  Administrative Agent
Global Banking
Royal Bank Plaza
200 Bay Street, 12th Floor
South Tower
Toronto, Ontario
M5J 2J5

Attention:  Manager, Agency

Dear Sirs:

         The undersigned, [BORROWER] (the "BORROWER"), refers to the second amended and restated credit agreement dated July 21, 2000 (as amended, supplemented or restated from time to time, the "CREDIT AGREEMENT", the terms defined therein being used herein as therein defined) among Bracknell Corporation, The State Group Limited and Nationwide Electric, Inc. as Borrowers, the Administrative Agent and the Lenders and hereby gives you notice pursuant to Section 4.03 of the Credit Agreement that the Borrower hereby requests a Drawing under the Credit Agreement, and, in that connection sets forth below the information relating to such Drawing (the "PROPOSED DRAWING") as required by Section 4.03(1) of the Credit Agreement:

         (i) The Drawing Date of the Proposed Drawing, being a Business Day, is --.

         (ii) The Credit Facility under which the Proposed Drawing is requested is --.

         (iii) The aggregate Face Amount of Drafts to be accepted and purchased is Cdn. $--.

         (iv)     The contract maturity date of the Drafts is --.


         The undersigned certifies that the conditions precedent under the Credit Agreement to the giving of this Drawing Notice and the making of the Accommodation contemplated hereby have been fully satisfied.

         The undersigned confirms and certifies to the Administrative Agent and each Lender that as of the date of this Drawing Notice no Default or Event of Default has occurred and is continuing under the Credit Agreement.


         The undersigned further confirms and certifies to the Administrative Agent and each Lender that the proceeds of the Borrowing will be used solely for the purposes specified and permitted by Section 2.03 of the Credit Agreement.

                                                     Yours truly,

                                                     [BORROWER]


                                                     Per:
                                                         -----------------------
                                                         Authorized Signatory

                                   SCHEDULE 4

                              FORM OF ISSUE NOTICE

                                                                         [DATE]

Royal Bank of Canada, as
  Administrative Agent
Global Banking
Royal Bank Plaza
200 Bay Street, 12th Floor
South Tower
Toronto, Ontario
M5J 2J5

Attention:  Manager, Agency

Dear Sirs:

         The undersigned, [BORROWER] (the "BORROWER"), refers to the second amended and restated credit agreement dated as of July 21, 2000 (as amended, supplemented or restated from time to time; the "CREDIT AGREEMENT"; the terms defined therein being used herein as therein defined) among Bracknell Corporation, the State Group Limited and Nationwide Electric, Inc. as Borrowers, the Administrative Agent and the Lenders and hereby gives you notice pursuant to Section 5.02 of the Credit Agreement that the Borrower hereby requests an Issue under the Credit Agreement, and, in that connection; sets forth below the information relating to such Issue (the "PROPOSED ISSUE") as required by Section 5.02 of the Credit Agreement:

         (i)      The Business Day of the Proposed Issue is --.

         (ii)     The Type of Documentary Credit is --.

         (iii) The Credit Facility under which the Proposed Issue is requested is -- and the Issuing Lender is --.

         (iv)     The Face Amount of and currency of the Documentary Credit is
                  --.

         (v)      The expiration date of the Documentary Credit is --.

         (vi) The name and address of the Beneficiary of the Documentary Credit is --.

         The undersigned certifies that the conditions precedent under the Credit Agreement to the giving of this Issue Notice and the making of the Accommodation contemplated hereby have been fully satisfied.

                  The undersigned confirms and certifies to the Administrative Agent and each Lender that as of the date of this Issue Notice no Default or Event of Default has occurred and is continuing under the Credit Agreement.


                  The undersigned further confirms and certifies to the Administrative Agent and each Lender that the Documentary Credit will be used solely for the purposes specified and permitted by Section 2.03 of the Credit Agreement.


                                                     Yours truly,

                                                     [BORROWER]


                                                     Per:
                                                          ----------------------
                                                          Authorized Signatory

                                   SCHEDULE 5

                                 NOTICE PERIODS

                                   BORROWING NOTICE,
                                    DRAWING NOTICE,
                                    ISSUE NOTICE OR
                                       REPAYMENTS                  CONVERSION/               PREPAYMENT OR
                                  (SECTIONS 3.02, 4.03          ELECTION (SECTION             REDUCTION OF
TYPE OF ACCOMMODATION                   AND 5.02)                      3.03)                   COMMITMENT
-----------------------------------------------------------------------------------------------------------
Canadian Prime Rate Advance          1 Business Day*             1 Business Day             3 Business Days
Bankers' Acceptances                 2 Business Day              2 Business Day                          --
U.S. Base Rate Advance               1 Business Day*             1 Business Day             3 Business Days
Libor Rate Advance                   3 Business Days             3 Business Days                         --
U.S. Prime Rate Advance              1 Business Day*             1 Business Day             3 Business Days
Documentary Credit                   3 Business Days                         --                          --


*Borrowings by way of Canadian Prime Rate Advances, U.S. Base Rate Advances or U.S. Prime Rate Advances may be available on same day notice for up to Cdn. $10,000,000 or U.S. $10,000,000 as the case may be.

In the case of conversion, the notice period applicable to the other Type of Accommodation into which an Accommodation is to be converted must also be observed.

The day on which any notice is given is included and the day on which the specified action is to occur are excluded in calculating the notice period.

                                   SCHEDULE 6

                               APPLICABLE MARGINS
                          (in basis points per annum)


A. CANADIAN TERM FACILITY, CANADIAN ACQUISITION FACILITY AND BRACKNELL LIMITED PARTNERSHIP CREDIT FACILITY:

    RATIO OF
    TOTAL NET
     DEBT TO                             PRIME         LIBOR MARGIN,
  CONSOLIDATED                           RATE,       B/A'S, L/C'S, AND
     EBITDA           FACILITY FEES      USBR             L/G'S              ALL-IN DRAWN
-----------------------------------------------------------------------------------------
       [] 1.5:1           75.0             NIL            100.0                75.0/175.0
>1.5:1 [] 2.0:1           75.0            25.0            125.0               100.0/200.0
>2.0:1 [] 2.5:1           75.0            50.0            150.0               125.0/225.0
>2.5:1 [] 3.0:1           75.0           100.0            200.0               175.0/275.0
>3.0:1 [] 3.5:1           95.0           130.0            230.0               225.0/325.0
>3.5:1 [] 4.0:1          110.0           165.0            265.0               275.0/375.0
>4.0:1 []4.25:1          137.5           187.5            287.5               325.0/425.0


B.       OPERATING FACILITIES:


   RATIO OF
   TOTAL NET
    DEBT TO                             PRIME         LIBOR MARGIN,
 CONSOLIDATED                           RATE,       B/A'S, L/C'S, AND
    EBITDA           FACILITY FEES      USBR              L/G'S              ALL-IN DRAWN
-----------------------------------------------------------------------------------------
       []  1.5:1        30.0             45.0             145.0                75.0/175.0
>1.5:1 []  2.0:1        37.5             62.5             162.5               100.0/200.0
>2.0:1 []  2.5:1        37.5             87.5             187.5               125.0/225.0
>2.5:1 []  3.0:1        50.0            125.0             225.0               175.0/275.0
>3.0:1 []  3.5:1        62.5            162.5             262.5               225.0/325.0
>3.5:1 []  4.0:1        75.0            200.0             300.0               275.0/375.0
>4.0:1 [] 4.25:1        87.5            237.5             337.5               325.0/425.0

                                   SCHEDULE 7

                         FORM OF COMPLIANCE CERTIFICATE

                                                                         [DATE]

Royal Bank of Canada, as
  Administrative Agent
Global Banking
Royal Bank Plaza, 200 Bay Street
12th Floor, South Tower
Toronto, Ontario
M5J 2J5

Attention:        --

Dear Sirs:

         The undersigned, Bracknell Corporation ("BRACKNELL"), refers to the Second Amended and Restated Credit Agreement dated as of July 21, 2000 (as it may be amended, restated, replaced or supplemented from time to time, the "CREDIT AGREEMENT", the terms defined therein being used herein as therein defined) among Bracknell Corporation, The State Group Limited and Nationwide Electric, Inc. as Borrowers, the financial institutions that are parties thereto as Lenders and Royal Bank of Canada, as Administrative Agent. The [QUARTERLY/ANNUAL] Compliance Certificate is delivered pursuant to Section 8.01 of the Credit Agreement for the [FINANCIAL YEAR/QUARTER] ending on [--] (the "PERIOD").

         I, _______________________________, the Chief Financial Officer of
Bracknell, in such capacity and not personally, hereby certify that:

1. I am the duly appointed Chief Financial Officer of Bracknell and as such I am providing this certificate for and on behalf of Bracknell pursuant to the Credit Agreement.

2.       I am familiar with and have examined the provisions of the Credit
         Agreement.

3. To the best of my knowledge, information and belief, and after due inquiry, no Default or Event of Default has occurred and is continuing as at the date hereof.

4. The financial statements delivered pursuant to Section 8.01 of the Credit Agreement have been prepared in accordance with GAAP in effect on the date of such financial statements. The information contained therein is true and correct in all material respects, subject only to year end audit adjustments and presents fairly and consistently the results of operations and changes in the financial position of the Borrowers as of and to the date thereof.

5. The representations and warranties contained in Article 7 of the Credit Agreement are true and correct, in all material respects, as though made on the date hereof (other than those which relate solely to a prior time).

6. As at the date hereof, Bracknell has raised $-- in the public capital markets.

7. As of the date hereof, the aggregate Total Enterprise Value of all Acquisitions is $--.

8. As of the date hereof, the aggregate Net Proceeds received in connection with permitted asset dispositions is $--.

9. As of the date hereof, the total amount of Investments in Joint Ventures is $--.

10. As at the last day of [DATE] the following ratios or calculations, as the case may be, were as follows:


         (a)      Total Debt as a percentage of
                  Capitalization:

         (b)      Total Net Debt to Consolidated
                  EBITDA:

         (c)      Consolidated EBITDA to Consolidated
                  Interest Expense:

         (d)      Consolidated EBITDA to Consolidated
                  Debt Service:

         (e)      Senior Net Debt to Consolidated EBITDA:

                  DATED this _________ day of _______________________, _______.


                                                ------------------------------
                                                (Signature)


                                                ------------------------------
                                                (Name - please print)
                                                Chief Financial Officer

                                SCHEDULE 7.01(F)
                        LOCATION OF ASSETS AND BUSINESS


New Brunswick

Quebec

Ontario

Manitoba

Saskatchewan

Alberta

British Columbia

Nova Scotia

Michigan

Indiana

Kentucky

Ohio

Georgia

Minnesota

Nevada

California

New Jersey

Tennessee

South Carolina

Texas

Illinois

                                SCHEDULE 7.01(G)
                                 AUTHORIZATIONS

1. The Borrowers and the Restricted Subsidiaries have all necessary contractor and trade licenses, certifications, authorizations, registrations and approvals in every jurisdiction in which they carry on business.
2. The Borrowers and the Restricted Subsidiaries have non-gaming supplier licenses to provide services to the gaming industry in various jurisdictions in Canada and the U.S. and for certain tribes.

                                SCHEDULE 7.01(I)
                                OWNED PROPERTIES


         BRACKNELL CORPORATION

1.       Vacant land at 10 Hawk Street, Nanticoke, Ontario.

         THE STATE GROUP LIMITED

2. Land (original price $166,977) and the building (original price $602,401) at 2425 Central Avenue, Windsor, Ontario.

3. Land (original price $100,024) and the building (original price of $84,021) at 21 Whitebone Way, St. John, New Brunswick.

         HIGHLIGHT CONSTRUCTION LTD.

4. Land and the building (original price of $225,000 collectively) at #9-19533 96th Avenue, Surrey, British Columbia.

                                SCHEDULE 7.01(J)
                               LEASED PROPERTIES


BRACKNELL CORPORATION

ADDRESS:                                 LESSOR:                                  PERIOD:
--------                                 -------                                  -------
150 York Street, Suite 1506              Medcan Health Management                 June 1, 1998 to May 31, 2003

THE STATE GROUP LIMITED AND SUBSIDIARIES

ADDRESS:                                 LESSOR:                                  PERIOD:
--------                                 -------                                  -------
2150 Islington Ave.,                     Monogram Place Investments               Nov. 1991 - Oct. 2001
Etobicoke, Ontario

32131 Industrial Rd.,                    SIJL Development Company                 Oct. 1996 - Sept. 2001
Livonia, Michigan

Evansville, Indiana                      Long Par Four Revocable Trust            Jan. 1998 - Dec. 2000

1574 Erin St.,                           M. Kaufmann & M. Thompson                Nov. 1996 - Oct. 2001
Winnipeg, Manitoba

1100 Invicta Drive,                      Dalemont Inc.                            Dec. 1999 - Nov. 2002
Unit #17,
Oakville, Ontario

77 Bessemer Rd.,                         2 Realty Co. Ltd.
London, Ontario

11 Cushman Rd.,                          Covello Carmine Annes
St. Catharines, Ontario

60 Martin Ross Ave.,                     Larry Levenstein
Toronto, Ontario

583 Barton St. E.,                       Carol & Antoniella Martella
Stoney Creek, Ontario

Monogram Place Sign                      Neon Products
Airport Ind. Pkwy., #800,                Kiew Investment Corp.
Breslau, Ontario

245 Strassburg Rd.,                      Doyle Investments
Kitchener, Ontario

P.O. Box 4530,                           Dan Buck Development
Evansville, IN

155 Leonard St.,                         TGS Management Services Ltd., In Trust
Regina, Saskatchewan                     Sun Life Assurance Co.

855 Industrial Ave.,                     Commerce City Rental
Ottawa, Ontario

3430 - 25 St. N.E.                       Beutel Goodman Real Estate
Calgary, AB

17620 - 107 Ave.,                        HMR Properties Inc.
Edmonton, AB

7945 Henn Bourassa,                      Mayor Investment
Montreal, QC

32 Voyager Crt.,                         Cole Investment Ltd.
Etobicoke, Ontario

1735 Boundary Place,                     Boundary Place
Vancouver, BC

2 - 4 Cataraqui St.,                     ABNA Investments Ltd.
Unit 15B,
Kingston, Ontario

2342 Wyecroft Rd.,                       B & D Wilkinson Holdings Inc.
Oakville, Ontario

3895 Stadeview Cr., Unit 7,              Erin Mills Development Corporation
Mississauga, Ontario

200 Wright Ave., Unit 1,                 Park Place Investments Ltd.
Dartmouth, NS

35 Goderich Rd., Unit 8,                 Stockrex International
Hamilton, Ontario

13800 State Road 57 North,               Daylight Properties LLC
Evansville, IN

280 Woolrich St. South,                  Krew Investments Corporation
Breslean, Ontario

302-195 The West Mall,                   Oxford Properties Group Inc. & Patrim
Etobicoke, Ontario                       Properties Inc.

2342 Wyercroft Road,                     B&D Wilkinson Holdings Inc.
Oakville, Ontario                        (sublandlord)

                                   ARTICLE 1
                   NATIONWIDE ELECTRIC, INC. AND SUBSIDIARIES

Lease for 1140 Floyd Drive, Lexington, KY between Henderson Family Enterprises, LLC (lessor) and Parsons Electric Co. (lessee).
Lease for 4502 Poplar Level Road, Louisville, KY between Henderson Family Enterprises, LLC (lessor) and Parsons Electric Co. (lessee).
Lease for 4391 Creek Road, Blue Ash, OH between Henderson Family Enterprises, LLC (lessor) and Eagle Electric Holdings, Inc. (lessee).
Lease for 2284 Marietta Boulevard Northwest, Atlanta, GA between Harmony Hill Partners, L.P. (lessor) and the Allison Company (lessee).
Lease for 5960 N.E. Main Street, Fridley, MN between Donald D. Dolan and Sharon
A. Dolan (lessor ) and Parsons Electric Co. (lessee).
Lease for 4214 Bertsos Drive, Unit #3, Las Vegas, NV between the Bernard Posin and Sandra K. Posin Revocable Trust (lessor) and Southwest Systems Limited (lessee).
Sub-lease for 333 South Seventh Street, Suite 2800, Minneapolis, MN between Nationwide Electric, Inc. (sub-lessee) and Cosgrove, Flynn & Gaskins (sub-lessor).
Lease for Neal Electric, Inc. Corporate Headquarters at 13250 Kirkham Way, Poway CA.
Lease for Neal Electric, Inc. storage yard at 1235 Greenfield Drive, E1 Cajon,
CA.
Lease for Southwest Systems Limited office at 6265 South Valley View Drive, Suites L & M, Las Vegas, Nevada

SYLVAN INDUSTRIAL PIPING, INC. AND RELATED COMPANIES
Lease for Sylvan Industrial Piping of Tennessee, Inc. at 317 Wilhagen Road, Nashville, TN.
Lease for Sylvan Industrial Piping of NJ, Inc. at 1001 State Street, Perth Amboy, NJ.
Lease for Sylvan Industrial Piping, Inc. at 815 Auburn Avenue, Pontiac,
Michigan.
Lease for Sylvan Industrial Piping, Inc. at 211 Ridge Road, Georgetown, SC.

BRACKNELL TELECOMMUNICATION SERVICES INC. AND SUBSIDIARIES
Lease for Bracknell Telecommunication Services, Inc. at 6300 Northwest Drive, Unit B, Mississauga, Ontario.
Lease for Highlight Construction Ltd. at 11218/11220-143 Street, Edmonton, Alberta.
Lease for Vista Communication Technologies Ltd. at 11208 143 Street, Edmonton, Alberta.
Lease for Highlight Construction Ltd. at 20108 Logan Avenue, Langley, BC. Lease for Highlight Antenna & Tower Services Ltd. at 190 Hodsman Road, Regina, Saskatchewan.
Lease for Highlight Solutions, Inc. at 24711 and 24701 Halstead Road, Farmington Hills, Michigan.
Lease for Highlight Solutions, Inc. at 145 Southeast Parkway, Franklin,
Tennessee.

SUNBELT INTEGRATED TRADE SERVICES, INC. AND SUBSIDIARIES
Lease for Quality Mechanical Contractors, Inc. at 3175 Westwood Drive, Las Vegas, Nevada.
Lease for Inglett & Stubbs, Inc. at 5200 River View Road, Mableton, Georgia. Lease for Quality Mechanical Contractors, Inc. for land usage on Mesa Vista, Clark County, Nevada
Lease for Quality Mechanical Contractors, Inc. for 3135 Westwood Drive, Las Vegas, Nevada.
Lease for Schmidt Electric Company, Inc. at 9701 F.M. 1625, Creedmor, Texas. Lease for Crouch Electric, Inc. at 1106 Smith Road, Austin, Texas.
Lease for Sunbelt Integrated Trade Services, Inc. at B-102, 6655 West Sahara Avenue, Las Vegas, NV.

                                SCHEDULE 7.01(M)
                                 ENCROACHMENTS

None

                                SCHEDULE 7.01(N)
                              COMPLIANCE WITH LAWS

None

                                SCHEDULE 7.01(P)
                                  SUBSIDIARIES

I. BORROWERS


BORROWER                             JURISDICTION                     SHARE OWNERSHIP (IF A SUBSIDIARY
--------                             ------------                     --------------------------------
Bracknell Corporation                Ontario                          N/A
The State Group                      Ontario                          100% of the outstanding share capital is owned
Limited                                                               by Bracknell Corporation

Nationwide Electric, Inc.            Delaware                         100% of the outstanding share capital is owned
                                                                      by Bracknell Corporation
II.      RESTRICTED SUBSIDIARIES


SUBSIDIARY                            JURISDICTION                    SHARE OWNERSHIP
----------                            ------------                    ---------------
The State Services Group Limited      Ontario                         100% of the outstanding share capital is owned
                                                                      by The State Group Limited

The State Group International         Michigan                        100% of the outstanding share capital is owned
Limited                                                               by The State Group Limited

The State Group (USA) Limited         Delaware                        100% of the outstanding share capital is owned
                                                                      by The State Group Limited

Preferred Electric, Inc.              Illinois                        100% of the outstanding share capital is owned
                                                                      by The State Group (USA) Limited

Preferred Electric Construction       Illinois                        100% of the outstanding share capital is owned
Corp.                                                                 by The State Group (USA) Limited

Bracknell Telecommunication           Ontario                         100% of the outstanding share capital is owned
Services Inc.                                                         by Bracknell Corporation

Parsons Electric Holdings Inc.        Delaware                        100% of the outstanding share capital is owned
                                                                      by Nationwide Electric, Inc.

Parsons Electric Co.                  Minnesota                       100% of the outstanding share capital is owned
                                                                      by Parsons Electric Holdings, Inc.

Eagle Electric Holdings, Inc.         Minnesota                       100% of the outstanding share capital is owned
                                                                      by Nationwide Electric, Inc.

Eagle Electric Holdings, Inc.         Delaware                        100% of the outstanding share capital is owned
                                                                      by Nationwide Electric, Inc.

Eagle Electrical Systems, Inc.        Ohio                            100% of the LLC interest is owned by Eagle
                                                                      Electric Holdings, Inc. - Delaware

Southwest Systems Limited             Nevada                          99% of the outstanding share capital is owned by
                                                                      Eagle Electric Holdings, Inc. - Delaware, and 1%
                                                                      owned by Eagle Electrical Systems Inc.

Allison-Smith Company                 Georgia                         100% of the outstanding share capital is owned by Parsons
                                                                      Electric Holdings, Inc.

Henderson Electric Co. Inc.           Delaware                        100% of the outstanding share capital is owned
                                                                      by Parsons Electric Holdings, Inc.

Neal Electric, Inc.                   California                      100% of the outstanding share capital is owned
                                                                      by Parsons Electric Holdings, Inc.

                                     - 2 -

SUBSIDIARY                            JURISDICTION                    SHARE OWNERSHIP
----------                            ------------                    ---------------

Neal Equipment, LLC                   California                      100% of the outstanding share capital is owned by
                                                                      Parsons Electric Holdings, Inc.

354709 Alberta Ltd.                   Alberta                         100% of the outstanding share capital is owned
                                                                      by Bracknell Corporation

334108 Alberta Ltd.                   Alberta                         100% of the outstanding share capital is owned
                                                                      by Bracknell Corporation

Sylvan Industrial Piping, Inc.        Michigan                        100% of the outstanding share capital is
                                                                      owned by Parsons Electric Holdings, Inc.

Sylvan Industrial Piping of N.J.,     New Jersey                      100% of the outstanding share capital is
Inc.                                                                  owned by Parsons Electric Holdings, Inc.

Sylvan Industrial Piping of           Tennessee                       100% of the outstanding share capital is
Tennessee, Inc.                                                       owned by Parsons Electric Holdings, Inc.

Highlight Construction Ltd.           Alberta                         100% of the outstanding share capital is
                                                                      owned by Bracknell Telecommunications
                                                                      Services Inc.

Vista Communication Technologies      Alberta                         100% of the outstanding share capital is
Ltd.                                                                  owned by Bracknell Telecommunications
                                                                      Services Inc.
Highlight Antenna Services Ltd.       British Columbia                100% of the outstanding share capital is
                                                                      owned by Bracknell Telecommunications
                                                                      Services Inc.

Highlight Antenna & Tower Services    Saskatchewan                    100% of the outstanding share capital is
Ltd.                                                                  owned by Bracknell Telecommunications
                                                                      Services Inc.

Highlight Solutions, Inc.             Delaware                        100% of the outstanding share capital is
                                                                      owned  by Bracknell Telecommunications
                                                                      Services Inc.

Highlight Towers Ontario Ltd.         Ontario                         100% of the outstanding share capital is
                                                                      owned by Bracknell Telecommunications
                                                                      Services Inc.

Sunbelt Integrated Trade Services,    Delaware                        100% of the outstanding share capital is
Inc.                                                                  owned by Parsons Electric Holdings, Inc.

Quality Mechanical Contractors, Inc.  Nevada                          100% of the outstanding share capital is
                                                                      owned by Sunbelt Integrated Trade Services,
                                                                      Inc.

Inglett & Stubbs, Inc.                Georgia                         100% of the outstanding share capital is
                                                                      owned by Sunbelt Integrated Trade Services,
                                                                      Inc.

Crouch Electric, Inc.                 Texas                           100% of the outstanding share capital is
                                                                      owned by Sunbelt Integrated Trade Services,
                                                                      Inc.

                                     - 3 -

SUBSIDIARY                            JURISDICTION                    SHARE OWNERSHIP
----------                            ------------                    ---------------

Pneu-Temp, Inc.                       Texas                           100% of the outstanding share capital is
                                                                      owned by Sunbelt Integrated Trade Services,
                                                                      Inc.

Crouch Industries LLC                 Texas                           100% of the outstanding share capital is owned by
                                                                      Sunbelt Integrated Trade Services, Inc.

Schmidt Electric Company, Inc.        Texas                           100% of the outstanding share capital is
                                                                      owned by Sunbelt Integrated Trade Services,
                                                                      Inc.

Bracknell Facilities                  Delaware                        100% of the outstanding share capital is
Services Inc.                                                         owned by Nationwide Electric, Inc.

1406883 Ontario Limited               Ontario                         100% of the outstanding share capital is
                                                                      owned by Bracknell Corporation.

3041768 Nova Scotia Company           Nova Scotia                     100% of the outstanding share capital is
                                                                      owned by Bracknell Limited Partnership

Bracknell B (Wyoming) LLC             Wyoming                         100% of the outstanding share capital is
                                                                      owned by 3041768 Nova Scotia Company

Bracknell A (Wyoming) LLC             Wyoming                         100% of the outstanding common shares are held by
                                                                      Bracknell B (Wyoming) LLC and 100% of the preferred
                                                                      shares are held by 3041768 Nova Scotia Company

III.     ADDITIONAL SUBSIDIARIES WHICH ARE NOT RESTRICTED SUBSIDIARIES

SUBSIDIARY                            JURISDICTION                    SHARE OWNERSHIP
----------                            ------------                    ---------------
1341996 Ontario Inc.                  Ontario                         100% of the outstanding share capital is owned
                                                                      by Bracknell Corporation

1357248 Ontario Inc.                  Ontario                         100% of the outstanding share capital is owned
                                                                      by Bracknell Corporation

1016968 Ontario Inc.                  Ontario                         100% of the outstanding share capital is owned
                                                                      by Bracknell Corporation

ICS Automation Inc.                   Delaware                        100% of the outstanding share capital is owned
                                                                      by The State Group Limited

AOC Canada Ltd.                       Newfoundland                    50% of the outstanding share capital is owned
                                                                      by Bracknell Corporation

AOC Brown & Root Canada Ltd.          Newfoundland                    60% of the outstanding share capital is owned
                                                                      by AOC Canada Ltd.

Les Services de Gestion Clientech     Canada                          100% of the outstanding share capital is owned
Inc./Clientech Management Services                                    by Bracknell Corporation
Inc.

Cahill-State Atlantic Ltd.            Newfoundland                    100% of the outstanding share capital is owned
                                                                      by Bracknell Corporation
IV.      Partnerships

Subsidiary                            Jurisdiction                    Share Ownership
----------                            ------------                    ---------------
Bracknell Limited Partnership         Nevada                          1406883 Ontario Limited (General Partner and
                                                                      0.1% limited partner), The State Group Limited
                                                                      (79.9% limited partner), The State Services
                                                                      Group Limited (15% limited partner), Highlight
                                                                      Construction Ltd. (5% limited partner)

                                SCHEDULE 7.01(Q)
                             BURDENSOME AGREEMENTS


None

                                SCHEDULE 7.01(R)
                                   LITIGATION


See attached Summary of Pending Litigation.

                                SCHEDULE 7.01(S)
                              ENVIRONMENTAL MATTERS

None

                                SCHEDULE 7.01(T)
                                  PENSION PLANS

BRACKNELL CORPORATION

Group Insurance Plan under Great West Life Policy #151157

THE STATE GROUP LIMITED AND SUBSIDIARIES

Manufacturer's Life Policy GN8130008
Long Term Disability Provident Life & Accident Insurance Policy 190759 Humana Employers U.S. Health and Dental Policy #5127224
Group Insurance Plan under Great West Life Policy #151277
Manulife Financial Policy 54438 401K Plan
UNUM Life Insurance Long Term Disability and AD&D
The State Group Limited makes employer contributions to medical and pension benefits for hourly workers under multi-employer pension and benefit plans administered through trade unions as per the collective agreements.

NATIONWIDE ELECTRIC, INC.
Parsons Electric Co.
     Profit Sharing Plan
     Money Purchase Plan
     Multi-Employer Defined Benefit Plan (union)
Allison-Smith Company
     401(k) Plan
     Profit Sharing Plan
     Union Administered Retirement Plan
Henderson Electric Co.
     HB Holding Co. Profit Sharing Plan
Neal Electric, Inc.
     Profit Sharing
     Union Administered Retirement Plan

SYLVAN INDUSTRIAL PIPING, INC. AND SUBSIDIARIES
         Money Purchase Pension Trust
         Profit Sharing Trust

SUNBELT INTEGRATED TRADE SERVICES, INC. AND ITS SUBSIDIARIES
         Crouch Industries, LLC
                  Defined Benefit Pension Plan and Trust
         Inglett & Stubbs, Inc.
                  Profit Sharing Plan and Trust
         Quality Mechanical Contractors, Inc.
                  Quality Air Conditioning, Inc. Salary Reduction Plan Flexible Benefits Plan

                                SCHEDULE 7.01(U)
                               MATERIAL AGREEMENTS

1. Agreement between Gold Turner, A Joint Venture and Neal Electric, Inc. dated October 12, 1998 as amended, relating to electrical services for the San Diego, CA Convention Centre (US $11,800,000).

2. Agreement between Kiewit Pacific Co. and Neal Electric, Inc. dated October 6, 1998 as amended, relating to the South Bay Water Reclamation (US $7,400,000).

3. Agreement between Huber, Hunt & Nichols, Inc. and The State Group Limited, dated March 19, 1999, relating to electrical services for the Northwest Airlines Terminal Infield Project (C$72,750,000).

4. Agreement between NKK Steel Engineering, Inc. and The State Group International Limited, dated September 24, 1999, relating to mechanical installation, piping and electrical work for No. 1 Continuous Galvanizing Line Plan in Detroit (C$46,350,000).

5. Standing Purchase Order Agreement between Ford Motor Company of Canada, Limited and The State Group Limited, relating to ongoing construction Commodity Management Blanket Order -- from June 22, 1999 through June 22, 2002 (C$35,800,000).

6. Agreement between J.A. Tiberti Construction, Inc. and Quality Mechanical Contractors, Inc. dated November 16, 1999 relating to the construction of the Sun Coast Hotel & Casino (US$9,231,100).

7. Agreement between Kitchell Contractors and Quality Mechanical Contractors, Inc., dated November 23, 1998, relating to the construction of St. Rose Dominican Hospital (US$6,915,500).

8. Agreement between A.F. Construction Company and Quality Mechanical Contractors, Inc. dated December 7, 1999, relating to the construction of the Clark County Regional Justice Center (US$16,709,000).

9. Agreement between Holder Construction Company and Inglett & Stubbs, Inc., dated December 7, 1998, relating to the construction of the State Farm Corporate South Addition (US$28,830,547).

10. Agreement between Holder Construction Company and Inglett & Stubbs, Inc., dated September 7, 1999, relating to the E*Trade Technical Operations Center (US$21,120,181).

11. Agreement between Atlanta Arena Contractors and Inglett & Stubbs, Inc., dated April 18, 1998, relating to the Atlanta Arena Facility (US$9,084,500).

12. Agreement between Whiting-Turner/A.L. Johnson and Inglett & Stubbs, Inc. dated October 15, 1997, relating to the Center for Disease Control (US$49,322,735).

13.      Agreement between The State Group Limited and Process Systems Inc.
         (PSI) dated May, 2000 to install heating and cooling units and associated piping and electrical provide services at the Ford Motor Company plant in Oakville, Ontario (US$5,600,000) There is not one PO but several sectionalized PO's

14. Agreement between The State Group Limited and JNE Engineering Inc. commencing September 1998 to install floor standing equipment including millwrighting, piping and electrical services at the Stelco steel plant in Hamilton, Ontario. (CDN$6,900,000)

15. Agreement between The State Group Limited and Dofasco to construct a galvanizing line. (CDN$43,000,000) This job is 99% complete.

16. Agreement between The State Group Limited and Vanbots Construction Corporation dated May, 1998 to provide electrical and communication installations at the Province of Ontario's Maplehurst Correctional Facility. (CDN$10,600,000)

17. Agreement between The State Group Limited and BFC Buildings, a Division of BFC Construction Group Inc., dated April 1, 1999 to provide electrical services for Call Net's new building construction. (CDN$8.3 million)

18. Agreement between The State Group Limited and Urbacon Limited dated January 1, 2000 to provide power distribution, electrical and fire alarm installation services on a data centre for PSINet at 73 Laird Drive. (CDN$5,400,000)

19. Agreement between Inglett & Stubbs and Batson-Cook and to provide electrical services for a data centre. (US$30,000,000)

20. Agreement between Inglett & Stubbs and Hardin to provide electrical services for an office building. (US$16,000,000)

21. Agreement between Inglett & Stubbs and Whiting-Turner Contracting Company to provide electrical services at an R&D center. (US$8,500,000)

22.      Agreement between Inglett & Stubbs and Whiting-Yurner Contracting

         Company dated July 16, 1997 to provide electrical services to the Center for Disease Control construction of an R&D laboratory. (US$6,500,000)

23. Agreement between Inglett & Stubbs and Holder Construction Company dated February 15, 2000 to provide electrical services for the construction of a data center. (US$9,800,000)

24. Agreement between Schmidt Electric, Inc. and White Construction Company dated November 23, 1999 to provide electrical services to construct a data center for Dell.

25. Agreement between Schmidt Electric, Inc. and the Austin (Texas) Independent School District to provide electrical power and service upgrades for computers in 102 schools within the Austin, Texas School district.

26. Agreement between Allison Smith Company and Nova Corporation dated March 16, 2000 to provide electrical services for the construction of a new building at 101 Aquila Way, Lithia Springs, Georgia (US$5,885,779). This job is 90% complete.

27. Agreement between Allison Smith Company and Beers Construction Company dated August 17, 1999 to provide electrical services to Southern Energy, Inc. at 1155 Perimeter Center West, Atlanta, Georgia (US$6,080,434) This job is in excess of 99% complete.

28. Agreement between Sylvan Industrial Piping, Inc. and DeMaria Building Company Inc. dated September 7, 1999 to provide mechanical services at the General Motors Milford, Michigan plant.

29. Agreement between Henderson Electric Co., Inc. and F.A. Wilhelm Construction Co. Inc. to provide electrical services at Caesars World Indiana (US$5,205,590) This contract is 92% complete.

30. Agreement between Parsons Electric Co. and McGough Construction dated August 6, 1999 to provide electrical installation and services for Division 16 (US$6,502,924)

31. Agreement between Parsons Electric Co. and Kraus Anderson dated August 6, 1999 to provide electrical installation and services for ADC Telecommunications (US$8,197,242)

32. Agreement between Parsons Electric Co. and McGough Construction dated August 6, 1999 to provide electrical installation and services for St. John's Hospital, Minneapolis, Minnesota (US$5,714,748)

33. Agreement between Bracknell Facilities Services Inc. and Clark Oil to provide facilities services management (US$50,000,000).

                                SCHEDULE 7.01(V)
                                 LABOUR MATTERS

The State Group Limited and Nationwide Electric, Inc. are subject to the following collective agreements through participation in industry management associations:

1. Boilermaker Contractors-Association Alberta Memorandum of Agreement, effective May 1, 1999 to April 30, 2001.

2. Collective Agreement between Electrical Contractors Association of Alberta and Local Union 254 of the International Brotherhood of Electrical Workers and Local Union 424 of the International Brotherhood of Electrical Workers, effective September 2, 1997.

3. 1998 Collective Agreement between Electrical Contractors Trade Division C.L.R.A. of Manitoba and Local Union 2085 of the International Brotherhood of Electrical Workers effective May 1, 1998 to April 30, 2001.

4. Collective Agreement between Ontario Erectors association, Incorporated and Ontario Erectors Association and International Association of Bridge, Structural, Ornamental and Reinforcing Iron Workers and Iron Workers District Council of Ontario, May 1, 1998 to April 30, 2001.

5. Collective Agreement between Electrical Contractors Association of New Brunswick Inc. and Local Union No. 502 of the International Brotherhood of Electrical Workers, effective March 15, 1999, and expiring December 31, 2001.

6. Collective Agreement between St. John Construction Association and the United Brotherhood of Carpenters and Joiners Local #1386. 7. Millwright Agreement, Province of Nova Scotia, 1998 - 2001, between Construction Management Bureau Limited and the Millwrights and Machine Erectors Local Union 1178.

8. Provincial Electrical Agreement between the Unionized Employers in the Electrical Trade Division of the Construction Industry, and Local Unions 529 and 2038 of the International Brotherhood of Electrical Workers, effective May, 1998 and expired April 30, 2001 (Saskatchewan) (to be replaced).

9. Ontario Provincial Collective Agreement between the Mechanical Contractors Association of Ontario, and the Ontario Pipe Traders council, effective May 15, 1998 to April 30, 2001.

10. Collective Agreements between Construction Labour Relations Association of B.C. and Local 170 of the United Association of Journeymen and Apprentices of the Plumbing and Pipe Fitting Industry, 1994 - 1998.

11. Articles of Agreement between the International Brotherhood of Boilermakers, Iron Ship Builders, Blacksmiths, Forgers and Helpers and the Boilermaker Contractors' Association, effective August 23, 1998 to June 30, 2001.

12. Construction Collective Agreement (1998) between the Ontario Refrigeration and Air Conditioning Association, and Local 787 of the United Association of Journey Persons and Apprentices of the Plumbing and Pipe Fitting Industry of the United States and Canada.

13. Collective Agreement between the Association of Millwrighting Contractors of Ontario Inc. and the Millwright District Council of Ontario, United Brotherhood of Carpenters and Joiners of America, effective September 18, 1995 to April 30, 1998 (expired - to be replaced).

14. Principal Agreements between the Electrical Trade Bargaining Agency of the Electrical Contractors Association of Ontario and the International Brotherhood of Electrical Workers and the IBEW Construction council of Ontario, expiry date of April 30, 2001.

15. Collective Agreement between the Association of Millwrighting Contractors of Ontario, Inc. and the Millwright District council of Ontario, United Brotherhood of Carpenters and Joiners of America, effective August 10, 1998 to April 30, 2001.

16. Cape Breton Industrial Projects Collective Agreement 1996 - 1999 between construction Management Bureau Limited and Various Building Trade Unions, effective July 1, 1996 and expired June 30, 1999 (to be replaced).

17. Cape Breton Commercial Projects Collective Agreement 1996 - 1999 between construction Management Bureau Limited and Various Building Trade Unions, effective July 1, 1996 and expired June 30, 1999 (to be replaced).

18. Principal Agreement between the Electrical Contractors Association of the City of Chicago and Local Union No. 134 International Brotherhood of Electrical Workers dated August 25, 1991 as amended May 31, 1999.

19. Agreement between Atlanta Chapter NECA and IBEW Local 613, effective until 8-31-00 (Allison-Smith Company).

20. Working Agreement between Evansville Division, southern Indiana Chapter NECA and Henderson Electric Co. Inc.).

21. Inside Agreement between Arkansas Chapter NECA and IBEW Local 295, effective until 9-1-99 (Parsons Electric Co.).

22. Inside construction South Florida Chapter of NECA and IBEW Local 349, effective until terminated (Parsons Electric Co.).

23. Agreement between Northern Illinois Chapter of NECA and IBEW Local 354, effective until 5-31-99 (Parsons Electric Co.).

24. Inside Construction and maintenance Agreement between Minneapolis Chapter of NECA and IBEW Local 292, effective until 4-30-00 (Parsons Electric Co.).

25. Inside Construction Agreement between South Central Minnesota Chapter of NECA and IBEW Local 343, effective until 5-31-99 (Parsons Electric Co.).

26. Agreement between S.P.A.C.E. and IBEW Local 100, 242, 292, 294, 343, 426 and 1426, effective until terminated (Parsons Electric Co.)

27. Agreement between Associated General Contractors of Minnesota of International union of Operating Engineers, Local 49, effective until terminated (Parsons Electric Co.).

28. Agreement covering Motor Repair Shops between Minneapolis Chapter NECA and IBEW Local 292, effective until terminated (Parsons Electric Co.).

29. Inside Construction and Maintenance Agreement between St. Paul Chapter NECA and IBEW Local 110, effective until 4-30-00 (Parsons Electric Co.)

30. Agreement between Metropolitan Detroit Plumbing & Mechanical Contractors Association, Inc. and Plumbing, Heating and Cooling Contractors Association of South Eastern Michigan, Inc. and Journeyman Plumbers Local No. 98 of Detroit, Michigan, effective June 1, 1998 through May 31, 2001.

31. Agreement between Metropolitan Detroit Plumbing & Mechanical Contractors Association, Inc. and Journeyman Pipefitters, Refrigeration, and Air Conditioning Service Local 636 of Detroit, Michigan, effective June 1, 1998 through May 31, 2001.

32. Working Agreement between Plumbers and Pipefitters UA Local 572 and The Master Plumbing, Heating, Piping and Air Conditioning Contractors of Nashville and Vicinity, effective May 1, 1998 through April 30, 2001.

33. Collective Bargaining Agreement between Local Union No. 9 of the United Association of Journeyman and Apprentices of the Plumbing and Pipefitting Industry of the United States and Canada, AFL-CIO and Mechanical Contractors Association of New Jersey, Inc. effective July 1, 1998 to June 30, 2001.

34. Agreement between Steamfitters, Pipefitters and Apprentices Local Union No. 475 of Essex County, Union County, Portions of Hunterdon, Mercer, Middlesey, Morris, Somerset and Warren Counties and all of their Territories in New Jersey and the Mechanical Contractors Association of New Jersey, effective May 1, 1999 to April 30, 2002.

35. Agreement between Local Union No. 274 of the United Association of Journeymen and Apprentices of the United States and Canada, AFL-CIO and Mechanical Contractors Association of New Jersey, effective May 1, 1998 to April 30, 2001.

36. Union Agreement between Sheet Metal Workers' International Association Local Union No. 88 and SMACNA of Southern Nevada, Inc. effective July 1, 1996 to June 30, 2001.

37. Master Labour Agreement between Mechanical Contractors Association, Inc. and United Association of Journeyman and Apprentices of the Plumbing and Pipe Fitting Industry of the United States and Canada, Local Union No. 525, Las Vegas, Nevada effective June 1, 1997 to June 1, 2001.

38. Agreement between Austin Division of the Southeast Texas Chapter of National Electrical Contractors Association, Inc. and Local Union No. 520 of the International Brotherhood of Electrical Workers, Austin, Texas dated June 4, 1997.

39. Inside Wireman Agreement between Local Union No. 26, International Brotherhood of Electrical Workers and the Washington, D.C. Chapter, National Electrical Contractors Association effective June 1, 1997 - May 31, 2000.

40. Inside Construction Agreement between Atlantic Coast Chapter, National Electrical Contractors Association and Local Union 553, International Brotherhood of Electrical Workers effective December, 1997.

41. Working Agreement between Plumbers and Pipefitters U.A. Local 572 and The Master Plumbing, Heating, Piping and Air Conditioning contracts of Nashville and vicinity, effective May 1, 1998 through April 30, 2001.

42. Collective Bargaining Agreement between Local Union No.9 of the United Association of Journeymen and Apprentices of the Plumbing and Pipefitting Industry of the United States of Canada, AFL-CIO and Mechanical Contractors Association of New Jersey, Inc., effective July 1, 1998 to June 30, 2001.

43. Agreement between Steamfitters, Pipefitters and Apprentices Local Union No. 475 of Essex County, Union County, portions of Hunterdon, Mercer, Middlesex, Morris, Somerset and Warren Counties and all of their territories in New Jersey and the Mechanical Contractors Association of New Jersey, effective May 1, 1999 to April 30, 2002.

44. Agreement between Local Union No. 274 of the United Association of Journeymen and Apprentices of the United States and Canada, AFL-CIO and Mechanical Contractors Association of New Jersey, effective May 1, 1998 to April 30, 2001.

45.      Millwright & Machine Erectors Construction Agreement dated January 1,
         2000.

46. Ironworkers Agreement (Structural & Miscellaneous Steel) between The State Group Limited and the International Association of Bridge, Structural, Ornamental and Reinforcing Ironworkers Local Union No. 842, effective May 1, 2000 to April 30, 2003.

47. Industrial Collective Agreement between the United Brotherhood of Carpenters and Joiners of America, Local 1386 and the Moncton Northeast Construction Association, Inc. (The State Group Limited).

48. Collective Agreement between the Electrical Contractors Association of New Brunswick, Inc. and Local Union No. 502 of the International Brotherhood of Electrical Workers, effective March 15, 1999 to December 31, 2001 (The State Group Limited).

49. Collective Agreement between the Electrical Contractors Association of New Brunswick, Inc. and Local Union 2166 of the International Brotherhood of Electrical Workers, effective February 21, 2000 to June 30, 2002 (The State Group Limited).

50. Collective Agreement between the Saint John Mechanical Contractors Employers Association and the U.A. Plumbers & Pipefitters Union Local No. 213, effective January 18, 1999 to June 30, 2001.

51. Electrical Agreement between The Construction Management Bureau Limited (Nova Scotia) and The International Brotherhood of Electrical Workers Local Union No. 625, effective November 9, 1998 to April 30, 2001.

52. Mechanical Industrial Collective Agreement between the Construction Management Bureau Limited (Nova Scotia) and Antigonish Local Union No. 244, United Association of Journeymen and Apprentices of the Plumbing, Steam-Fitting and Pipefitting Industry of the United States and Canada, effective November 30, 1998 to April 30, 2001.

53. Mechanical Collective Agreement Local 56 between Construction Management Bureau Limited and the United Association of Journeymen and Apprentices of the Plumbing, Steamfitting and Pipefitting Industry of the United States and Canada, Local Union 56, effective October 19, 1998 to April 30, 2001.

54. Ironworker Agreement between Construction Management Bureau Limited and International Association of Bridge, Structural and Ornamental Ironworkers, Local Union 752, effective March 22, 1999 to April 30, 2001.

55. Millwright Agreement between Construction Management Bureau Limited and The Millwrights and Machine Erectors, Local Union 1178, effective July 1, 1998 to April 30, 2001.

56. Cape Breton Commercial Products Collective Agreement between Construction Management Bureau Limited and various Trade Unions, effective July 16, 1999 to June 30, 2002.

57. Cape Breton Industrial Projects Collective Agreement between Construction Management Bureau, Limited and The Cape Breton Island Building & Construction Trades Counsel, effective July 16, 1999 to June 30, 2002.

                                SCHEDULE 7.01(Y)
                               CORPORATE STRUCTURE

The following is a list of the beneficial shareholders of Bracknell Corporation, the number of common and preferred shares owned with the percentage of common or preferred shares in parentheses:

1.       Reardon Capital Management: 2,546,140 common shares (6.3%).

2.       Lincluden Management Ltd.: 2,814,002 common shares (7.0%).

3.       Phillips Hager & North Investment Ltd.: 2,504,000 common shares (6.2%).

4.       Investors Group Inc.: 2,572,700 common shares (6.4%)

                                   SCHEDULE 8

                           LIST OF SECURITY DOCUMENTS

BRACKNELL

1. Amended and Restated Guarantee given by Bracknell, State, SSG, BTS, HAT, HTO and HAS in favour of the Administrative Agent.

2. Amended and Restated General Security Agreement between Bracknell, State, SSG, BTS, HAT, HTO and HAS and the Administrative Agent.

3. Amended and Restated Securities Pledge Agreement between Bracknell and the Administrative Agent.

THE STATE GROUP LIMITED ("STATE")

1. Amended and Restated Guarantee given by Bracknell, State, SSG, BTS, HAT, HTO and HAS in favour of the Administrative Agent.

2. Amended and Restated General Security Agreement between Bracknell, State, SSG, BTS, HAT, HTO and HAS and the Administrative Agent.

3. Amended and Restated Securities Pledge Agreement between Bracknell, State, SSG, BTS, HAT, HTO and HAS and the Administrative Agent.

4. Pledge of Partnership Interest in Bracknell LP in favour of the Administrative Agent.

THE STATE SERVICES GROUP LIMITED ("SSG")

1. Amended and Restated Guarantee given by Bracknell, State, SSG, BTS, HAT, HTO and HAS in favour of the Administrative Agent.

2. Amended and Restated General Security Agreement between Bracknell, State, SSG, BTS, HAT, HTO and HAS and the Administrative Agent.

3. Pledge of Partnership Interest in Bracknell LP in favour of the Administrative Agent.

NATIONWIDE AND THE U.S. SUBSIDIARIES

1. Amended and Restated Guarantee and Collateral Agreement among Nationwide, PEH, PEC, SSL, EEHM, EEHD, EES, ASC, HEC, NEI, NE, NELLC, SGIL, SGUSA, PEI and PECC in favour of the Administrative Agent.

354709 ALBERTA INC. ("354709")

1. Amended and Restated Guarantee given by 354709 in favour of the Administrative Agent.

2. Amended and Restated General Security Agreement between 354709 and the Administrative Agent.

334108 ALBERTA INC. ("334108")

1. Amended and Restated Guarantee given by 334108 in favour of the Administrative Agent.

2. Amended and Restated General Security Agreement between 334108 and the Administrative Agent.

BRACKNELL TELECOMMUNICATION SERVICES INC. ("BTS")

1. Amended and Restated Guarantee given by Bracknell, State, SSG, BTS, HAT, HTO and HAS in favour of the Administrative Agent.

2. Amended and Restated Security Agreement between Bracknell, State, SSG, BTS, HAT, HTO and HAS and the Administrative Agent.

3. Amended and Restated Securities Pledge Agreement between Bracknell, State, SSG, BTS, HAT, HTO and HAS and the Administrative Agent.

VISTA COMMUNICATION TECHNOLOGIES LTD. ("VISTA")

1. Amended and Restated Guarantee given by Vista in favour of the Administrative Agent.

2. Amended and Restated Security Agreement between Vista and the Administrative Agent.

HIGHLIGHT ANTENNA & TOWER SERVICES LTD. ("HAT")

1. Amended and Restated Guarantee given by Bracknell, State, SSG, BTS, HAT, HTO and HAS in favour of the Administrative Agent.

2. Amended and Restated Security Agreement between Bracknell, State, SSG, BTS, HAT, HTO and HAS and the Administrative Agent.

HIGHLIGHT TOWERS ONTARIO LTD. ("HTO")

1. Amended and Restated Guarantee given by Bracknell, State, SSG, BTS, HAT, HTO and HAS in favour of the Administrative Agent.

2. Amended and Restated Security Agreement between Bracknell, State, SSG, BTS, HAT, HTO and HAS and the Administrative Agent.

HIGHLIGHT ANTENNA SERVICES LTD. ("HAS")

1. Amended and Restated Guarantee given by Bracknell, State, SSG, BTS, HAT, HTO and HAS in favour of the Administrative Agent.

2. Amended and Restated Security Agreement between Bracknell, State, SSG, BTS, HAT, HTO and HAS and the Administrative Agent.

HIGHLIGHT CONSTRUCTION LTD. ("HCL")

1. Amended and Restated Guarantee given by HCL in favour of the Administrative Agent.

2. Amended and Restated Security Agreement between HCL and the Administrative Agent.

3. Pledge of Partnership Interest of Bracknell LP in favour of the Administrative Agent.

1406883 ONTARIO LIMITED ("1406883")

1.       Guarantee given by 1406883 in favour of the Administrative Agent.

2.       Security Agreement between 1406883 and the Administrative Agent.

3. Pledge of Partnership Interest in Bracknell LP in favour of the Administrative Agent.

4. Collateral Covenant Agreement given by 1406883 in favour of the Administrative Agent.

3041768 NOVA SCOTIA COMPANY ("3041768")

1.       Guarantee given by 3041768 in favour of the Administrative Agent.

2.       Security Agreement between 3041768 and the Administrative Agent.

3. Securities Pledge Agreement given by 3041768 in favour of the Administrative Agent.

4. Collateral Covenant Agreement given by 3041768 in favour of the Administrative Agent.

BRACKNELL A (WYOMING) LLC ("BRACKNELL A")

1. Guarantee and Collateral Agreement among Bracknell LP, Bracknell A and Bracknell B.

2. Assignment of Security (re: Security Agreement given by Nationwide Subsidiaries) given in favour of the Administrative Agent.

3. Collateral Covenant Agreement given by Bracknell A in favour of the Administrative Agent.

BRACKNELL B (WYOMING) LLC ("BRACKNELL B")

1. Guarantee and Collateral Agreement among Bracknell LP, Bracknell A and Bracknell B.

2. Collateral Covenant Agreement given by Bracknell B in favour of the Administrative Agent.

                                SCHEDULE 8.01(s)

                              INACTIVE SUBSIDIARIES

1016968 Ontario Inc.

816591 Ontario Inc.

Tritech Energy Corporation

Technical Environmental Services (Dartmouth) Limited

1184123 Ontario Inc.

ICS Automation Inc.

Cahill - State Atlantic Ltd.

                                SCHEDULE 8.02(A)
                                 PERMITTED DEBT

1. Irrevocable Standby Letter of Credit No. P136055TO7512 dated March 8, 1999 in the amount of $946,230.51 issued by the Royal Bank of Canada in favour of 1341996 Ontario Inc., on the application of Bracknell Corporation.

2. Irrevocable Standby Letter of Credit No. P136070TO7512 dated March 8, 1999 in the amount of $1,000,000 issued by the Royal Bank of Canada in favour of 1341777 Ontario Inc., on application of Bracknell Corporation.

3. Indemnity Agreement dated May 13, 1999 between the Royal Bank of Canada and Bracknell Corporation in which Bracknell Corporation agrees to pay 50% of a $5,300,000 Letter of Guarantee (no. M10583) to Profac Facilities Management Services Inc.

4. Indemnity Agreement dated May 13, 1999 between the Royal Bank of Canada and Bracknell Corporation in which Bracknell Corporation will pay 50% of a $9,100,000 Letter of Guarantee (No. M105834) to Profac Facilities Management Services Inc.

5. Indemnity Agreement dated May 12, 1996 between ProFac Management Group Limited, Bracknell Corporation, SNC-Lavalin Inc. and London Guarantee Insurance

6. Indemnity Agreement dated September 9, 1992 between Bracknell Corporation and Wellington Insurance Company

7. Indemnity Agreement dated September 19, 1994 between The State Group Limited and/or TCS Total Construction Solutions Inc., Bracknell Corporation and Wellington Insurance Company

8. Indemnity Agreement dated February 3, 2000 between the St. Paul Surety Group of Companies, Bracknell Corporation and Nationwide Electric, Inc.

9. Promissory Note issued in connection with Sunbelt Integrated Trade Services, Inc.'s unit offering, having an aggregate principal amount of US$1,150,000.

10. Promissory Notes issued in connection with Sunbelt Integrated Trade Services, Inc.'s Tranche A Offering, having an aggregate principal amount of US$850,000.

                                SCHEDULE 8.02(B)
                                 PERMITTED LIENS

1. Liens in favour of the Royal Bank of Canada perfected by the registration made under the Personal Property Security Act (Alberta) (the "Alberta PPSA") by the Royal Bank of Canada as a secured party against Bracknell Corporation as debtor on September 9, 1996 as registration number 96090909464, against collateral described as all accounts, chattel paper and instruments as defined in the Alberta PPSA, and all records thereof owing to Bracknell Corporation by Cablecom International Network Cabling Inc., and proceeds of goods, inventory, chattel paper, securities, documents of title, instruments, money, intangibles and accounts (all as defined in the Alberta PPSA and insurance proceeds.

2. Liens in favour of the Royal Bank of Canada perfected by the registration made under the Alberta PPSA by the Royal Bank of Canada as a secured party against Cablecom International Network Cabling Inc. as debtor on September 9, 1996 as registration number 96090909506, against collateral described as all accounts, chattel paper and instruments as defined in the Alberta PPSA, and all records thereof, and proceeds of goods, inventory, chattel paper, securities, documents of title, instruments, money, intangibles and accounts (all as defined in the Alberta PPSA) and insurance proceeds.

3. Lien in favour of Comerica Bank perfected by the registration made under the Michigan UCC by Comerica Bank as a secured party against Sylvan Industrial Piping, Inc. as debtor on July 29, 1996, as registration nos. D121969 and D121970.

4. Lien in favour of The Frost National Bank perfected by a registration made under the Texas UCC by The Frost National Bank as secured party against Crouch Industries LLC as debtor on February 3, 1999 as registration number 99-023627.

5. Lien in favour of Cattlemens State Bank, assignee of Victoria Bank & Trust, Norwest Bank Texas, South Central and Norwest Bank Texas, N.A. perfected by a registration made under the Texas UCC by Cattlemens State Bank as secured party against Schmidt Electric Company, Inc. as debtor on July 29, 1987 as registration number 87 00200730.

6. Lien in favour of Norwest Bank Texas, N.A. perfected by a registration made under the Texas UCC by Norwest Bank Texas, N.A. as secured party against Schmidt Electric Company, Inc. as debtor on July 28, 1998 as registration number 98 00153136.

7. Lien in favour of Bank One, Kentucky, NA perfected by a registration made under Kentucky-Jefferson County UCC by Bank One, Kentucky, NA as secured party against Henderson Electric Co. Inc. as debtor on April 8, 1999 as registration number 99-02589.

8. Lien in favour of Liberty National Bank and Trust Company of Kentucky perfected by a registration made under Kentucky-Jefferson County UCC by Liberty National Bank and Trust Company of Kentucky as secured party against Henderson Electric Co., Inc. as debtor on September 30, 1994 as registration number 94-08745.

9. Security interest in favour of Smith Road LLC pursuant to a lease dated January 1, 1997 between Smith Road LLC, as landlord, and Crouch Industries LLC, as tenant, wherein the Landlord is granted a security interest in all equipment, inventory, fixtures, consumer goods, goods and any and all personal property of any kind or character which may be placed in the Premises and also upon all proceeds of any insurance which may accrue to the Tenant by reason of damage to or destruction of any such property.

10. Lien in favour of First Security Bank of Nevada perfected by a registration made under Nevada UCC by First Security Bank of Nevada as secured party against Sunbelt Integrated Trade Services, Inc. as debtor on July 30, 1999 as registration number 9911822.

11. Lien in favour of First Security Bank of Nevada perfected by a registration made under Florida UCC by First Security Bank of Nevada as secured party against Sunbelt Integrated Trade Services, Inc. as debtor on August 17, 1999 as registration number 188883.

12. Lien in favour of First Security Bank of Nevada perfected by a registration made under Delaware UCC by First Security Bank of Nevada as secured party against Sunbelt Integrated Trade Services, Inc. as debtor on July 30, 1999 as registration number 199939360.

13. Lien in favour of First Security Bank of Nevada perfected by a registration made under Nevada-Clark County UCC by First Security Bank of Nevada as secured party against Sunbelt Integrated Trade Services, Inc. as debtor on August 2, 1999 as registration number 990802-01017.

14. Lien in favour of First Security Bank of Nevada perfected by a registration made under Nevada UCC by First Security Bank of Nevada as secured party against Quality Mechanical Contractors, Inc. as debtor on July 30, 1999 as registration number 9911821.

15. Lien in favour of First Security Bank of Nevada perfected by a registration made under Nevada-Clark County UCC by First Security Bank of Nevada as secured party against Quality Mechanical Contractors, Inc. as debtor on August 2, 1999 as registration number 990802-01018.

16. Garageman's Lien registered in favour of Kal Tire A Corporate Partnership on January 21, 2000 as number 00012101804 with respect to a 1996 Dodge in the amount of $908.00.

17. Garageman's Lien registered in favour of Kal Tire A Corporate Partnership on February 28, 2000 as number 00022802243 with respect to a 1996 Ford in the amount of $1,074.89.

18. Garageman's Lien registered in favour of Kal Tire A Corporate Partnership on March 13, 2000 as number 00031306228 with respect to a 1997 Dodge in the amount of $1,818.66.

                                   SCHEDULE 9

                       ASSIGNMENT AND ASSUMPTION AGREEMENT


         Assignment and assumption agreement dated as of o between [NAME OF ASSIGNOR] the ("ASSIGNOR"), a Lender under the Credit Agreement (as hereinafter defined) and [NAME OF ASSIGNEE] (the "ASSIGNEE").

         WHEREAS the Administrative Agent and such other Lenders as may from time to time be parties to the Credit Agreement have agreed to make certain credit facilities available to Bracknell Corporation, Nationwide Electric, Inc. and The State Group Limited (the "BORROWERS") upon the terms and conditions contained in a second amended and restated credit agreement dated as of July 21, 2000 among the Borrowers, Royal Bank of Canada, as Administrative Agent and the financial institutions parties thereto as lenders (the "LENDERS") (such credit agreement as it may at any time or from time to time be amended, supplemented, restated or replaced, the "CREDIT AGREEMENT");

         AND WHEREAS the Assignor has agreed to assign and sell to the Assignee all of its right, title and interest in and to [describe the portion of the Lender's [Canadian] [U.S.] [Acquisition] [OPERATING] [TERM] [SWINGLINE] COMMITMENTS AND ACCOMMODATIONS OUTSTANDING BEING ASSIGNED], subject to the conditions set forth in Section 11.08(3) of the Credit Agreement, and all right, title and interest of the Assignor in and to the Credit Documents to the extent relating thereto (collectively, the "ASSIGNED CREDIT FACILITIES"), and the Assignee has agreed to accept and purchase the Assigned Credit Facilities and assume all liabilities and obligations of the Assignor in respect of the Assigned Credit Facilities (collectively, such assignment, sale, purchase and assumption is hereinafter referred to as the "ASSIGNMENT");

         AND WHEREAS all necessary consents, if any, to the Assignment have been obtained;

         AND WHEREAS the Assignor and the Assignee are required to enter into an agreement pursuant to Section 11.08(5) of the Credit Agreement, and the Borrowers and the Administrative Agent have agreed to acknowledge the Assignment;

         NOW THEREFORE, in consideration of the foregoing premises, the sum of $10.00 in lawful money of Canada now paid by the Assignor and the Assignee to each other and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by each such party, the parties agree as follows:

         SECTION 1.01. DEFINITIONS. Terms defined in the Credit Agreement which appear in this agreement without definition shall have the meanings ascribed to them in the Credit Agreement.

         SECTION 2.01. CONVEYANCE OF INTEREST IN CREDIT FACILITIES. The Assignor assigns, sells, conveys and transfers to the Assignee all of its undivided interest in and to the Assigned Credit Facilities as and from this date.

         SECTION 3.01. ASSUMPTION. The Assignee accepts and assumes the Assigned Credit Facilities by payment (i) to the Administrative Agent of the applicable processing fee in section 11.08(5) of the Credit Agreement, and (ii) to the Assignor of the amount set forth on Schedule "A" under "Purchase Price" and the Assignee assumes and agrees to be bound by all of the terms and conditions of the Credit Agreement and the other Credit Documents as if it were an original Lender and party to them with a [CANADIAN] [U.S.] [ACQUISITION] [OPERATING] [TERM] [SWINGLINE] Commitment equal to (where the Assignee is already an original Lender, the aggregate of the [CANADIAN] [U.S.] [ACQUISITION] [OPERATING] [TERM] [SWINGLINE] Commitment originally incurred by the Assignee and) the Commitments included in the Assigned Credit Facilities and acknowledges and expressly assumes in the name, place and stead of the Assignor all obligations and liabilities attaching to the Assigned Credit Facilities and agrees (iii) to perform all of the terms, conditions and agreements on its part to be performed as a Lender in respect thereof under the Credit Agreement and the other Credit Documents, and (iv) not to seek recourse against the Assignor for any breaches by any of the Borrowers of the Credit Documents.

         SECTION 4.01. REPRESENTATIONS AND WARRANTIES OF THE ASSIGNOR. The Assignor represents and warrants to the Assignee that the outstanding principal amount of the Assigned Credit Facilities as set forth in Schedule "A" remains outstanding as Accommodations Outstanding under the Credit Facility;

         SECTION 4.02. REPRESENTATIONS AND WARRANTIES OF THE ASSIGNEE. (1) The Assignee represents and warrants to each other party hereto that it has the capacity and power to enter into this assignment and assumption agreement in accordance with its terms and to perform its obligations, and all action required to authorize the execution and delivery of this assignment and assumption agreement, and the performance of such obligations, has been duly taken.

         (2) Unless this Assignment is being made at a time when an Event of Default has occurred and is continuing, the Assignee represents and warrants to each other Party hereto that [IT IS NOT A NON-RESIDENT OF CANADA] or [IT IS A FOREIGN LENDER].

         SECTION 5.01. RELEASE BY THE BORROWERS. The assignment and assumption herein being effective, the Assignor acknowledges the applicability of Section 11.08(5) of the Credit Agreement to the Assignment.

         SECTION 6.01. ASSIGNEE'S ACKNOWLEDGMENTS. The Assignee acknowledges and agrees that (i) it has received a copy of the Credit Agreement and the other Credit Documents, (ii) it is bound by all of the terms, conditions and covenants of the Credit Agreement, the other Credit Documents and entitled to the same rights and benefits thereof and is subject to the same limitations under the Credit Agreement, the other Credit Documents and the Letter Agreement as it would have as if it were an original Lender and signatory to the Credit Agreement with [CANADIAN] [U.S.] [ACQUISITION] [OPERATING] [TERM] [SWINGLINE] Commitments equal to (where the Assignee is already an original Lender, the aggregate of the [CANADIAN] [U.S.] [ACQUISITION] [OPERATING] [TERM] [SWINGLINE] Commitment originally incurred by the Assignee and) the [CANADIAN] [U.S.] [ACQUISITION] [OPERATING] [TERM] [SWINGLINE] Commitments included in the Assigned Credit Facilities; and (iii) it has, independently and without reliance upon the Assignor (other than those representations and warranties contained in this agreement) and on the basis of such document and information as it deems appropriate, made its own credit decision regarding this assignment and assumption agreement. Except for documents referred to in (i) above which the Assignee has already received, the Assignor shall not have any duty to provide the Assignee with any credit or other information concerning the affairs, financial condition or business of any of the Borrowers or other third party.

         SECTION 7.01. RECOGNITION AS LENDER. The parties acknowledge and agree that the Assignee is, by virtue of compliance with the provisions of Section 11.08(5) of the Credit Agreement, as and from this date, a Lender under and as defined in the Credit Agreement for the purposes of the Credit Agreement and for all of the other Credit Documents and bound by the terms, conditions and covenants, and entitled to the benefits thereof as if it were an original Lender and signatory with [CANADIAN] [U.S.] [ACQUISITION] [OPERATING] [TERM] [SWINGLINE] Commitments equal to (where the Assignee is already an original Lender, the aggregate of the [CANADIAN] [U.S.] [ACQUISITION] [OPERATING] [TERM] [SWINGLINE] Commitment originally incurred by the Assignee and) the [Canadian] [U.S.] [Acquisition] [Operating] [Term] [Swingline] Commitments included in the Assigned Credit Facilities, and the Borrowers shall be entitled as and from this date to deal exclusively and directly with the Assignee in respect of all matters relating to the Assigned Credit Facilities.

         SECTION 8.01. GOVERNING LAW. This Assignment and Assumption Agreement shall be governed by and interpreted and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

         SECTION 9.01. ENUREMENT. This assignment and assumption agreement shall enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

         SECTION 10.01. COUNTERPARTS. This assignment and assumption agreement may be executed in counterparts (including by way of facsimile), each of which shall be deemed an original and which, taken together, shall constitute one and the same instrument.

         IN WITNESS WHEREOF the parties have caused this assignment and assumption agreement to be executed by their respective authorized officers as of the date first above written.


                                       [ASSIGNOR]


                                       Per:
                                           -----------------------------------
                                           Authorized Signing Officer


                                       Per:
                                           -----------------------------------
                                           Authorized Signing Officer


                                       [ASSIGNEE]


                                       Per:
                                           -----------------------------------
                                           Authorized Signing Officer


                                       Per:
                                           -----------------------------------
                                           Authorized Signing Officer

Acknowledged by the undersigned this ____ day of ______________, ______.


                                       ROYAL BANK OF CANADA,
                                       as Administrative Agent


                                       Per:
                                           -----------------------------------
                                           Authorized Signing Officer

                                       Per:
                                           -----------------------------------
                                           Authorized Signing Officer


                                       BRACKNELL CORPORATION


                                       Per:
                                           -----------------------------------
                                           Authorized Signing Officer

                                       Per:
                                           -----------------------------------
                                           Authorized Signing Officer

                                       NATIONWIDE ELECTRIC, INC.


                                       Per:
                                           -----------------------------------
                                           Authorized Signing Officer


                                       Per:
                                           -----------------------------------
                                           Authorized Signing Officer


                                       THE STATE GROUP LIMITED

                                       Per:
                                           -----------------------------------
                                           Authorized Signing Officer

                                       Per:
                                           -----------------------------------
                                           Authorized Signing Officer

                                  SCHEDULE "A"

                                [TO BE COMPLETED]

                                                                                 Purchase Price
                                                                                 --------------

List [CANADIAN] [U.S.] [ACQUISITION] [OPERATING]
[TERM] [SWINGLINE] Commitments                                                         U.S. $ -

                                   SCHEDULE 10

                FORM OF POWER OF ATTORNEY - BANKERS' ACCEPTANCES


                  WHEREAS [BRACKNELL CORPORATION] [THE STATE GROUP LIMITED] (the "BORROWER") wish to facilitate the acceptance of Bankers' Acceptances pursuant to the terms of a second amended and restated credit agreement dated as of July 21, 2000 among, inter alia, the Borrower, a syndicate of Lenders and Royal Bank of Canada, as administrative agent (the "AGENT") (as amended, supplemented and restated from time to time, the "CREDIT AGREEMENT"). Capitalized terms used in this power of attorney without definition shall have the meanings specified in the Credit Agreement.


         NOW THEREFORE, the Borrower hereby appoints [o] (the "BANK"), acting by its duly authorized signatory (the "ATTORNEY") for the time being at the Bank's main branch in Toronto, Ontario (the "BRANCH ACCOUNT"), its attorney:

         (a) to sign for and on behalf and in the name of the Borrower, as drawer, drafts in the Bank's standard form which are "depository bills" under and as defined in the Depository Bills and Notes Act (Canada) (the "DBNA") ("DRAFTS") drawn on the Bank payable to a "clearing house" under the DBNA or its nominee for deposit by the Bank with the "clearing house" after acceptance thereof by the Bank; and

         (b)      to fill in the amount, date and maturity date of such Drafts,

provided that such acts in each case are to be undertaken by the Bank in accordance with instructions given to the Bank by the Borrower provided in this power of attorney.

         Instructions to the Bank relating to the execution, completion, discount and/or deposit by the Bank on behalf of the Borrower of Drafts which the Borrower wishes to submit to the Bank for acceptance by the Bank shall be communicated by the Agent and/or the Borrower to the Bank in writing to the attorney at the Bank's Branch of Account following delivery by the Borrower of a Drawing Notice pursuant to Section 4.03 of the Credit Agreement and shall specify the following information:

1.       reference to this power of attorney;

2. a Canadian Dollar amount, which shall be the aggregate face amount of the Drafts to be accepted by the Bank in respect of a particular Borrowing;

3. a specified period of time, as provided in the Credit Agreement, which shall be the number of days after the date of such Drafts that such Drafts are to be payable, and the dates of issue and maturity of such Drafts; and

4. discount/payment instructions specifying the account number of the Borrower and the financial institution at which the proceeds from the sale of such Drafts are to be credited.


         The communication in writing by the Agent to the Bank of the instructions referred to above shall constitute the authorization and instruction of the Borrower to the Bank to complete and execute Drafts in accordance with such information as set out above and the request of the Borrower to the Bank to accept such Drafts and deposit the same with the "clearing house" against payment as set out in the instructions. The Borrower acknowledges that the Bank shall not be obligated to accept any such Drafts except in accordance with the provisions of the Credit Agreement.


         The Bank shall be and it is hereby authorized to act on behalf of the Borrower upon and in compliance with instructions communicated to the Bank as provided herein if the Bank reasonably believes them to be genuine.


         The Borrower agrees to indemnify the Bank and its directors, officers, employees, affiliates and agents and to hold it and them harmless from and against any loss, liability, expense or claim of any kind or nature whatsoever incurred by any of them as a result of any action or inaction in any way relating to or arising out of this power of attorney or the acts contemplated hereby including the deposit of any draft with the "clearing house"; provided that this indemnity shall not apply to any such loss, liability, expense or claim which results from the gross negligence or wilful misconduct of the Bank or any of its directors, officers, employees, affiliates or agents.


         This power of attorney may be revoked by the Borrower at any time upon not less than five (5) Business Days' written notice served upon the Bank at the Branch of Account, provided that (i) it may be replaced with another power of attorney forthwith in accordance with the requirements of Section 4.04 of the Credit Agreement, and (ii) no such revocation shall reduce, limit or otherwise affect the obligations of the Borrower in respect of any Draft executed, completed, endorsed, discounted and/or delivered in accordance herewith prior to the time at which such revocation becomes effective.


         This power of attorney may be terminated by the Bank at any time upon not less than five (5) Business Days' written notice to the Borrower in accordance with Section 11.04 of the Credit Agreement.


         Any revocation or termination of this power of attorney shall not affect the rights of the Bank and the obligations of the Borrower with respect to the indemnities of the Borrower above stated with respect to all matters arising prior in time to any such revocation or termination.

         This power of attorney is in addition to and not in substitution for any agreement to which the Bank and the Borrower are parties.


         This power of attorney shall be governed in all respects by the laws of the Province of Ontario and the laws of Canada applicable therein and each of the Borrower and the Bank hereby irrevocably attorns to the non-exclusive jurisdiction of the courts of such jurisdiction in respect of all matters arising out of this power of attorney.


         In the event of a conflict between the provisions of this Power of Attorney and the Credit Agreement, the Credit Agreement shall prevail.


         DATED at Toronto, this ________ day of __________________, 2000.




                                      [BORROWER]




                                       Per:
                                           -----------------------------------
                                             Name:
                                             Title:


                                       Per:
                                           -----------------------------------
                                             Name:
                                             Title:

                    SUMMARY OF SIGNIFICANT PENDING LITIGATION


   PARTIES        CLAIM                     COURT               AMOUNT           DATE FILED         COMMENTS
   -------        -----                     -----               ------           ----------         --------

SNC-Lavalin v.    Breach of Contract        Ontario Court       $370,005         July 26, 1999      We are seeking particulars of
State Group                                 (General Division)                                      this claim.  SNC-Lavalin have
Limited                                                                                             agreed not to proceed until we
                                                                                                    have had opportunity to discuss
                                                                                                    the claim directly.


Hanson v.         Auto accident allegedly   New Brunswick       General and      November 27, 1998  This claim has been referred to
Shephard          caused by an employee     Court of Queen's    special damages                     our insurer to defend.
et al.            of Bracknell              Bench


Sun
International     Fire damage to Atlantis   No claim filed yet   No claim filed  No claim filed     This matter has been referred to
Development       Hotel & Casino Project                         yet             yet                our insurer to defend. [INSURER
Limited           in the Bahamas                                                                    INDICATES MATTER HAS BEEN
and State Group                                                                                     CLOSED]
Limited

Cahill State      Compensation arising      Supreme Court of     $1,896,151      November 17, 1998  Just received the statement of
Atlantic          from a Subcontract        Nova Scotia                                             defence.
Ltd., The State   Agreement
Group Ltd.
v. Walter & SCI
Construction
Ltd.

Gerdau Courtice   Damage arising from       Ontario Superior      $255,000        November 2, 1999  Statement of claim filed.
Steel Inc.        explosion on job site     Court of Justice                                        Matter has been referred to


   PARTIES        CLAIM                     COURT               AMOUNT           DATE FILED         COMMENTS
   -------        -----                     -----               ------           ----------         --------
v. Evans                                                                                            insurer to defend.
Industrial
Installations
Limited
and
The State
Group
Limited

The State Group   Compensation arising      Queen's Bench New    CDN $2,343,173  May, 2000           Statement of Claim has been
Limited v.        from a Construction       Brunswick                                                filed.
Irving Oil        Agreement


NKK Steel         Compensation arising      U.S. Federal Court   Amount not      May, 2000           TSGIL has filed a defense and
Engineering Inc.  from termination of a                          specified                           counterclaim for wrongful
v. The State      Construction Agreement                                                             termination of the Construction
Group                                                                                                Agreement.  Mediation has
International                                                                                        commenced, and the parties are
Limited                                                                                              proceeding with discovery.

The State Group   Compensation arising      Wayne County Court,  Amount not      May, 2000           We are awaiting a defense from
International     from wrongful             Michigan             specified                           NKKSE. Mediation has commenced,
Limited v.        termination of a                                                                   and the parties are proceeding
NKK Steel         Construction Agreement                                                             with discovery.
Engineering Inc.
and others

BFC               Compensation arising      Dispute is to be     CDN $2,000,000  December, 1999      BFC is by agreement proceeding
Construction      from termination of a     resolved through                                         through arbitration with ORC on
Corporation, The  Construction Agreement    mediation and binding                                    its own behalf and on behalf of
State                                       binding arbitrarion                                      its subcontractors.

   PARTIES        CLAIM                     COURT               AMOUNT           DATE FILED         COMMENTS
   -------        -----                     -----               ------           ----------         --------
Group Limited,
The Ontario
Realty
Corporation and
others

State of          Compensation arising      No suit filed yet.   Not Specified.   May, 2000          TSGIL is rejecting being
Arkansas          from alleged                                                                       included in the potential claim
(Department of    contribution of to a                                                               as having no conection to th
Environmental     contaminated site in                                                               site in question.
Quality) and      Arkansas
The State Group
International
Limited and
others

Claim by Rouge    Compensation for          Wayne County,        Not Specified.  January, 2000.     Matter has been referred to our
Steel             alleged injuries          Michigan                                                insurer and the subcontractor to
Company for       suffered on a job site                                                            defend.
Indemnity         by an employee of a
relating to the   subcontractor of
following
action


Williams v.       TSGIL
Rouge Steel       Bayview Electric
Company           Company.

Quality           Compensation arising      Private Arbitration  US$1,800,000    March, 1998        General Contractor of the
Mechanical        from a Construction                                                               project is pursuing claim in
Contractors, Inc. Compensation arising      Private Arbitration  US$1,800,000    March, 1998        Federal Court. General
v R.M.A. Inc.     from a Construction                                                               Contractor of the project is
                  Agreement                                                                         pursuing claim in Federal Court.

   PARTIES        CLAIM                     COURT               AMOUNT           DATE FILED         COMMENTS
   -------        -----                     -----               ------           ----------         --------

Quality           Compensation arising      Not filed            up to $3,500,000 August 6, 1999    General Contractor is pursuing
Mechanical        from Construction                                                                 payment.
Contractors,      Agreement
Inc. v.
Venetian Casino
Resort
LLC, et al.

Laguna Verde      Third party claim         Clark County,        Not Specified    November, 1999    Insurance carriers are defending
Townhomes v.      arising from alleged      Nevada                                                  the action
Laguna Verde      construction defects
Associates v.
Quality Air
Conditioning
et al

Mar-a-Lago        Third party claim         Not filed            Not Specified    December 7, 1999  Wheeler Development Corporation
Homeowners        arising from alleged                                                              has sent notice of third party
Association v.    construction defects                                                              complaint for indemnification
Wheeler
Development
Corporation
and Wheeler
Development
LLC

Quail Estates     Third party claim         Clark County,        Not Specified    March, 2000       Insurance carriers are defending
West              arising from alleged      Nevada                                                  the action
Homeowners v.     construction defects
Clark
Ribeiro v.
Quality
Mechanical

- 5 -

   PARTIES        CLAIM                     COURT               AMOUNT           DATE FILED         COMMENTS
   -------        -----                     -----               ------           ----------         --------

Contractors,
Inc. (as third
parties)

David Duritsa v.
Beazer                                                                            April, 21, 2000    This matter has been referred
Homes                                                                                                 to our insurer to defend.
Holdings Corp.

Safway Steel      Third party claim                                               July 15, 1999
Products v.
Lehrer McGovern
Bons Inc.

Joni Taylor v.                                                   Not Specified    August 3, 1999     This matter has been referred
Adrian Young                                                                                          to our insurer to defend.


Western                                                          Not Specified    August 9, 1999
Casework Corp.
v. Douglas
Services Co.

Desert Plumbing                                                  Not Specified    August 6, 1999
and Heating Co.
Inv. v. SNF LLC

Steel Engineers                                                  Not Specified    September 4, 1997
Inc. v.
Meeks
Contracting Inc.

Quality                                                          Not Specified    August 27, 1998
Mechanical

   PARTIES        CLAIM                     COURT               AMOUNT           DATE FILED         COMMENTS
   -------        -----                     -----               ------           ----------         --------

Contractors, Inc.
v.
Richardson
Construction
Inc.

Quality                                                          Not Specified    August 18, 1998
Mechanical
Contractors, Inc.
v. Display and
Nevada LLC

Derrick Robinson  Third Party Claim                              Not Specified    September 22, 1998
v. Theodore E.
Dusenbery

Insurance Co of                                                  Not Specified    December 11, 1997
the West v.
Quality Mechanical                                                                July 1, 1997
Contractors Inc.
(2 claims)

J.A. Tiberti                                                     Not Specified    December 20, 1996
Construction Co.
Inc. v. Poser
Electric
Inc.

Salphy M. Hooda                                                  Not Specified    August 6, 1999    This matter has been referred
v. Robert Spilsbury                                                                                 to our insurance company to
                                                                                                    defend.

- 7 -

   PARTIES        CLAIM                     COURT               AMOUNT           DATE FILED         COMMENTS
   -------        -----                     -----               ------           ----------         --------

MTB Association                                                  Not Specified    April 3, 1996
v. Quality
Mechanical
Contractors, Inc.